COPY AS EXECUTED WITH EXHIBITS D, E
                                             AND F AS SEPARATELY EXECUTED



                                  $325,000,000

                                CREDIT AGREEMENT

                            Dated as of May 29, 1998

                                      Among

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.,

                                  as Borrower,

                       THE INITIAL LENDERS NAMED HEREIN,

                                       and

                           BANQUE NATIONALE DE PARIS,

   as Administrative Agent, Swing Line Bank, Initial Issuing Bank and Arranger,

                               NATIONSBANK, N.A.,

                              as Syndication Agent,

                                       and

                           CREDIT SUISSE FIRST BOSTON,

                             as Documentation Agent

                               TABLE OF CONTENTS

Section                                                                                Page
-------                                                                                ----
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.01. Certain Defined Terms ............................................................ 2
1.02. Computation of Time Periods; Other Definitional Provisions .......................33
1.03. Accounting Terms .................................................................33

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

2.01. The Advances and Letters of Credit ...............................................33
2.02. Making the Advances ..............................................................35
2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit ...............37
2.04. Repayment of Advances ............................................................38
2.05. Termination or Reduction of the Commitments ......................................41
2.06. Prepayments ......................................................................42
2.07. Interest .........................................................................46
2.08. Fees .............................................................................46
2.09. Conversion of Advances ...........................................................47
2.10. Increased Costs, Etc. ............................................................48
2.11. Payments and Computations ........................................................49
2.12. Taxes ............................................................................50
2.13. Sharing of Payments, Etc. ........................................................52
2.14. Use of Proceeds ..................................................................53
2.15. Defaulting Lenders ...............................................................53
2.16. Evidence of Debt .................................................................56

                                   ARTICLE III

                              CONDITIONS OF LENDING

3.01. Conditions Precedent to Initial Extension of Credit ..............................57
3.02. Conditions Precedent to Each Borrowing, Swing Line Advance and Issuance ..........62
3.03. Additional Conditions to the Additional Term Advance .............................63
3.04. Determinations Under Section 3.01  ...............................................64

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.01. Representations and Warranties of the Borrower ....................................65


                                    ARTICLE V

                                    COVENANTS

5.01. Affirmative Covenants .............................................................71
5.02. Negative Covenants ................................................................76
5.03. Reporting Requirements ............................................................84
5.04. Financial Covenants ...............................................................88

                                   ARTICLE VI

                                EVENTS OF DEFAULT

6.01. Events of Default .................................................................92
6.02. Actions in Respect of the Letters of Credit Upon Default ..........................95

                                   ARTICLE VII

                                   THE AGENTS

7.01. Authorization and Action ..........................................................96
7.02. Agents' Reliance, Etc. ............................................................96
7.03. BNP, NationsBank, CSFB and Affiliates .............................................97
7.04. Lender Party Credit Decision ......................................................97
7.05. Indemnification ...................................................................97
7.06. Successor Administrative Agents ...................................................99
7.07. Documentation Agent, Arranger and Syndication Agent ...............................99

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.01. Amendments, Etc. ..................................................................99
8.02. Notices, Etc. ....................................................................100
8.03. No Waiver; Remedies ..............................................................101
8.04. Costs and Expenses  ..............................................................101
8.05. Right of Setoff ..................................................................102
8.06. Binding Effect ...................................................................103
8.07. Assignments and Participations ...................................................103
8.08. Execution in Counterparts ........................................................106
8.09. No Liability of the Issuing Bank .................................................106
8.10. Jurisdiction, Etc. ...............................................................106
8.11. Governing Law ....................................................................107
8.12. Waiver of Jury Trial .............................................................107

                                       ii



SCHEDULES

Schedule I                 -    Commitments and Applicable Lending Offices
Schedule II                -    EBITDA
Schedule III               -    Capital Expenditures
Schedule 2.14              -    Refinancing Debt
Schedule 3.01(i)           -    Surviving Debt
Schedule 3.01(k)(iv)       -    Jurisdictions
Schedule 3.01(k)(vii)(B)   -    UCC Filings
Schedule 3.01(k)(vii)(H)   -    Blocked Accounts
Schedule 3.01(k)(vii)(I)   -    Landlord Consents
Schedule 3.01(k)(ix)       -    Subsidiary Guarantors
Schedule 4.01(b)           -    Subsidiaries
Schedule 4.01(d)           -    Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(n)           -    Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(w)           -    Environmental Disclosure
Schedule 4.01(aa)          -    Open Years
Schedule 4.01(cc)          -    Tax Liabilities
Schedule 4.01(gg)          -    Existing Debt
Schedule 4.01(hh)          -    Owned Real Property
Schedule 4.01(ii)          -    Investments
Schedule 4.01(jj)          -    Intellectual Property
Schedule 5.01(e)           -    Shell Subsidiaries
Schedule 5.02(a)(iii)      -    Existing Liens
Schedule 5.02(d)           -    Permitted Asset Sales (to permit sale of imaging centers of Mediq
                                Diagnostic)



Exhibit A-1                -    Form of Term Note
Exhibit A-2                -    Form of Acquisition Note
Exhibit A-3                -    Form of Revolving Credit Note
Exhibit B                  -    Form of Notice of Borrowing
Exhibit C                  -    Form of Assignment and Acceptance
Exhibit D                  -    Form of Security Agreement
Exhibit E                  -    Form of Mortgage
Exhibit F                  -    Form of Subsidiary Guaranty
Exhibit G                  -    Form of Borrowing Base Certificate
Exhibit H-1                -    Form of Opinion of Counsel to the Loan Parties
Exhibit H-2                -    Form of Opinion of Local Counsel to the Loan Parties
Exhibit I                  -    Form of Solvency Opinion
Exhibit J-1                -    Form of Borrower Solvency Certificate
Exhibit J-2                -    Form of Guarantor Solvency Certificate


                                CREDIT AGREEMENT


     CREDIT AGREEMENT dated as of May 29, 1998 among MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower") the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), Banque Nationale de Paris ("BNP"), as administrative agent (the "Administrative Agent"), as the initial issuing bank (the "Initial Issuing Bank"), as the swing line bank (the "Swing Line Bank"), and as advisor and arranger (the "Arranger"), NationsBank, N.A. ("NationsBank"), as syndication agent (the "Syndication Agent"), and Credit Suisse First Boston ("CSFB"), as documentation agent (the "Documentation Agent", and, together with the Administrative Agent, the Syndication Agent and any successors appointed pursuant to Article VIII hereof, the "Agents") for the Lender Parties (as hereinafter defined).


PRELIMINARY STATEMENTS:

     (1) The Borrower is a wholly owned subsidiary of MEDIQ Incorporated, a Delaware corporation (the "Company").

     (2) MQ Acquisition Corporation, a Delaware corporation ("MQ Acquisition"), was organized by Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership ("BRS" and, together with certain other Persons affiliated with BRS, other co-investors selected by BRS and certain members of management of the Company, the "Investors"), to acquire in a recapitalization transaction (the "Recapitalization") all of the common stock (other than the "Rolled Shares" as defined in the Rollover Agreement referred to below) of the Company from the existing common and preferred shareholders of the Company (the "Sellers") in accordance with the terms of an Agreement and Plan of Merger dated as of January 14, 1998 between MQ Acquisition and the Company (as amended, supplemented or otherwise modified in accordance with its terms, to the extent permitted under the Loan Documents (as hereinafter defined), the "Merger Agreement").

     (3) Pursuant to the Merger Agreement, MQ Acquisition has agreed to the Recapitalization and to consummate a merger (the "Merger") with the Company in which the Company will be the surviving corporation ("MEDIQ") and the Investors will, together with the holders of the Rolled Shares, in the aggregate, own all of the shares of common stock and a majority of the shares of Series A, B and C Preferred Stock referred to below to be issued by MEDIQ.

     (4) The Borrower has entered into an Asset Purchase Agreement dated as of April 24, 1998 (the "Asset Purchase Agreement") with CH Industries, Inc., ("CHI") certain direct and indirect Subsidiaries of CHI and certain other parties (collectively, the "CHI Sellers") pursuant to which the Borrower agreed to purchase certain assets (the "CH Assets") from the CHI Sellers (the "CH Acquisition").

     (5) The Borrower has requested that, in connection with the consummation of the Recapitalization, the CH Acquisition and the Merger, the Lender Parties lend to the Borrower up to $325,000,000 to finance the cash consideration payable in connection with the Merger, in part, and the CH Acquisition, pay transaction fees and expenses in connection with the Merger, the CH Acquisition and the other transactions contemplated hereby, refinance certain Existing Debt (as hereinafter defined) of the Borrower and that, from time to time, the Lender Parties lend to the Borrower and issue Letters of Credit for the benefit of the Borrower to provide working capital for the Borrower and its Subsidiaries and for other general corporate purposes permitted by this Agreement.

     (6) The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Acquisition Advance" has the meaning specified in Section 2.01(b).

     "Acquisition Borrowing" means a borrowing consisting of simultaneous Acquisition Advances of the same Type made by the Acquisition Lenders.

     "Acquisition Commitment" means, with respect to any Acquisition Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Acquisition Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Acquisition Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     "Acquisition Facility" means, at any time, the aggregate amount of the Acquisition Lenders' Acquisition Commitments at such time.

     "Acquisition Lender" means any Lender that has an Acquisition Commitment.

     "Acquisition Note" means a promissory note of the Borrower payable to the order of any Acquisition Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Acquisition Advances made by such Lender to the extent required to be issued pursuant to Section 2.16.

     "Acquisition Reduction Amount" has the meaning specified in Section 2.06(b)(vi).

     "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

     "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, ABA No. 026007689, for further credit to Account No. 750420-701-03, or such other account maintained by the Administrative Agent and designated by the Administrative Agent in a written notice to the Lender Parties and the Borrower.

     "Advance" means a Term Advance, an Acquisition Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agents" has the meaning specified in the recital of parties to this Agreement.

     "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "Applicable Margin" means (a) with respect to Advances outstanding under the Acquisition Facility or the Revolving Credit Facility, a percentage per annum determined by reference to the Leverage Ratio as set forth below:



            Leverage Ratio         Base Rate Advances       Eurodollar Rate Advances
            --------------         ------------------       ------------------------
Level I

Less than 4.50:1.00                       0.50%                      1.75%

Level II

Less than 5.25:1.00                       0.75%                      2.00%
But greater than or equal
to 4.50:1.00

Level III
                                          1.00%                      2.25%
Less than 6.00:1.00 but
greater than or equal
to 5.25:1.00

Level IV

Greater than                              1.25%                      2.50%
6.00:1.00


and (b) with respect to Advances outstanding under the Term Facility, a percentage per annum determined by reference to the Leverage Ratio as set forth below:



Leverage Ratio                       Base Rate Advances     Eurodollar Rate Advances
--------------                       ------------------     ------------------------
Level I

Less than 4.50:1.00                        1.00%                     2.25%

Level II

Less than 5.25:1.00
But greater than or equal                  1.25%                     2.50%
to 4.50:1.00

Level III

Less than 6.00:1.00 but                    1.50%                     2.75%
greater than or equal
to 5.25:1.00

Level IV

Greater than                               1.75%                     3.00%
6.00:1.00



The Applicable Margin for each Advance shall be determined by reference to the Leverage Ratio in effect from time to time; provided, however, that (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.03(c) or (d), or, as applicable, 5.02(e)(ii)(B)(3) and a certificate of the chief financial officer of the Borrower and its Subsidiaries demonstrating such ratio and (B) if the Borrower and its Subsidiaries has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(c) or (d), as the case may be, the Applicable Margin shall be at Level IV, for so long as such information has not been received by the Administrative Agent. Until the delivery of financial statements for the quarter ended September 30, 1998, the Applicable Margin shall be no less than Level III.

     "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

Leverage Ratio                                Applicable Percentage
--------------                                ---------------------
Level I

Less than or equal to                                 0.375%
4.875:1.00

Level II

Greater than 4.875:1.00                               0.500%


The Applicable Percentage for each Advance shall be determined by reference to the Leverage Ratio in effect from time to time; provided, however, that (A) no change in the Applicable Percentage shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.03(c) or (d), or, as applicable, 5.02(e)(ii)(B)(3) and a certificate of the chief financial officer of the Borrower and its Subsidiaries demonstrating such ratio and (B) if the Borrower and its Subsidiaries has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(c) or (d), as the case may be, the Applicable Percentage shall be at Level II, for so long as such information has not been received by the Administrative Agent. Until the delivery of financial statements for the quarter ended September 30, 1998, the Applicable Percentage shall be no less than Level II.

     "Application Date" has the meaning specified in Section 2.06(b)(vii).

     "Appropriate Lender" means, at any time, with respect to (a) any of the Term, Acquisition or Revolving Credit Facilities, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility,
(i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

     "Approved Fund" means, with respect to any Lender Party that is a fund that invests in bank loans, any other fund, trust or any other entity that invests in bank loans and is advised or managed by the same investment advisor as such Lender Party or by an Affiliate of such investment advisor.

     "Arranger" has the meaning specified in the recital of parties to this Agreement.

     "Asset Purchase Agreement" has the meaning specified in the Preliminary Statements.

     "Asset Sale Offer" has the meaning specified in Section 2.06(b)(vii).


     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

     "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

     "Bank Hedge Agreement" means any interest rate Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest announced publicly by BNP in New York, New York, from time to time, as its prime rate (and such term shall not be construed to be its best or most favorable rate); and

          (b) 1/2 of 1% per annum above the Federal Funds Rate.

     "Base Rate Advance" means an Advance that bears interest as provided in
Section 2.07(a)(i).

     "BNP" has the meaning specified in the recital of parties to this Agreement.

     "Borrower" has the meaning specified in the recital of parties to this Agreement.

     "Borrower Group" has the meaning specified in Section 5.02(f).

     "Borrower's Account" means the account of the Borrower maintained by the Borrower with BNP at its office at 499 Park Avenue, New York, New York 10022, Account No. 202330-001-48, or such other account as the Borrower and the Administrative Agent may from time to time designate as the "Borrower's Account".

     "Borrowing" means a Term Borrowing, an Acquisition Borrowing, a Swing Line Borrowing or a Revolving Credit Borrowing.

     "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit G hereto, duly certified by the chief financial officer of the Borrower.

     "BRS" has the meaning specified in the Preliminary Statements.

     "BRS Group" means BRS together with all funds for which BRS is a general partner or otherwise controls, advises, sponsors or acts as manager.


     "BRS Management Agreement" means the Management Agreement dated as of May 29, 1998 between the Borrower and BRS.

     "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "Canadian Subsidiary" means any wholly owned Subsidiary of the Borrower organized under the laws of Canada or of a province of Canada.

     "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all cash expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person (other than the use of insurance proceeds for any such expenditure for the replacement of any item listed in this clause (a)) plus
(b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases and Obligations secured by purchase money Liens permitted under Section 5.02(a)(v)) assumed or incurred in connection with any such expenditures less (c) the aggregate amount of any Investments permitted under
Section 5.02(e)(ii)(B) made after the date hereof that would otherwise qualify as Capital Expenditures less (d) sales of rental equipment in the ordinary course of business.

     "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

     "Carryover Amount" has the meaning specified in Section 5.04(e).

     "Cash Collateral Account" has the meaning specified in the Security Agreement.

     "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents or to the extent permitted by Section 5.02(a) and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group, a division of the McGraw Hill Companies, Inc., or (d) money market or mutual funds that invest solely in Cash Equivalents of the types described in clauses (a), (b) and (c) above.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

     "CH Acquisition" has the meaning specified in the Preliminary Statements.

     "CH Acquisition Closing Date" has the meaning specified in Section 3.03.

     "CH Assets" has the meaning specified in the Preliminary Statements.

     "CHI" has the meaning specified in the Preliminary Statements.

     "CHI Sellers" has the meaning specified in the Preliminary Statements.

     "Citibank Account" means the account in the name of the Borrower maintained with Citibank, N.A. for purposes of funding certain obligations under the Borrower's health plan.

     "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

     "Collateral Documents" means the Security Agreement, the Mortgage, the landlord consents from the Persons listed on Schedule 3.01(k)(vii)(I) and any other document or agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

     "Commitment" means a Term Commitment, an Acquisition Commitment, a Revolving Credit Commitment, a Swing Line Commitment or a Letter of Credit Commitment.

     "Company" has the meaning specified in the Preliminary Statements.

     "Consolidated" refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

     "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

     "CSFB" has the meaning specified in the recital of parties to this Agreement.

     "Conversion Date" means the last day of the calendar month in the month that is the 18th month following the month in which the Initial Extension of Credit occurred.

     "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

     "Current Liabilities" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination other than Funded Debt and (b) all other items that in accordance with GAAP would be classified as current liabilities of a company conducting a business the same as or similar to that of such Person.

     "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations, contingent or otherwise, of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations, contingent or otherwise, of such Person evidenced by notes, bonds, debentures or other similar instruments,
(d) all Obligations, contingent or otherwise, of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations, contingent or otherwise, of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations, contingent or otherwise, of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements (other than for purposes of calculating the financial covenants in Section 5.04), (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above and other payment obligations of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

     "Declining Lender" has the meaning specified in Section 2.06(c).

     "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

     "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Agents or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) the Administrative Agent or the Issuing Bank pursuant to Section 7.05 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

     "Defaulting Lender" means, at any time, any Lender Party that, at such time
(a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

     "Discount Debenture Indenture" means the Indenture dated as of May 15, 1998 between MEDIQ, as issuer, and United States Trust Company of New York, as trustee, pursuant to which the Discount Debentures are issued.

     "Discount Debentures" means the senior discount debentures due 2009 of MEDIQ issued pursuant to the Discount Debenture Indenture including senior discount debentures issued in exchange therefor pursuant to the terms of the Registration Rights Agreement entered into by the Borrower and MEDIQ on the date of issuance.

     "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

     "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

     "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) Interest Expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) noncash charges incurred in connection with stock options granted to employees of the Borrower,
(g) extraordinary or unusual losses deducted in calculating net income less extraordinary or unusual gains added in calculating net income, (h) fees paid under the BRS Management Agreement and (i) all one-time expenses of the Borrower and its Subsidiaries incurred in connection with Investments made pursuant to
Section 5.02(e)(ii)(B) for acquisition expenses, lease related expenses, facility closure expenses and professional and other fees, in each case of the Borrower and its Subsidiaries determined in accordance with GAAP for such period; provided that, for each month in any Rolling Period ending prior to one year after the date of the Initial Extension of Credit, EBITDA for each month prior to the date of the Initial Extension of Credit shall be the amount for such month as set forth on Schedule II hereto.

     "Eligible Assignee" means with respect to any Facility: (i) a Lender; (ii) an Affiliate or any Approved Fund of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000; and (vii) any other Person approved by the Administrative Agent and, so long as no Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the Borrower and, with respect to any Eligible Assignee that becomes a Revolving Credit Lender, the Issuing Bank, any such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

     "Eligible Canadian Inventory" means Eligible Inventory of any Canadian Subsidiary of the Borrower.

     "Eligible Canadian Receivables" means Eligible Receivables of any Canadian Subsidiary of the Borrower.

     "Eligible Collateral" means, collectively, Eligible Inventory and Eligible Receivables.

     "Eligible Inventory" means any Inventory owned by the Borrower and its wholly owned U.S. Subsidiaries and Canadian Subsidiaries free and clear of all Liens (other than Permitted Liens and Liens in favor of the Secured Parties securing the Secured Obligations) other than the following:

          (a) Inventory consisting of "perishable agricultural commodities" within the meaning of the Perishable Agricultural Commodities Act of 1930, as amended, and the regulations thereunder, or on which a Lien has arisen or may arise in favor of agricultural producers under comparable state or local laws;

          (b) Inventory located on leaseholds as to which the lessor has not entered into a consent and agreement providing the Administrative Agent with the right to receive notice of default, the right to repossess such Inventory at any reasonable time pursuant to such consent and agreement and such other rights as may be reasonably acceptable to the Administrative Agent;

          (c) Inventory that is obsolete, unusable or otherwise unavailable for sale;

          (d) Inventory with respect to which the representations and warranties set forth in Section 8 of the Security Agreement applicable to Inventory are not true and correct;

          (e) Inventory consisting of promotional, marketing, packaging or shipping materials and supplies;

          (f) Inventory that fails to meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use or sale;

          (g) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from whom any Loan Party or any of their Subsidiaries has received written notice of a dispute in respect of any such agreement;

          (h) Inventory located outside the United States or Canada;

          (i) Inventory that is not in the possession of or under the sole control of the Borrower or any of its wholly owned U.S. Subsidiaries or Canadian Subsidiaries or not in a leased facility in respect of which the owner has entered into a consent and agreement as may be reasonably acceptable to the Administrative Agent;

          (j) Inventory consisting of work in progress;

          (k) Inventory in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Secured Parties securing the Secured Obligations and as to which no other Liens exist, other than Permitted Liens; and

          (l) Inventory not recorded under a perpetual inventory system reasonably acceptable to the Administrative Agent.

The value of such Eligible Inventory shall be its book value determined in accordance with GAAP on a basis consistent with current practice of the Borrower and its wholly owned U.S. Subsidiaries unless the Administrative Agent determines, in its reasonable discretion that such Eligible Inventory shall be valued at a lower value.

     "Eligible Receivables" means any Receivables owned by the Borrower and any of its wholly owned U.S. Subsidiaries and Canadian Subsidiaries free and clear of all Liens (other than Permitted Liens and Liens in favor of the Secured Parties securing the Secured Obligations) other than the following:

          (a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the business of the Borrower or any of its wholly owned Subsidiaries;

          (b) Receivables on terms other than those normal or customary in the business of the Borrower or any of its wholly owned U.S. Subsidiaries or Canadian Subsidiaries;

          (c) Receivables owing from any Person that is an Affiliate of the Borrower or any of its wholly owned U.S. Subsidiaries or Canadian Subsidiaries;

          (d) Receivables more than 120 days past the original invoice date;

          (e) Receivables owing from any Person from which an aggregate amount of more than 50% of the Receivables owing are more than 120 days past the original invoice date;

          (f) Receivables owing from any Person that has asserted any claim, demand or liability against any Loan Party, whether by action, suit, counterclaim or other judicial or arbitral proceeding;

          (g) Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 6.01(f);

          (h) Receivables (i) owing from any Person that is also a supplier to or creditor of any Loan Party to the extent of the amount of any right of setoff, unless such Person has waived all rights of setoff in a manner acceptable to the Administrative Agent or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling any Loan Party to discounts on future purchases therefrom;

          (i) Receivables arising out of sales to account debtors outside the United States or Canada, unless backed by a letter of credit issued by a bank organized under the laws of the United States or Canada, or any State thereof, and having a combined capital and surplus of at least $500,000,000;

          (j) Receivables arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge-back;

          (k) Receivables owing from an account debtor that is an agency, department or instrumentality of the United States, any State thereof or Canada; and

          (l) Receivables in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Secured Parties securing the Secured Obligations and as to which no other Liens exist, other than Permitted Liens.

The value of such Eligible Receivables shall be their book value determined in accordance with GAAP unless the Administrative Agent determines, in its reasonable discretion, that such Eligible Receivables shall be valued at a lower value.

     "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "Equity Group" means the Health Care Group, the BRS Group and the Galen Group.

     "Equivalent" in U.S. Dollars of any foreign currency on any date means the equivalent in U.S. Dollars of such foreign currency determined by using the quoted spot rate for an equivalent amount at which BNP's principal office in New York City offers to exchange U.S. Dollars for such foreign currency in New York City prior to 11:00 A.M. (New York City time) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any foreign currency of U.S. Dollars means the equivalent in such foreign currency of U.S. Dollars determined by using the quoted spot rate for an equivalent amount at which BNP's principal office in London offers to exchange such foreign currency for U.S. Dollars in New York City prior to 11:00 A.M. (New York City time) on such date as is required pursuant to the terms of this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

     "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

     "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; or
(ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in

Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan; provided, however, that the occurrence of the event or condition described in Section 4042(a)(4) of ERISA shall be an ERISA Event only if the PBGC has given notice that it intends to institute proceedings to terminate a Plan pursuant to such Section.

     "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

     "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average of the respective rates per annum (rounded upward to the next whole multiple of 1/16th of 1%) posted by each of the principal London offices of banks posting rates as displayed on the Telerate screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in U.S. Dollars, at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for deposits in an amount substantially equal to BNP's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if BNP shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

     "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

     "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

     "Events of Default" has the meaning specified in Section 6.01.

     "Excess Amount" has the meaning specified in Section 5.04(e).

     "Excess Cash Flow" means, for any period, the sum of (a) Consolidated net income (or loss) of the Borrower and its Subsidiaries for such period plus (b) an amount equal to the aggregate amount of all noncash charges (including paid-in-kind interest accrued and accretion of original issue discount, if any, on the Subordinated Notes) deducted in arriving at Consolidated net income (or loss) for each such period plus (c) an amount (whether positive or negative) equal to the change in deferred tax assets and liabilities of the Borrower and its Subsidiaries for such period plus (d) an amount (whether positive or negative) equal to the change in Consolidated Current Liabilities (only to the extent not duplicated herein) of the Borrower and its Subsidiaries during such period less (e) an amount equal to the aggregate amount of all noncash credits included in arriving at such Consolidated net income (or loss) less (f) an amount (whether positive or negative) equal to the change in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period less (g) an amount equal to the amount of all Capital Expenditures of the Borrower and its Subsidiaries paid in cash during such period to the extent permitted by this Agreement less (h) an amount equal to the aggregate amount of all regularly scheduled principal payments of Funded Debt made during such period, together with any optional prepayments of Term Advances or Acquisition Advances made during such period in accordance with
Section 2.06(a) less (i) an amount equal to the aggregate amount of Consolidated net income of the Borrower and its Subsidiaries resulting from any transaction (other than asset sales in the ordinary course of business) creating Net Cash Proceeds or Extraordinary Receipts for such period to the extent included in pretax income of the Borrower and its Subsidiaries for such period less (j) Investments in cash permitted by Section 5.02(e)(ii)(B) less (k) an amount (whether positive or negative) equal to the difference between Consolidated Current Assets and Consolidated Current Liabilities attributable to such Investments on the date of any such Investment excluding cash and Cash Equivalents less (l) dividends or advances paid to MEDIQ to pursuant to Section 5.02(f) plus (m) any cash received in respect of any Obligations secured by purchase money Liens or Obligations under Capitalized Leases.

     "Existing Debt" means Debt of the Borrower and its Subsidiaries outstanding immediately before the Merger.

     "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including, without limitation, the key man life insurance referred to in Section 5.01(r) but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and cash received by any Loan Party from the repayment of the NutraMax Note; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance to the extent that such proceeds (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made (or such expenditures were incurred) within six months after the occurrence of such damage or loss or (B) are received by a Person in respect of any third party claim against such Person and applied to pay (or reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

     "Facility" means the Term Facility, the Acquisition Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period (i) to the rate published by the Telerate service on page five of its daily report as the "ASK" rate as of 10:00 A.M. (New York City time) for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) or (ii) if the Telerate service shall cease to publish or otherwise shall not publish such rates for any day that is a Business Day, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on September 30 in any calendar year.

     "Fixed Charge Coverage Ratio" means, with respect to the Borrower and its Subsidiaries, taken as a whole, for any Rolling Period, the ratio of (a) Consolidated EBITDA for the Borrower and its Subsidiaries for such Rolling Period less the sum of (i) Capital Expenditures of the Borrower and its Subsidiaries during such Rolling Period and (ii) income taxes of the Borrower and its Subsidiaries that have been paid in cash or distributed by dividend to MEDIQ during such Rolling Period to (b) the sum of (i) Interest Expense of the Borrower and its Subsidiaries for such Rolling Period (other than paid-in-kind interest accrued and accretion of original issue discount, if any, in respect of the Subordinated Notes), (ii) regularly scheduled principal payments of Funded Debt of the Borrower and its Subsidiaries for such Rolling Period and (iii) any dividends or advances paid to MEDIQ by the Borrower and its Subsidiaries which are not otherwise included in the calculation of EBITDA of the Borrower and its Subsidiaries. For purposes of this definition, the amount of Capital Expenditures referred to in clause (a)(i) above shall equal $4,000,000 for the Rolling Period ending on September 30, 1998, $8,000,000 for the Rolling Period ending on December 31, 1998 and $12,000,000 for the Rolling Period ending on March 31, 1999.

     "Foreign Subsidiary" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

     "Funded Debt" of any Person means Debt of such Person that by its terms matures more than one year after the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

     "Galen Group" means Galen Partners III, L.P. together with all funds for which Galen Partners III, L.P. is a general partner or otherwise controls, advises, sponsors or acts as manager.

     "GAAP" has the meaning specified in Section 1.03.

     "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "Health Care Group" means Health Care Capital Partners, L.P. and Health Care Executive Partners, L.P. together with all funds for which Health Care Capital Partners, L.P. or Health Care Executive Partners, L.P. is a general partner or otherwise controls, advises, sponsors or acts as manager.

     "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

     "Hedge Bank" means any Lender Party or any of its Affiliates in its capacity as a party to a Bank Hedge Agreement.

     "Indemnified Costs" has the meaning specified in Section 7.05(a).

     "Indemnified Party" has the meaning specified in Section 8.04(b).

     "Information Memorandum" means the Offering Circular relating to the Senior Subordinated Notes and the Discount Debentures dated May 21, 1998.

     "Initial Extension of Credit" means the earlier to occur of the initial Borrowing hereunder and the initial issuance of a Letter of Credit hereunder.

     "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

     "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

     "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

     "Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries, taken as a whole, for any Rolling Period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such Rolling Period to (b) Interest Expense of the Borrower and its Subsidiaries for such Rolling Period (other than paid-in-kind interest accrued and accretion of original issue discount, if any, in respect of the Subordinated Notes) and any dividends paid to MEDIQ to pay interest on obligations of MEDIQ by the Borrower and its Subsidiaries.

     "Interest Expense" means, with respect to any Person for any period, interest expense (including the interest component on obligations under Capitalized Leases), whether paid or accrued, on all Debt of such Person and its Subsidiaries for such period, including, without limitation and without duplication, (a) interest expense in respect of Debt resulting from Advances,
(b) interest expense in respect of the Subordinated Notes, (c) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, any Letters of Credit), (d) any net payment payable in connection with Hedge Agreements less any net credits received in connection with Hedge Agreements,
(e) accretion of original issue discount, and (f) all other noncash interest but excluding amortization with respect to deferred financing fees.

     "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

          (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

          (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

          (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

          (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "Inventory" means all Inventory referred to in Section 1(d) of the Security Agreement.

     "Investors" has the meaning specified in the Preliminary Statements.

     "Investment" means any loan or advance to any Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities or the assets comprising a business or an operating division of a business, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

     "Issuing Bank" means the Initial Issuing Bank and each Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to
Section 8.07.

     "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

     "L/C Related Documents" has the meaning specified in Section 2.04(e)(ii).

     "Lender Party" means any Lender, the Swing Line Bank or the Issuing Bank.

     "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person shall be a party to this Agreement.

     "Letters of Credit" has the meaning specified in Section 2.01(e).

     "Letter of Credit Advance" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

     "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

     "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptance, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     "Leverage Ratio" means, for any Rolling Period, the ratio of (a) Funded Debt of the Borrower and its Subsidiaries (other than contingent obligations of the type described in clause (f) or (h) in the definition of "Debt") as of the last day of any Rolling Period to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such Rolling Period, provided that if any Investment pursuant to Section 5.02(e)(ii)(A) and (B) shall have occurred, such Consolidated EBITDA shall include the Pro Forma EBITDA of or attributable to such Investment, with respect to such Rolling Period.

     "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "Loan Documents" means (a) for purposes of this Agreement and the Notes, if any, and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, if any, (iii) the Collateral Documents, (iv) each Letter of Credit Agreement, (v) the Subsidiary Guaranty, (vi) any other agreement, document or instrument issued pursuant to or in connection with any of the foregoing and (vii) the undertaking referred to in Section 3.01(d) and
(b) for purposes of the Collateral Documents, (i) this Agreement, (ii) the Notes, if any, (iii) the Collateral Documents, (iv) each Letter of Credit Agreement, (v) the Subsidiary Guaranty, (vi) each Bank Hedge Agreement, (vii) each agreement entered into between the any Loan Party and the Administrative Agent or the Issuing Bank with respect to the payment of fees or other amounts relating to the Facilities, (viii) any other agreement, document or instrument issued pursuant to or in connection with any of the foregoing and, in each case as amended, amended and restated, supplemented or otherwise modified from time to time and (ix) the undertaking referred to in Section 3.01(d).

     "Loan Parties" means the Borrower and the Subsidiary Guarantors.

     "Loan Value" means an amount equal to the sum of the percentage of the value of each item of Eligible Collateral of up to the following amounts:

          (a) with respect to Eligible Inventory (other than Eligible Canadian Inventory), up to 50% of the value of such Inventory;

          (b) with respect to Eligible Canadian Inventory, up to 50% of the U.S. Dollar Equivalent of the value of such Inventory;

          (c) with respect to Eligible Receivables (other than Eligible Canadian Receivables), up to 80% of the value of such Receivables; and

          (d) with respect to Eligible Canadian Receivables, up to 80% of the U.S. Dollar Equivalent of the value of such Receivables;

provided, however, that the Administrative Agent may, in its reasonable discretion based on an analysis of changes in the operations of the Borrower and its wholly owned U.S. Subsidiaries and Canadian Subsidiaries or credit and collection experience arising after the date hereof that may dilute the value of Eligible Collateral, revise from time to time the percentage of the value of any individual item of Eligible Collateral that shall be used in determining Loan Value; provided further that any increase in such percentage shall require the approval of the Required Lenders; provided further that the Loan Value of the sum of the Eligible Canadian Inventory and the Eligible Canadian Receivables shall not exceed the amount owing from any Canadian Subsidiary to the Borrower under any intercompany note to the extent permitted pursuant to Section 5.02(b)(xiii) at such time.

     "Margin Stock" has the meaning specified in Regulation U and/or
Regulation G.

     "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Loan Parties and their Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Loan

Parties and their Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or Related Document or (c) the ability of the Borrower or the Loan Parties and their Subsidiaries taken as a whole to perform their Obligations under any Loan Document or Related Document to which they are or are to become parties.

     "MEDIQ" has the meaning specified in the Preliminary Statements.

     "Merger" has the meaning specified in the Preliminary Statements.

     "Merger Agreement" has the meaning specified in the Preliminary Statements.

     "Mortgage" has the meaning specified in Section 3.01(k)(viii).

     "MQ Acquisition" has the meaning specified in the recital of parties to this Agreement.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NationsBank" has the meaning specified in the recital of parties to this Agreement.

     "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset other than in the ordinary course of business or the sale or issuance of any Debt or capital stock or other ownership or profit interest (including, without limitation, any capital contribution), any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction (excluding, without limitation, any cash received in respect of any Obligations under Capitalized Leases or any Obligations secured by purchase money Liens included in clause (j) of the definition of "Excess Cash Flow"), after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof and are, in the case of clauses (a) and (c), at the time of receipt of such cash or when otherwise required by the terms of the particular arrangement or entered into in connection therewith, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and, in the case of clause (b), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed, provided, however, that in the case of taxes that are deductible under clause (b) but for the fact that at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Person may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP as a reasonable estimate for such taxes, other than taxes for which such Person is indemnified, provided further, however, that at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount exceeds the amount deducted pursuant to clause (b) above is greater than the amount actually so paid, the amount of such excess shall constitute "Net Cash Proceeds."

     "Note" means a Term Note, an Acquisition Note or a Revolving Credit Note, in each case to the extent required to be issued pursuant to Section 2.16.

     "Notice of Borrowing" has the meaning specified in Section 2.02(a).

     "Notice of Issuance" has the meaning specified in Section 2.03(a).

     "NPL" means the National Priorities List under CERCLA.

     "NutraMax" means NutraMax Products, Inc., a Delaware corporation.

     "NutraMax Agreement" means the Stock Purchase Agreement dated as of September 18, 1996 among the Company, MEDIQ Investment Services, Inc. and NutraMax.

     "NutraMax Letter of Credit" means the letter of credit dated December 30, 1996 and issued by BankBoston N.A. pursuant to the NutraMax Agreement.

     "NutraMax Note" means the promissory note issued by NutraMax to MEDIQ Investment Services, Inc. pursuant to the NutraMax Agreement.

     "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document, (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party and (c) the obligation to pay the Administrative Agent pursuant to Section 2.08(c).

     "OECD" means the Organization for Economic Cooperation and Development.

     "Open Year" has the meaning specified in Section 4.01(aa).

     "Other Taxes" has the meaning specified in Section 2.12(b).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Payment Commitment Date" has the meaning specified in Section
2.06(b)(vii).

     "Permitted Encumbrances" has the meaning specified in the Mortgage.

     "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:
(a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) either individually or when aggregated with all other Permitted Liens outstanding on any date of determination, do not materially affect the use or value of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances (other than mortgages) on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

     "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Plan" means a Single Employer Plan or a Multiple Employer Plan.

     "Pledged Debt" has the meaning specified in Section 1(a)(ii) of the Security Agreement.

     "Pledged Shares" has the meaning specified in Section 1(a)(i) of the Security Agreement.

     "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

     "Prepayment Amount" has the meaning specified in Section 5.03(a).

     "Prepayment Date" has the meaning specified in Section 5.03(a).

     "Prepayment Notice" has the meaning specified in Section 5.03(a).

     "Prior Fiscal Year" has the meaning specified in Section 5.04(e).

     "Pro Forma EBITDA" means, for any period, the sum of (i) EBITDA, (ii) any adjustments certified by the chief financial officer of the Borrower that would, in the reasonable determination of the Borrower, satisfy the requirements of Rule 11-02(a) of Regulation S-X, as if included in a registration statement filed with the Securities and Exchange Commission and (iii) any other operating expense reductions reasonably expected to result from any acquisition of stock or assets of a related business, if such expected reductions are (1) set forth in reasonable detail in a plan approved by and set forth in resolutions adopted by the Board of Directors of the Borrower, and (2) limited to operating expenses specified in such plan (and, if any reductions are set forth in a range, the lowest amount of such range) that would otherwise have resulted in the payment of cash within twelve months after the date of consummation of such transaction, net of any operating expenses (other than extraordinary items, non-recurring or temporary charges and other similar one-time expenses) reasonably expected to be incurred to implement such plan (including, without limitation, personnel, occupancy and transportation expenses), and that are to be paid in cash during such twelve-month period, certified by the chief financial officer of the Borrower.

     "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or if the Commitments shall have been terminated, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or if the Commitments shall have been terminated, the Revolving Credit Facility as in effect immediately prior to such termination).

     "Recapitalization" has the meaning specified in the Preliminary Statements.

     "Recapture Percentage" means, for purposes of Sections 2.06(b), with respect to any Fiscal Year of the Borrower and its Subsidiaries, 75% or, if the Leverage Ratio as at September 30 in any such Fiscal Year is less than 5.0 to
1.0 (but greater than 0.0), 50%.

     "Receivables" means all Receivables referred to in Section 1(c) of the Security Agreement.

     "Redeemable" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates prior to the Termination Date, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

     "Reduction Amount" has the meaning specified in Section 2.06(b)(v).

     "Refinancing Debt" means the Debt identified as such on Schedule 2.14, in an aggregate amount not to exceed the amount of such Debt set forth therein.

     "Register" has the meaning specified in Section 8.07(d).

     "Regulation S-X" means Regulation S-X of the Securities Act of 1933, as amended.

     "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, in effect from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Related Documents" means the Merger Agreement, the other documents effecting the Recapitalization and the Merger, the Rollover Agreement, the Stockholder Agreements, the Subordinated Debt Documents, the BRS Management Agreement and the Stock Option Agreements.

     "Required Lenders" means at any time Lenders owed or holding at least a majority of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term and Acquisition Facilities at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time, (C) the Unused Revolving Credit Commitment of such Lender at such time and (D) the unused Commitments under the Term and Acquisition Facilities of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

     "Responsible Officer" means the President, Chief Financial Officer, or any Senior Vice-President of the Borrower.

     "Revolving Credit Advance" has the meaning specified in Section 2.01(c).

     "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

     "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

     "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

     "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender to the extent required to be issued pursuant to Section 2.16.

     "Rolled Shares" has the meaning specified in the Preliminary Statements.

     "Rolling Period" means (a) for purposes of determining compliance with the requirements of Sections 5.04(c) and (d) and 5.02(e)(ii)(B), (i) with respect to any month ending on or prior to one year following the date of the Initial Extension of Credit, the period commencing on the date of the Initial Extension of Credit and ending on the last day of the month immediately prior to the consecutive 12-month period following such date and (ii) with respect to any month thereafter, the consecutive 12-month period ending on the last day of such month and (b) for all other purposes, with respect to any month the consecutive 12-month period ending on the last day of such month.

     "Rollover Agreement" means the Rollover Agreement dated as of January 14, 1998 between MQ Acquisition and certain other Persons listed therein.

     "Secured Obligations" has the meaning specified in the Security Agreement.

     "Secured Parties" means the Agents, the Lender Parties and the Hedge Banks.

     "Security Agreement" has the meaning specified in Section 3.01(k)(vii).

     "Sellers" has the meaning set forth in the Preliminary Statements.

     "Senior Debt" means for any Person all Funded Debt of such Person and its Subsidiaries other than the Subordinated Notes.

     "Senior Leverage Ratio" means, for any Rolling Period, the ratio of (a) Senior Debt (other than contingent obligations of the type described in clause
(f) or (h) in the definition of "Debt") of the Borrower and its Subsidiaries as of the last day of such Rolling Period to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such Rolling Period, provided that if any Investment pursuant to Section 5.02(e)(ii)(A) and (B) shall have occurred, such Consolidated EBITDA shall include the Pro Forma EBITDA of or attributable to such Investment with respect to any Rolling Period.

     "Senior Subordinated Notes" means the senior subordinated notes due 2008 issued by the Borrower outstanding in the original aggregate principal amount of $190,000,000 including senior subordinated notes issued in exchange therefor pursuant to the terms of the Registration Rights Agreement entered into by the Borrower and MEDIQ on the date of issuance.

     "Senior Subordinated Note Indenture" means the Indenture dated as of May 15, 1998 between the Borrower and United States Trust Company of New York, as trustee.

     "Series A Preferred Stock" means the Series A 13% Cumulative Compounding Preferred Stock, par value $.01 per share, of MEDIQ.

     "Series B Preferred Stock" means the Series B 13.25% Cumulative Compounding Perpetual Preferred Stock, par value $.01 per share, of MEDIQ.

     "Series C Preferred Stock" means the Series C 13.50% Cumulative Compounding Preferred Stock, par value $.01 per share, of MEDIQ.

     "7.50% Note Indenture" means the Indenture dated as of July 30, 1993 between the Company and First Fidelity Bank, N.A.

     "7.50% Notes" means the 7.50% exchangeable subordinated debentures due 2003 of the Company in an aggregate principal amount of $10,055,000 immediately after giving effect to the Merger.

     "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "SpectraCair" means a division of the Borrower, formerly MEDIQ PRN/HNE, LLC, a New Jersey limited liability company acquired by the Company and the Borrower on September 1, 1997.

     "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

     "Stockholder Agreements" means the Stockholder Agreements dated as of January 14, 1998 between MQ Acquisition and certain other Persons listed therein.

     "Stock Option Agreements" means the Stock Option Agreements dated as of January 14, 1998 between MQ Acquisition and certain Sellers as listed therein.

     "Subordinated Debt" means the Subordinated Notes and any other debt of the Loan Parties that is subordinated to the Obligations of the Loan Parties under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

     "Subordinated Debt Documents" means the 7.50% Note Indenture and the 7.50% Notes, the Senior Subordinated Note Indenture and the Senior Subordinated Notes, the Discount Debenture Indenture and the Discount Debentures, and all other agreements, indentures and instruments delivered in connection with the issuance of the Subordinated Notes or pursuant to which Subordinated Debt is issued.

     "Subordinated Guaranties" means each "Subsidiary Guaranty" as such term is defined in the Senior Subordinated Note Indenture.

     "Subordinated Notes" means the 7.50% Notes, the Senior Subordinated Notes and the Discount Debentures.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Subsidiary Guarantors" means all Subsidiaries of the Borrower and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(m).

     "Subsidiary Guaranty" means a guaranty in substantially the form of Exhibit F (together with each other guaranty delivered pursuant to Section 5.01(m), in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Subsidiary Guaranty").

     "Surviving Debt" has the meaning specified in Section 3.01(i).

     "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(d) or 2.02(b) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

     "Swing Line Bank" means the Administrative Agent acting in its capacity as Lender under Section 2.01(d).

     "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(d) or the Revolving Credit Lenders pursuant to Section 2.02(b).

     "Swing Line Commitment" means, with respect to the Swing Line Bank at any time, the amount set forth opposite the Swing Line Bank's name on Schedule I hereto under the caption "Swing Line Commitment" or, if the Swing Line Bank has entered into an Assignment and Acceptance, set forth for the Swing Line Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Swing Line Bank's "Swing Line Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     "Swing Line Facility" has the meaning specified in Section 2.01(d).

     "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

     "Taxes" has the meaning specified in Section 2.12(a).

     "Term Advance" has the meaning specified in Section 2.01(a).

     "Term Borrowing" means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

     "Term Commitment" means, with respect to any Term Lender, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term Commitment".

     "Termination Date" means (a) for purposes of the Revolving Credit Facility, the Swing Line Facility and the Letter of Credit Facility, the earlier of (x) May 31, 2004 and (y) the date of termination in whole of the Term Commitments, the Swing Line Commitments, the Letter of Credit Commitments and the Revolving Credit Commitments pursuant to Section 2.05 or 6.01 (the "Commitment Termination Date"), and (b) for purposes of the Term Facility, the earlier of (x) June 30, 2006 and (y) the Commitment Termination Date, and (c) for purposes of the Acquisition Facility, the earlier of (x) June 30, 2004 and (y) the Commitment Termination Date.

     "Term Facility" means, at any time, the aggregate amount of the Term Lenders' Term Commitments at such time.

     "Term Lender" means any Lender that has a Term Commitment.

     "Term Note" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advances made by such Lender to the extent required to be issued pursuant to Section 2.16.

     "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

     "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

     "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(d) and outstanding at such time.

     "U.S. Subsidiary" of any Person means a Subsidiary other than a Foreign Subsidiary.

     "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have a liability.

     "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

     "Year 2000 Compliant" means the ability of the software and other processing capabilities of the Borrower and its Subsidiaries, used to operate the business (but excluding any rental equipment not manufactured by the Borrower), correctly to interpret and manipulate all data, in whatever form, including printed form, screen displays, financial records, calculations and loan-related data, so as to avoid errors in processing that may otherwise occur because of the inability of the software or other processing capabilities to recognize accurately the year 2000 or subsequent dates.

     SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

     SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

     SECTION 2.01. The Advances and Letters of Credit. (a) The Term Advances. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make up to two advances (each, a "Term Advance") to the Borrower on any Business Day during the period from the date hereof until July 30, 1998 in an amount for either such Advance not to exceed such Lender's unused Term Commitment at such time. Each Term Borrowing made on the date of the Initial Extension of Credit shall be in an aggregate amount of $100,000,000 and each Term Borrowing made in connection with the CH Acquisition shall be in an aggregate amount not to exceed $50,000,000. Each Term Borrowing shall consist of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

     (b) The Acquisition Advances. Each Acquisition Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, an "Acquisition Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Conversion Date in an amount for each such Advance not to exceed such Lender's unused Acquisition Commitment at such time. Each Acquisition Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and shall consist of Acquisition Advances made simultaneously by the Acquisition Lenders ratably according to their Acquisition Commitments. Amounts borrowed under this
Section 2.01(b) and repaid or prepaid may not be reborrowed.

     (c) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances made by the Issuing Bank) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

     (d) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $2,500,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $250,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank makes Swing Line Advances, the Borrower may borrow under this Section 2.01(d), repay pursuant to Section 2.04(d) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(d).

     (e) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 5 days before the Termination Date (i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed the lesser of (x) the Letter of Credit Facility at such time and (y) the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 5 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof and (B) in the case of a Trade Letter of Credit, 90 days after the date of issuance thereof. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(e), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(e).

     SECTION 2.02. Making the Advances. (a) Except as otherwise provided in
Section 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank and the Issuing Bank and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

     (b) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice, which shall be delivered by a Notice of Borrowing, shall be in writing, by telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing (which shall be a Business Day), (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative

Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

     (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder and for the period from the date of such initial Borrowing to the earlier of (x) three months from such date and (y) the completion of syndication of the Facilities (as shall be specified by the Agents in a written notice to the Borrower) or for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or
2.10 and (ii) with respect to Borrowings consisting of Eurodollar Rate Advances, the Term Advances, the Acquisition Advances and the Revolving Credit Advances may not be outstanding as part of more than six separate Borrowings in the aggregate.

     (d) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid in respect of principal shall constitute such Lender's Advance as part of such Borrowing for all purposes.

     (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M.

(New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. The letter of credit issued by BNP for the account of the Borrower under a predecessor Credit Agreement shall be deemed to constitute a Letter of Credit issued hereunder.

                  (b) Letter of Credit Reports. The Issuing Bank shall furnish
(A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Revolving Credit Lender on the first Business Day of each calendar quarter a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding calendar quarter and drawings during such calendar quarter under all Letters of Credit and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. In the event of any drawing under a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Revolving Credit Lender and each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which notice of the drawing under the related Letter of Credit is given by the Issuing Bank, provided such notice is given not later than 1:00 P.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if such notice is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any Liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving

Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  SECTION 2.04. Repayment of Advances. (a) Term Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the following dates in the amounts indicated, determined as a percentage of the aggregate amount of Term Advances outstanding on September 30, 1999 (which amount shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):


      Date                                      Amount
      ----                                      ------
September 30, 1999                               0.25%
December 31, 1999                                0.25%
March 31, 2000                                   0.25%

June 30, 2000                                    0.25%
September 30, 2000                               0.25%
December 31, 2000                                0.25%
March 31, 2001                                   0.25%

June 30, 2001                                    0.25%
September 30, 2001                               0.25%
December 31, 2001                                0.25%
March 31, 2002                                   0.25%

June 30, 2002                                    0.25%
September 30, 2002                               0.25%
December 31, 2002                                0.25%
March 31, 2003                                   0.25%

June 30, 2003                                    0.25%
September 30, 2003                               0.25%
December 31, 2003                                0.25%
March 31, 2004                                   0.25%

        Date                                    Amount
        ----                                    ------
June 30, 2004                                    0.25%
September 30, 2004                              10.00%
December 31, 2004                               10.00%
March 31, 2005                                  10.00%

June 30, 2005                                   10.00%
September 30, 2005                              13.75%
December 31, 2005                               13.75%
March 31, 2006                                  13.75%
June 30, 2006                                   13.75%

provided, however, that the final principal installment of the Term Facility shall in any event and in each case be in an amount equal to the aggregate principal amount of the Term Advances then outstanding.

     (b) Acquisition Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Acquisition Lenders the aggregate outstanding principal amount of the Acquisition Advances on the following dates in the amounts indicated, determined as a percentage of the aggregate amount of Acquisition Advances outstanding on the Conversion Date (after giving effect to any prepayments required by Section 2.06(b)(i) or (ii) and which amount shall be reduced as a result of the application of further prepayments in accordance with the order of priority set forth in the applicable paragraph of Section 2.06):


Date                                              Amount
----                                              ------
March 31, 2000                                    3.75%
June 30, 2000                                     3.75%
September 30, 2000                                3.75%
December 31, 2000                                 3.75%

March 31, 2001                                    3.75%
June 30, 2001                                     3.75%
September 30, 2001                                5.00%
December 31, 2001                                 5.00%

March 31, 2002                                    5.00%
June 30, 2002                                     5.00%
September 30, 2002                                5.625%
December 31, 2002                                 5.625%

March 31, 2003                                    5.625%
June 30, 2003                                     5.625%
September 30, 2003                                8.750%
December 31, 2003                                 8.750%

March 31, 2004                                    8.750%
June 30, 2004                                     8.750%
provided, however, that the final principal installment of the Acquisition Facility shall in any event be in an amount equal to the aggregate principal amount of the Acquisition Advances then outstanding.

     (c) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

     (d) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

     (e) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of the Termination Date and one Business Day after demand the outstanding principal amount of each Letter of Credit Advance made by each of them.

          (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

     SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term Commitments, the Swing Line Commitment and the Letter of Credit Facility, the Unused Revolving Credit Commitments and the Unused Acquisition Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

     (b) Mandatory. (i) On the earlier of the Term Borrowings made in connection with the CH Acquisition and July 30, 1998, after giving effect to each Term Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term Advances, the aggregate Term Commitments of the Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Advances then outstanding.

     (ii) Prior to the Conversion Date, the aggregate Acquisition Commitments of the Acquisition Lenders shall be automatically and permanently reduced on the date on which any prepayment is required to be made pursuant to Section 2.06(b)(i) or (ii) by an amount equal to the Acquisition Reduction Amount, provided that each such reduction of the Acquisition Facility shall be made ratably among the Acquisition Lenders in accordance with their Acquisition Commitments. From and after the Conversion Date, the Acquisition Commitments of the Acquisition Lenders shall be automatically and permanently reduced, on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i) or (b)(ii) in an amount equal to the amount by which the aggregate Acquisition Facility Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Acquisition Advances then outstanding, provided that such reduction of the Acquisition Facility shall be made ratably among the Acquisition Lenders in accordance with their Acquisition Commitments.

     (iii) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i) or (ii) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

     (iv) The Swing Line Facility and the Letter of Credit Facility shall each be automatically and permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which each such Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

     (v) Upon any payment by the Borrower (A) in respect of principal, or (B) in respect of principal or interest during a Payment Blockage Period (as defined in the Senior Subordinated Note Indenture), if no Term Advances shall be outstanding the aggregate Commitments of the Lenders shall be automatically and permanently reduced on a pro rata basis, by an amount equal to the amount by which the aggregate commitments immediately prior to such payment exceed the aggregate unpaid principal amount of the Advances then outstanding.

     SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent (received not later than 11:00 A.M. (New York City time)) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid unless such prepayment is with respect to a Swing Line Advance or a Revolving Credit Advance which is a Base Rate Advance; provided, however, that (x) each partial prepayment (other than prepayments of Swing Line Advances) shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and
(y) if any prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c). Each such prepayment of any Advances shall be applied as follows:

                  first, ratably to the Term Advances and Acquisition Advances, ratably to the principal installments of the Term Facility and, after the Conversion Date to the Acquisition Facility,

                  second, to the extent that no Term Advances or Acquisition Advances remain outstanding, permanently to reduce the Acquisition Facility as set forth in Section 2.06(b)(vi), and third, to the extent that no Term Advances remain outstanding and the Acquisition Facility has been fully repaid and permanently reduced in full, permanently to reduce the Revolving Credit Facility as set forth in Section 2.06(b)(v).

         (b) Mandatory. (i) The Borrower shall, no later than the 30th day following the date on which it delivers the financial statements referred to in
Section 5.03(d) (but in any event within 120 days after the end of each Fiscal
Year), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the Recapture Percentage of the amount of Excess Cash Flow for such Fiscal Year. Each such prepayment of any Advances shall be applied as follows:

                  first, ratably to the Term Advances and Acquisition Advances, ratably to the principal installments of the Term Facility and, after the Conversion Date to the Acquisition Facility,

                  second, to the extent that no Term Advances or Acquisition Advances remain outstanding, permanently to reduce the Acquisition Facility as set forth in Section 2.06(b)(v), and third, to the extent that no Term Advances remain outstanding and the Acquisition Facility has been fully repaid and permanently reduced in full, permanently to reduce the Revolving Credit Facility as set forth in Section 2.06(b)(v).

     (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to Section 5.02(d)), (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)), (C) the sale or issuance by any Loan Party or any of its Subsidiaries of any capital stock or other ownership or profit interest (including, without limitation, any capital contribution), any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest other than the issuance of capital stock to members of management pursuant to the Management Agreement in an amount not to exceed $1,000,000 or (D) any Extraordinary Receipt received by or paid to or for the account of MEDIQ, only with respect to tax refunds received by MEDIQ with respect to taxes paid by the Borrower, any Loan Party or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds; provided, however that such prepayment shall not be required so long as the aggregate amount of such Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in any Fiscal Year shall not exceed $250,000. Each such prepayment shall be applied as follows:

                  first, ratably to the Term Advances and Acquisition Advances, ratably to the principal installments of the Term Facility and, after the Conversion Date to the Acquisition Facility,

                  second, to the extent that no Term Advances or Acquisition Advances remain outstanding, permanently to reduce the Acquisition Facility as set forth in Section 2.06(b)(vi), and third, to the extent that no Term Advances remain outstanding and the Acquisition Facility has been fully repaid and permanently reduced in full, permanently to reduce the Revolving Credit Facility as set forth in Section 2.06(b)(v).

     (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Swing Line Advances and the Letter of Credit Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Swing Line Advances and (z) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the lesser of the Revolving Credit Facility and the Loan Value of Eligible Collateral on such Business Day (as determined based on the most recent Borrowing Base Certificate delivered to the Lender Parties hereunder).

     (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

     (v) Prepayments of the Revolving Credit Facility made pursuant to clause
(i), (ii) or (iii) above shall be applied first ratably to prepay Swing Line Advances and Letter of Credit Advances then outstanding until such Advances are paid in full, second to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Revolving Credit Advances then outstanding and the cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.05(b)(iii). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable.

     (vi) Prior to the Conversion Date, prepayments of the Acquisition Facility pursuant to Section 2.06(b)(i) or (ii) shall be applied to prepay Acquisition Advances then outstanding comprising part of the same Borrowings until such Acquisition Advances are paid in full and the amount remaining (if any) after the prepayment in full of the Acquisition Advances then outstanding (the sum of such prepayment amounts and the remaining amount not required to prepay the Acquisition Advances being referred to herein as the "Acquisition Reduction Amount") shall be applied in accordance with Section 2.06(b)(v). In addition, the Acquisition Facility shall be permanently reduced as set forth in Section 2.05(b)(ii).

     (vii) Anything contained in this Section 2.06(b) to the contrary notwithstanding, (A) if, following the occurrence of any "Asset Disposition" (as such term is defined in either the Discount Debenture Indenture or the Senior Subordinated Note Indenture) by any Loan Party or any of its Subsidiaries, the Borrower is required to commit by a particular date (a "Payment Commitment Date") to apply or cause its Subsidiaries to apply an amount equal to any of the "Net Available Cash" (as defined in either such Indenture, as the case may be) thereof in a particular manner, or to apply by a particular date (an "Application Date") an amount equal to any such "Net Available Cash" in a particular manner, in either case in order to excuse the Borrower from being required to make an offer to the holders of the Senior Subordinated Notes or the Discount Debentures pursuant to the Senior Subordinated Note Indenture or the Discount Debenture Indenture, as the case may be, (an "Asset Sale Offer") in connection with such "Asset Disposition," and the Borrower shall have failed to so commit or to so apply an amount equal to such "Net Available Cash" at least 30 days before the applicable Payment Commitment Date or Application Date, as the case may be, or (B) if the Borrower at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such "Net Available Cash," and, within 30 days thereafter assuming no further application or commitment of an amount equal to such "Net Available Cash" the Borrower would otherwise be required to make an Asset Sale Offer in respect thereof, then in either such case the Borrower shall immediately apply or cause to be applied an amount equal to such "Net Available Cash" to the payment of the Advances in the manner set forth in Section 2.06(b)(ii) in such amounts as shall excuse the Borrower from making any such Asset Sale Offer.

     (viii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 8.04(c).

     (c) Term Opt-Out. With respect to any prepayment of the Term Advances, the Administrative Agent shall ratably pay the Term Lenders; provided, however, that any Term Lender, at its option, to the extent that any Term Advances are then outstanding, may elect not to accept such prepayment (such Lender being a "Declining Lender"), in which event the provisions of the next sentence shall apply. On the prepayment date, an amount equal to that portion of the prepayment amount available to prepay Term Lenders (less any amounts that would otherwise be payable to Declining Lenders) shall be applied ratably to prepay Term Advances (and, following the Conversion Date, Acquisition Advances) owing to Term Lenders other than Declining Lenders (and, following the Conversion Date, Acquisition Lenders) and any amounts that would otherwise have been applied to prepay Term Advances owing to Declining Lenders shall instead be applied ratably to prepay the remaining Term Advances (and Acquisition Advances) as provided in Sections 2.06(a) and (b); provided further that on prepayment in full of Term Advances owing to Term Lenders other than Declining Lenders (and, following the Conversion Date, Acquisition Advances owing to Acquisition Lenders), the remainder of any prepayment amount shall be applied ratably to prepay Term Advances owing to Declining Lenders. Any Term Lender may elect not to accept its ratable share of the prepayment referred to in any Prepayment Notice by giving written notice to the Administrative Agent not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the scheduled prepayment date.

     SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears on March 31, June 30, September 30 and December 31 during such periods, on the date such Base Rate Advance shall be Converted, on the date of any prepayment thereof to the extent required under Section 2.06 and on the Termination Date, commencing June 30, 1998.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

     (b) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, interest shall accrue and be payable at the rate required by this Section 2.07(b), whether or not requested by the Administrative Agent or the Required Lenders. In addition, following a final judgment with respect to any Obligation of the Loan Parties under the Loan Documents, interest shall accrue at the higher of the statutory judgment rate or the rate specified in the preceding sentence, payable on demand.

     SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on March 31, June 30, September 30 and December 31, commencing June 30, 1998, and on the Termination Date, at the rate per annum equal to the Applicable Percentage in effect from time to time on the average daily unused portion of each Appropriate Lender's Term Commitment and on the average daily unused Acquisition Commitment (prior to the Conversion Date) and on the average daily Unused Revolving Credit Commitment of such Lender; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

     (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears on March 31, June 30, September 30 and December 31, commencing June 30, 1998, and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the Applicable Margin for Eurodollar Rate Advances under the Revolving Credit Facility.

     (ii) The Borrower shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

     (c) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

     SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that (w) if any Conversion of Eurodollar Rate Advances into Base Rate Advances is made other than on the last day of an Interest Period for such Eurodollar Rate Advances the Borrower shall also pay any amounts owing pursuant to Section 8.04(c), (x) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), (y) no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and

(z) each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.


     (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

     (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

     (iii) Upon the occurrence and during the continuance of any Event of Default and upon notice from the Administrative Agent to the Borrower, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

     SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, showing in reasonable detail the calculations used to comprise said increased cost, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such

Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate, showing in reasonable detail the calculations used to comprise said increased cost, as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error. Each Lender will determine the amount of any additional compensation requested under this Section 2.10(b) on a basis consistent with that on which it requests additional compensation from other similar borrowers with whom it has an agreement similar to the agreement contained in this Section 2.10(b).

     (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

     (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

     SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect, with the consent of the Borrower which shall not unreasonably be withheld, to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

     (c) After an Event of Default, the Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

     (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of (x) with respect to the Base Rate, a year of 365 days and (y) for all other purposes, a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (e) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause any payment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such adjustment of time shall in such case be reflected in the computation of payment of interest or commitment fee, as the case may be.

     (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender Party or the Administrative Agent,
(i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, performance under, or otherwise with respect to this Agreement (hereinafter referred to as "Other Taxes").

     (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

     (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide the Administrative Agent and the Borrower, if such Lender Party is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, or (in the case of Lender Party that is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest") two accurate and complete signed original Forms W-8 or any successor form prescribed by the Internal Revenue Service (and, if such Lender Party delivers Forms W-8, two signed certificates certifying that such Lender Party is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower, (iii) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code) and (iv) is not a conduit entity participating in a conduit financing arrangement (as defined in Treasury Regulation Section 1.881-3) certifying that such Lender Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement, or in the case of a Lender Party providing Forms W-8, certifying that such Lender Party is a foreign corporation, partnership or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, if applicable to the Lender Party Assignee, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224 or W-8 (or the related certificate described above), that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request at such Lender Party's expense to assist such Lender Party to recover such Taxes.

     SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender Party hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely as follows:

          (a) from Term Advances, to finance, in part, the Recapitalization, the Merger and the Investment permitted by Section 5.02(e)(ii)(E), to refinance the Refinancing Debt and to pay transaction fees and expenses in connection therewith and with the financing contemplated by the Loan Documents;

          (b) from Revolving Credit Advances, to finance working capital requirements of the Borrower and its wholly owned U.S. Subsidiaries and for other general corporate purposes permitted by the Loan Documents, including Investments permitted by Section 5.02(e)(ii); and

          (c) from Acquisition Advances, to finance from time to time all or a portion of Investments permitted by Section 5.02(e)(ii)(B), (F) and (G) and to pay transaction fees and expenses in connection therewith.

     SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time,
(i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender

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





to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such set off under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section
2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

     (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

          (i) first, to the Administrative Agent for any Defaulted Amounts then owing to the Administrative Agent, ratably in accordance with such respective Defaulted Amounts then owing to the Administrative Agent; and

          (ii) second, to the Issuing Bank and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to such Issuing Bank and such Swing Line Bank; and

          (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

     (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Administrative Agent's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection
(c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

          (i) first, to the Administrative Agent for any amounts then due and payable by such Defaulting Lender to the Administrative Agent hereunder, ratably in accordance with such amounts then due and payable to the Administrative Agent;

          (ii) second, to the Issuing Bank and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such amounts then due and payable to such Issuing Bank and such Swing Line Bank;

          (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

          (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.


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



     (d) The rights and remedies against a Defaulting Lender under this Section
2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

     SECTION 2.16. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender an Acquisition Note, a Term Note or a Revolving Credit Note, as applicable, payable to the order of such Lender Party in a principal amount equal to the Acquisition Commitment, Term Commitment or Revolving Credit Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

     (b) The Register maintained by the Administrative Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

     (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

     (d) References herein to Notes shall mean and be references to the Acquisition Notes, the Term Notes and the Revolving Credit Notes, unless otherwise specifically indicated, in each case to the extent issued hereunder.

                                   ARTICLE III

                              CONDITIONS OF LENDING

     SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of
Credit:

          (a) The Merger Agreement shall be in full force and effect and the Recapitalization and the Merger shall have been consummated strictly in accordance with all applicable law and with the terms and conditions of the Merger Agreement, the Rollover Agreement and the Stockholders Agreements, without any waiver or amendment not consented to by the Agents and the Lender Parties of any term, provision or condition set forth therein, and in compliance with all applicable laws, and the Administrative Agent shall have received certified copies of a certificate of merger or other confirmation from the Secretary of State of the State of Delaware of the consummation of the Merger.

          (b) The Lender Parties shall be satisfied (i) with the corporate and legal structure and capitalization of the Loan Parties, both before and after giving effect to the Recapitalization, including the terms and conditions of the charter, bylaws and each class of capital stock of the Loan Parties and of each agreement or instrument relating to such structure or capitalization, (ii) that the amount of committed equity and debt financing shall be sufficient to meet the financing requirements of the Merger, the Recapitalization and the other transactions contemplated thereby, (iii) with the terms and conditions of the Loan Documents and the Related Documents and (iv) that the assets and earnings of the Borrower are sufficient to support the Obligations of the Borrower under this Agreement and the timely amortization of all Indebtedness and other Obligations of the Borrower.

          (c) Before and after giving effect to the Merger, the Recapitalization and the other transactions contemplated by this Agreement, there shall have occurred no Material Adverse Change since September 30, 1997.

          (d) (x) MEDIQ shall have received at least $109,500,000 in gross cash proceeds from the issuance of common and preferred stock to its equity investors, $1,763,000 in gross cash proceeds from the issuance of common and preferred stock to the equity holders of MEDIQ that are members of management and an additional $14,500,000 in Rolled Shares and (y) evidence that Thomas E. Carroll shall have entered into an unconditional undertaking, for the benefit of the Lender Parties, dated the date hereof, to purchase common and preferred shares of MEDIQ no later than June 8, 1998 in an amount equal to $2,437,000 minus any amounts contributed by members of management of MEDIQ (other than Thomas E. Carroll and Jay M. Kaplan with respect to purchases made on the date hereof) to purchase common and preferred shares of MEDIQ prior to such date pursuant to the Investor Management Agreement to be entered into among certain members of management of MEDIQ.

          (e) MEDIQ shall have received at least $75,000,000 in gross cash proceeds from the sale of the Discount Debentures.

          (f) The Borrower shall have received at least $190,000,000 in gross cash proceeds from the sale of the Senior Subordinated Notes and the Borrower shall have advanced sufficient funds to MEDIQ to consummate the Merger.

          (g) There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any Loan Party or any of their Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Merger, the Recapitalization, this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby.

          (h) The Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Company and its Subsidiaries as they shall have requested.

          (i) The Existing Debt, other than the Debt identified on Schedule 3.01(i) (the "Surviving Debt"), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all such Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

          (j) All accrued fees and expenses of the Administrative Agent and the Lender Parties (including the accrued fees and expenses of counsel to the Administrative Agent and of local counsel to the Lender Parties) shall have been paid.

          (k) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for any Notes) in sufficient copies for each Lender Party:

               (i) Notes payable to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16.

               (ii) Certified copies of the resolutions of the Board of Directors of the Company and each Loan Party approving the Merger, the Recapitalization, this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Merger, the Recapitalization, this Agreement, any Notes, each other Loan Document and each Related Document and of the transactions contemplated hereby.

               (iii) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated reasonably near the date of the Initial Extension of Credit, in each case listing the charter of the Company and each Loan Party and each amendment thereto on file in his office and certifying that (A) such charter is a true and correct copy thereof, (B) such amendments are the only amendments to such charter on file in his office, (C) such Person has paid all franchise taxes to the date of such certificate and (D) such Person is duly incorporated and in good standing under the laws of the state of the jurisdiction of its incorporation.

               (iv) A copy of a certificate of the Secretary of State of the states listed on Schedule 3.01(k)(iv), dated reasonably near the date of the Initial Extension of Credit, stating that the Company, the Borrower and each other Loan Party as requested by the Administrative Agent is duly qualified and in good standing as a foreign corporation in such states and has filed all annual reports required to be filed to the date of such certificate.

               (v) A certificate of each of the Company and each Loan Party, signed on behalf of such Person by its President or Senior Vice President and its Secretary or Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Person since the date of the Secretary of State's certificate referred to in Section 3.01(k)(iii),
          (B) a true and correct copy of the bylaws of such Person as in effect on the date of the Initial Extension of Credit, (C) the due incorporation and good standing of such Person as a corporation organized under the laws of the jurisdiction of its incorporation and the absence of any proceeding for the dissolution or liquidation of such Person, (D) the completeness and accuracy of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

               (vi) A certificate of the Secretary or Assistant Secretary of each of the Company and each Loan Party certifying the names and true signatures of the officers of such Persons authorized to sign this Agreement, any Notes, each other Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

               (vii) A security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(m), in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Security Agreement"), duly executed by the Borrower and each other Subsidiary Guarantor, together with:

                    (A) certificates representing the Pledged Shares accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt endorsed in blank,

                    (B) executed copies of proper financing statements, to be
               duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of the states listed on
               Schedule 3.01(k)(vii)(B) and all other jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the Liens created under the Collateral Documents, covering the Collateral described in the Security Agreement,

                    (C) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party or the Company and its Subsidiaries as debtor, together with copies of such other financing statements,

                    (D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                    (E) evidence of the insurance required by the terms of the
               Security Agreement,

                    (F) copies of the Assigned Agreements referred to in the
               Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements,

                    (G) executed termination statements (Form UCC-3 or a
               comparable form), in proper form to be duly filed on the date of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem desirable in order to terminate or amend existing Liens on the Collateral described in the Security Agreement, except as contemplated in the Security Agreement,

                    (H) the Blocked Account Letters referred to in the Security
               Agreement, duly executed by each Blocked Account Bank listed on
               Schedule 3.01(k)(vii)(H) in form and substance satisfactory to the Administrative Agent,

                    (I) Landlord consents, duly executed by each of the Persons listed on Schedule 3.01(k)(vii)(I) in form and substance satisfactory to the Administrative Agent, and

                    (J) evidence that all other action that the Administrative
               Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under the Security Agreement has been taken.

               (viii) A mortgage in substantially the form of Exhibit E hereto and covering the property listed on Schedule 4.01(hh) (together with each other mortgage delivered pursuant to Section 5.01(m), in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms, the "Mortgage"), duly executed by the Borrower, together with evidence that the Mortgage has been duly recorded in all filing or recording offices that the Administrative Agent may deem desirable and all other action that the Administrative Agent may deem necessary or desirable including a title search in order to create valid first and subsisting Liens on the property described in the Mortgage in favor of the Secured Parties and that all filing and recording expenses and fees have been paid.

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



               (ix) The Subsidiary Guaranty duly executed by each Subsidiary Guarantor listed on Schedule 3.01(k)(ix).

               (x) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

               (xi) Such financial, business and other information regarding the Company and each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited Consolidated and unaudited consolidating annual financial statements (such unaudited consolidating financial statements prepared in accordance with Regulation S-X and certified by the chief financial officer of the Company) of the Company and its Subsidiaries dated September 30, 1995, September 30, 1996 and September 30, 1997, interim Consolidated and consolidating financial statements dated December 31, 1997 (such financial statements prepared in accordance with Regulation S-X and certified by the chief financial officer of the Company), of the Company and its Subsidiaries and forecasts prepared by management, in form and substance satisfactory to the Lender Parties, of Consolidated balance sheets, income statements and cash flow statements of MEDIQ and its Subsidiaries on a monthly basis for the first two years following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Termination Date.

               (xii) An opinion, in substantially the form of Exhibit I, attesting to the Solvency of the Borrower on a Consolidated basis and MEDIQ on a Consolidated basis, after giving effect to the Merger, the Recapitalization and the other transactions contemplated hereby, from Murray, Devine & Co.

               (xiii) Certificates, in substantially the form of Exhibits J-1 and J-2, attesting to the Solvency of the Borrower on a Consolidated basis and MEDIQ on a Consolidated basis both before and after giving effect to the Refinancing and the other transactions contemplated hereby, signed on behalf of each of the Borrower and MEDIQ by their respective chief financial officers, attesting to the solvency of the Borrower on a Consolidated basis and MEDIQ on a Consolidated basis, respectively.

               (xiv) A certificate of the Borrower certifying that no event has occurred or condition exists related to the real estate located at One MEDIQ Plaza, Pennsauken, New Jersey that may result in material liability pursuant to any Environmental Law and that is not disclosed in the July 22, 1996 Phase I Environmental Site Assessment Report prepared by Sadat Associates, Inc.

               (xv) A letter, in form and substance satisfactory to the Administrative Agent, from MEDIQ to Deloitte & Touche LLP, its independent certified public accountants, advising such accountants that the Administrative Agent and the Lender Parties have been authorized to exercise all rights of MEDIQ and its Subsidiaries to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to MEDIQ and its Subsidiaries and directing such accountants to comply with any reasonable request of the Administrative Agent or any Lender Party through the Administrative Agent for such information.


               (xvi) Evidence of insurance naming the Administrative Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, business interruption insurance, product liability insurance, and directors and officers insurance.

               (xvii) A Borrowing Base Certificate dated as of the most recent month end prior to the date of the Initial Extension of Credit; provided, however that if such month end is less than 20 days prior to the date of the Initial Extension of Credit, such Borrowing Base Certificate may be dated as of the end of the next preceding month.

               (xviii) Favorable opinions of Dechert, Price & Rhoades, special counsel for the Loan Parties, in substantially the form of Exhibit H-1, Haynes & Boone, Texas counsel to the Loan Parties, Foley & Lardner, Florida counsel to the Loan Parties and Jeffer, Mangels, Butler & Marmaro, California counsel to the Loan Parties, in substantially the form of Exhibit H-2.

     SECTION 3.02. Conditions Precedent to Each Borrowing, Swing Line Advance and Issuance. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the Initial Extension of Credit), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) and the obligation of the Swing Line Bank to make Swing Line Advances, shall be subject to the further conditions precedent that on the date of such Borrowing (including a Swing Line Borrowing made by the Swing Line Bank), issuance or Swing Line Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing (including a Swing Line Borrowing made by the Swing Line Bank), Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance such statements are true):

          (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance, in which case as of such specific date;

          (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default;

          (iii) for each Acquisition Borrowing, (x) the Borrower shall be in compliance with the provisions of Section 5.02(e)(ii)(B), (y) if requested by the Administrative Agent or the Required Lenders, the Borrower will provide for the Lender Parties certificates and letters of the type referred to in Section 3.01(k)(xiii) after giving effect to the application of proceeds from such Borrowing and (z) the Borrower shall be in compliance with the covenants set forth in Section 4.03 of the Senior Subordinated
     Note Indenture and Section 4.03 of the Discount Debenture Indenture and the Administrative Agent shall have received a certificate of the chief financial officer of the Borrower certifying such compliance, together with a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance therewith; and

          (iv) for each Revolving Credit Advance, Swing Line Advance or issuance of any Letter of Credit, the sum of the Loan Values of the Eligible Collateral (as determined based on the most recent Borrowing Base Certificate delivered to the Lender Parties hereunder) exceeds the aggregate principal amount of the Revolving Credit Advances plus Swing Line Advances plus Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding after giving effect to such Advance or issuance, respectively;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent or the Required Lenders through the Administrative Agent may reasonably request.

     SECTION 3.03. Additional Conditions to the Additional Term Advance. The obligation of each Appropriate Lender to make the Term Advance in connection with the CH Acquisition on the occasion of such Term Borrowing is, in addition to the conditions set forth in Section 3.02, subject to receipt by the Administrative Agent, on or before the day of the closing of the CH Acquisition (the "CH Acquisition Closing Date"), the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) in sufficient copies for each Lender Party:

          (a) Completed requests for information, dated on or before the CH Acquisition Closing Date, listing all effective financing statements filed in the jurisdiction where the CH Assets are located that affect any of the CH Assets, together with copies of such financing statements.

          (b) Evidence of completion of all recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby with respect to the CH Assets.

          (c) Executed termination statements (Form UCC-3 or a comparable form), in proper form to be duly filed on the CH Acquisition Closing Date under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem desirable in order to terminate or amend existing Liens on the CH Assets.

          (d) A certified copy of the Asset Purchase Agreement.

          (e) A landlord consent in form and substance satisfactory to the Administrative Agent with respect to the real estate located at 1201 I-35, Carrollton, Texas.

          (f) favorable opinions of Haynes & Boone, special Texas counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

          (g) (x) certificates and letters of the type referred to in Section 3.01(k)(xiii) after giving effect to the CH Acquisition and (y) a supplement to the opinion delivered pursuant to Section 3.01(xii) attesting to the Solvency of the Borrower on a Consolidated basis and MEDIQ on a Consolidated basis, after giving effect to the CH Acquisition.

          (h) Environmental assessment reports, in form and substance satisfactory to the Lender Parties, from J. McNutt Associates, Inc. dated September 14, 1993 and October 28, 1997 as to any hazards, costs or liabilities under Environmental Laws to which any Loan Party or any of its Subsidiaries may be subject solely with respect to the real estate located at 1201 N. Stemmons Freeway (Interstate 35) Carrollton, Texas, the amount and nature of which and the Borrower's plans with respect to which shall be acceptable to the Lender Parties. To the extent either the report or any other information that may become available to the Lender Parties shall disclose any hazards, costs or liabilities under Environmental Laws or otherwise that the Lender Parties deem material, the Lender Parties shall be satisfied that such hazards, costs or liabilities were adequately reflected in MEDIQ's financial reserves shown on the financial statements delivered pursuant to Section 3.01(k)(xi) or that, to the extent not so reflected, the Borrower has made adequate provision for such hazards, costs or liabilities.

     SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Borrower. Each Loan Party represents and warrants as follows:

          (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to have such corporate power and authority is not reasonably likely to have a Material Adverse Effect. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned by MEDIQ free and clear of all Liens, except those created under the Loan Documents.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party as of the date hereof, showing (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of each Loan Party's Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents. Each such Subsidiary
     (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such corporate power and authority is not reasonably likely to have a Material Adverse Effect.

          (c) The execution, delivery and performance by each Loan Party of this Agreement, any Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the Merger, the Recapitalization and the other transactions contemplated hereby and thereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, any Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the Merger, the Recapitalization or the other transactions contemplated hereby or thereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents,
     (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Merger, the Recapitalization and the other transactions contemplated hereby and thereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Merger, the Recapitalization or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (e) This Agreement has been, and each other Loan Document and each Related Document when executed and delivered will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          (f) (i) The Consolidated and consolidating balance sheets of the Company and its Subsidiaries and the Borrower and its Subsidiaries as at September 30, 1995, September 30, 1996 and September 30, 1997, and the related Consolidated and consolidating statements of income and consolidated statements of cash flow of each of the Company and its Subsidiaries and the Borrower and its Subsidiaries for the Fiscal Years then ended, accompanied, as to the Consolidated statements, by an unqualified opinion of Deloitte & Touche LLP, independent public accountants, or, as to the consolidating statements, duly certified by the chief financial officers of the Company and the Borrower, and

          (ii) The Consolidated and consolidating balance sheets of the Company and its Subsidiaries and the Borrower and its Subsidiaries as at March 31, 1998, and the related Consolidated and consolidating statements of income and Consolidated statements of cash flow of each of the Company and its Subsidiaries and the Borrower and its Subsidiaries for the six months then ended, duly certified by the chief financial officers of the Company and the Borrower, in each case true and correct copies of which have been furnished to the Lender Parties, fairly present, subject, in the case of clause (ii) to year-end adjustments, the Consolidated and consolidating financial condition and the consolidating results of the operations of the Company and its Subsidiaries and the Borrower and its Subsidiaries as at the dates or for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since September 30, 1997 there has been no Material Adverse Change.

          (g) The pro forma condensed Consolidated balance sheet of the Company and its Subsidiaries at September 30, 1997 and at March 31, 1998, which were prepared in accordance with Regulation S-X and true and correct copies of which have been furnished to the Lender Parties, fairly present, subject, to the pro forma adjustments provided for therein, (A) the pro forma condensed Consolidated financial condition and the pro forma condensed Consolidated results of the operations of the Company and its Subsidiaries giving effect to the acquisition of SpectraCair for the full Fiscal Year, and (B) the Consolidated and consolidating financial condition and the consolidating financial condition and the consolidating results of the operations of the Company and its Subsidiaries, giving effect to the Merger and the Recapitalization in each case, as at the dates or for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis.

          (h) The Consolidated forecasted balance sheets, income statements and cash flow statements of MEDIQ and its Subsidiaries delivered to the Administrative Agent pursuant to Section 3.01(k)(x) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts and at the time of the Initial Extension of Credit, and represented, at both such times of delivery, MEDIQ's and the Borrower's best estimate of their future financial performance.

          (i) Neither the Information Memorandum nor any other information, exhibit or report (excluding any financial projections) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender Party, taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which such information was provided as of the date such information was furnished and on the date of the Initial Extension of Credit.

          (j) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Merger, the Recapitalization, this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby.

          (k) No proceeds of any Advance or drawings under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

          (l) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (m) Following application of the proceeds of each Advance or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(d) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender Party or any Affiliate of any Lender Party relating to Debt and within the scope of Section 6.01(e) will be Margin Stock.


          (n) Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans in effect as of the date of this Agreement.

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          (o) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to have a Material Adverse Effect.

          (p) As of the last annual actuarial valuation date, the Loan Parties and the ERISA Affiliates are in compliance with the funding requirements of the Internal Revenue Code and ERISA with respect to each Plan except where non compliance with the foregoing is not reasonably likely to have a Material Adverse Effect.

          (q) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (r) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

          (s) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA except where such reorganization or termination could not reasonably be expected to have a Material Adverse Effect.

          (t) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.03, the Loan Parties and their respective Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

          (u) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that is reasonably likely to have a Material Adverse Effect.

          (v) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past claims of non-compliance with such Environmental Laws and Environmental Permits have been resolved without ongoing obligations or costs, and no circumstances exist that could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of its properties that is reasonably likely to have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law that is reasonably likely to have a Material Adverse Effect.

          (w) Except as is disclosed on Schedule 4.01(w), and with respect to properties not owned by any Loan Party to the extent of the actual knowledge of any Responsible Officer, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is

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




     adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries; except, in each case, where the non-compliance with the foregoing is not reasonably likely to have a Material Adverse Effect.

          (x) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law which could reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

          (y) The Collateral Documents create a valid and perfected first priority security interest in the Collateral (subject to Liens permitted pursuant to Section 5.02(a)) securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens and security interests created or permitted under the Loan Documents.

          (z) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties except where being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

          (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

          (bb) There is no unpaid amount, as of the date hereof, of adjustments to the federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, are reasonably likely to have a Material Adverse Effect.

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



          (cc) There is no unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to federal income tax returns, if any) other than those being contested in good faith with respect to contests applicable on the date hereof and listed on Schedule 4.01(cc). No issues have been raised by such taxing authorities that, in the aggregate, are reasonably likely to have a Material Adverse Effect.

          (dd) Neither the Merger nor the Recapitalization will be taxable to MEDIQ or any of its Subsidiaries.

          (ee) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (ff) The Borrower and its Subsidiaries and MEDIQ and its Subsidiaries are Solvent.

          (gg) Set forth on Schedule 4.01(gg) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt) as of the date hereof, showing the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

          (hh) Set forth on Schedule 4.01(hh) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries as of the date hereof, showing the street address, county or other relevant jurisdiction, state and record owner. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

          (ii) Set forth on Schedule 4.01(ii) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (jj) Set forth on Schedule 4.01(jj) hereto is a complete and accurate list of all patents, registered trademarks and service marks and registered copyrights, and all applications therefor and licenses thereof, of each Loan Party as of the date hereof or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered or issued, the registration or issuance number and the date of registration or issuance.


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                                    ARTICLE V

                                    COVENANTS

     SECTION 5.01. Affirmative Covenants. So long as any Obligation under or in respect of any Loan Document of any Loan Party shall remain unpaid, any Letter of Credit shall be outstanding, any Bank Hedge Agreement shall be in effect or any Lender Party shall have any Commitment hereunder, each Loan Party will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property which is not otherwise permitted hereunder; provided, however, that neither any Loan Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (x) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, or (y) in respect of which the Lien resulting therefrom, if any, attaches to its property and becomes enforceable against its other creditors, to the extent that the aggregate amount of all such taxes, assessments, charges or claims does not exceed $250,000.

          (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties, except if the failure to obtain or renew such Environmental Permit is not reasonably likely to have a Material Adverse Effect; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except if the failure to remove or clean up such Hazardous Materials is not reasonably likely to have a Material Adverse Effect; provided, however, that no Loan Party or any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates.


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



          (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries (other than those set forth on Schedule 5.01(e)) to preserve and maintain, its corporate existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except if the failure to preserve and maintain such permits, approvals or licenses is not reasonably likely to have a Material Adverse Effect; provided, however, that such Loan Party may consummate any merger or consolidation permitted under Section 5.02(c).

          (f) Visitation Rights. At any reasonable time and from time to time, upon reasonable prior notice, permit the Administrative Agent or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Loan Party and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g) Preparation of Environmental Reports. At the request of the Administrative Agent at the following times: (i) upon the occurrence and continuance of an Event of Default, (ii) upon the acquisition of real property by any Loan Party or any of its Subsidiaries and (iii) at any time when the Lenders have reason to believe that a condition exists or an event has occurred with respect to any properties owned or operated by the Loan Parties and their Subsidiaries that may result in material liability, provide to the Lender Parties within 90 days after such request, at the expense of the Borrower, a Phase I environmental site assessment report for any of its or its Subsidiaries' owned properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent (and, if based upon the recommendation of such environmental consulting firm, a Phase II environmental site assessment report) indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, upon at least 10 days' written notice to the Borrower, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and such Loan Party hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Administrative Agent or to any Lender Party who makes such request through the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

          (h) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with generally accepted accounting principles.

          (i) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and except for properties that have become obsolete or no longer fit for their intended purposes.



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




          (j) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which such Loan Party or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, except if the failure to make such payment, perform such obligations or keep such leases in full force and effect is not reasonably likely to have a Material Adverse Effect.

          (k) Performance of Related Documents. Perform and observe, in all material respects, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as such Loan Party is entitled to make under such Related Document.

          (l) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Loan Party or its Subsidiaries than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided, that so long as no Default shall have occurred and be continuing, (i) fees under the Management Agreement may be paid and
     (ii) payments permitted pursuant to Section 5.02(f) may be made.

          (m) Covenant to Give Security. Upon (x) the request of the Administrative Agent, (y) the formation or acquisition of any new direct or indirect Subsidiary of any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

                    (i) within 10 days after the formation or acquisition of a
               Subsidiary, cause each such Subsidiary and each direct and indirect Subsidiary of such Subsidiary to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, (unless, in the case of any Foreign Subsidiary, such guaranty would result in adverse tax consequences to the Loan Parties) guaranteeing all the Obligations of the Loan Parties under the Loan Documents,

                    (ii) within 10 days after such request, formation or
               acquisition, furnish to the Administrative Agent a description of the real and personal properties of the Borrower and its Subsidiaries in detail satisfactory to the Administrative Agent,

                    (iii) within 15 days after such request, formation or
               acquisition, duly execute and deliver, and cause each such Subsidiary, and cause each direct and indirect Subsidiary of such Subsidiary to duly execute and deliver to the Administrative Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Administrative Agent, (unless, in the case of any Foreign Subsidiary, such mortgage, pledge, assignment or security interest would result in

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



               adverse tax consequences to the Loan Parties) securing payment of all the Obligations of the Loan Parties under the Loan Documents and constituting first priority (other than with respect to Permitted Liens) Liens on all such properties,

                    (iv) within 30 days after such request, formation or
               acquisition, duly execute and deliver, and cause each such Subsidiary, and cause each direct and indirect Subsidiary of such Subsidiary to take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent (unless, in the case of any Foreign Subsidiary, such action would result in adverse tax consequences to the Loan Parties) to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting first priority (other than with respect to Permitted Liens) Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and other security agreements delivered pursuant to this Section 5.01(m), enforceable against all third parties in accordance with their terms,

                    (v) within 60 days after such request, formation or
               acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such mortgages, pledges, assignments, security agreement supplements and other security agreements being legal, valid and binding obligations of each such Loan Party enforceable in accordance with their terms, as to the perfection of the security interest created by such mortgage, pledge, assignment, security agreement supplements or other security agreement and as to such other matters as the Administrative Agent may reasonably request,

                    (vi) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements, and

                    (vii) promptly upon organizing and within five days after
               acquiring any Foreign Subsidiary, each Loan Party shall pledge to the Administrative Agent on behalf of the Secured Parties 100% (or 65% if such pledge would result in adverse tax consequences to the Loan Parties) of the total outstanding shares or other ownership interests of such Person owned by such Loan Party.

          (n) Interest Rate Hedging. Enter into prior to July 15, 1998, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, covering a notional amount of not less than 50% of the Term Facility on terms acceptable to the Administrative Agent.

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



          (o) Further Assurances. (i) promptly upon the reasonable request by the Administrative Agent, or any Lender Party through the Administrative Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof;

                    (ii) promptly upon the reasonable request by the
               Administrative Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, refile, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent and the Lender parties the rights granted or now or hereafter intended to be granted to the Administrative Agent and the Lender Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party; and

                    (iii) prior to incurring any Debt that would qualify as
               "Designated Senior Indebtedness" (as defined in the Senior Subordinated Note Indenture), obtain the consent of the holders of such Debt to designate the Administrative Agent as the "Representative" (as defined in the Senior Subordinated Note Indenture) of all "Designated Senior Indebtedness" so long as any Obligation under or in respect of any Loan Document of any Loan Party shall remain unpaid, any Letter of Credit shall be outstanding, any Bank Hedge Agreement shall be in effect or any Lender Party shall have any Commitment hereunder.

          (p) Syndication. Take all actions which BNP may reasonably request to assist it in forming a syndicate acceptable to it including, but not limited to: (i) making senior management of the Loan Parties and BRS available to participate in informational meetings with potential lenders at such times and places as BNP may reasonably request; and (ii) timely providing BNP with all information reasonably deemed necessary by it to successfully complete the syndication, including, without limitation, a summary of the operating prospects (including financial projections) of the Loan Parties and their Subsidiaries.

          (q) Year 2000 Compliance. Be, and cause each of its Subsidiaries to be, Year 2000 Compliant with respect to its internal accounting procedures, in all material respects, on or before December 31, 1998 and at all times thereafter.

          (r) Key Man Life Insurance. So long as available at commercially reasonable terms, as soon as practicable and in any event within 90 days after the date of the Initial Extension of Credit, on terms and conditions reasonably satisfactory to the Administrative Agent, obtain key man life insurance of at least $10,000,000 for the chief executive officer of the Borrower, naming the Administrative Agent as insured, with such responsible and reputable insurance company or association as is satisfactory to the Administrative Agent.

     SECTION 5.02. Negative Covenants. So long as any Obligation under or in respect of any Loan Document of any Loan Party shall remain unpaid, any Letter of Credit shall be outstanding, any Bank Hedge Agreement shall be in effect or any Lender Party shall have any Commitment hereunder, no Loan Party will, at any time:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

               (i) Liens created under the Loan Documents;

               (ii) Permitted Liens;

               (iii) Liens existing on the date hereof and described on Schedule 5.02(a)(iii) hereto, each in an amount and for a duration not to exceed the amount and duration of such Lien listed on such Schedule;

               (iv) Liens arising in connection with Capitalized Leases permitted under Sections 5.02(b)(iii) and (iv), provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

               (v) purchase money Liens upon or in real property or equipment acquired or any other property the purchase of which constitutes a Capital Expenditure or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or such Liens placed on such property or equipment within six months of the time of such acquisition (so long as such transactions are consistent with past business practices), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (v)


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



          shall not exceed the amount permitted under Section 5.02(b)(iv) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

               (vi) the filing of financing statements solely as a precautionary measure in connection with operating leases;

               (vii) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby; and

               (viii) Liens arising in connection with any judgment or order for the payment of money in an amount not to exceed $1,000,000 rendered against any Loan Party or any of its Subsidiaries, provided, that enforcement proceedings shall not have been commenced by any creditor upon such judgment or order and provided further, that there shall not have occurred a period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

               (i) Debt under the Loan Documents,

               (ii) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice in an aggregate notional amount not to exceed $125,000,000 for interest rate Hedge Agreements at any time outstanding,

               (iii) Capitalized Leases assumed pursuant to an Investment permitted pursuant to Section 5.02(e)(ii)(B), so long as such Capitalized Leases are not entered into in contemplation of such Investment,

               (iv) Capitalized Leases, so long as the aggregate principal amount of such Capitalized Leases outstanding at any time plus the aggregate principal amount of Liens permitted pursuant to Section 5.02(a)(v) outstanding at any time shall not exceed $10,000,000,

               (v) Debt assumed or incurred in connection with Capital Expenditures secured by Liens permitted by Section 5.02(a)(v),

               (vi) unsecured Debt in an aggregate amount not to exceed $3,000,000,

               (vii) Surviving Debt,

               (viii) Debt under the Senior Subordinated Notes and, with respect to Loan Parties which are Subsidiaries of the Borrower, Subordinated Guaranties,

               (ix) Debt consisting of take-or-pay contracts assumed by the Borrower in connection with the acquisition of SpectraCair in an aggregate amount not to exceed $7,500,000,

               (x) Debt in respect of indemnities given by the Borrower in connection with Investments permitted pursuant to Section 5.02(e)(ii)(B) and divestitures permitted pursuant to Section 5.02(f), so long as such indemnities are customary for comparable transactions and consistent with prior practice of the Borrower,

               (xi) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

               (xii) any Guaranty of Obligations under the Loan Documents,

               (xiii) Debt to the Borrower or to its wholly owned U.S. Subsidiaries, subject in each case to the extent permitted by Section 5.02(e)(ii)(A) and (B); provided that such Debt shall (x) constitute Pledged Debt and (y) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall be pledged as security for the Obligations under the Loan Documents to the holder thereof, and

               (xiv) subordinated Debt incurred solely in connection with an Investment made pursuant to Section 5.02(e)(ii)(B), provided that (1) such Debt shall mature not earlier than two years following the Termination Date and shall not bear cash interest until such date, (2) such Debt shall contain subordination terms acceptable to the Required Lenders, (3) after giving effect to the incurrence of such Debt, the Borrower shall be in compliance with the financial ratios referred to in Section 5.02(e)(ii)(B) and (4) such Debt shall otherwise be on terms acceptable to the Administrative Agent.

          (c) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) any wholly owned Subsidiary of the Borrower may merge into or consolidate with the Borrower or any other such Subsidiary, so long as the surviving Person is the Borrower or, if the merger or consolidation is with a Subsidiary other than the Borrower, such surviving Person is a wholly owned U.S. Subsidiary of the Borrower, (ii) any wholly owned Subsidiary of the Borrower may merge or consolidate with any Person to effect the acquisition of such Person or its property in a transaction permitted under Section 5.02(e)(ii)(A) and (B), so long as the surviving Person is the Borrower or becomes a wholly owned U.S. Subsidiary of the Borrower and complies with Section 5.01(m), and (iii) the Borrower may merge into (A) any wholly owned U.S. Subsidiary of the Borrower acquired pursuant to Section 5.02(e)(ii)(A) and (B), or (B) any wholly owned U.S. Subsidiary previously merged or consolidated with any other wholly owned Subsidiary acquired pursuant to Section 5.02(e)(ii)(A) and (B), so long as the Person surviving such merger is the Borrower.


          (d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets other than in the ordinary course of business, or grant any option or other right to purchase, lease or otherwise acquire any assets other

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



     than Inventory or rental equipment to be sold or leased in the ordinary course of its business, except in a transaction authorized by subsection (c) of this Section and as set forth on Schedule 5.02(d).

          (e) Investments. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment, except, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

               (i) in the case of any Loan Party,

                         (A) Investments existing on the date hereof and
                    described on Schedule 4.01(ii) hereto,

                         (B) loans and advances by any Loan Party to employees
                    (x) in the ordinary course of the business of the Borrower as presently conducted in an aggregate principal amount not to exceed $500,000 at any time outstanding and (y) in order to permit equity holders that are members of senior management to purchase stock in MEDIQ, provided that the proceeds of such stock received by MEDIQ are promptly contributed to the Borrower, and

                         (C) Investments in (x) demand deposit accounts
                    maintained in the ordinary course of business with any Person of the type referred to in clause (i), (ii), (iii),
                    (iv) or (v) of the definition of "Eligible Assignee", (y) Cash Equivalents, and (z) the Citibank Account; and

               (ii) in the case of the Borrower,

                         (A) loans and advances by the Borrower to any Canadian
                    Subsidiary in an aggregate amount, together with Investments permitted by clauses (B) and (G) of this Section 5.02(e)(ii) in any Canadian Subsidiary or entity organized under the laws of Canada, not to exceed $10,000,000 at any one time outstanding;

                         (B) Investments directly by the Borrower or through a
                    wholly-owned U.S. Subsidiary to the extent permitted pursuant to Section 5.02(e)(ii)(F) or Canadian Subsidiary in 100% of the capital stock of any Person organized under the laws of the of United States or any State hereof or the District of Columbia to the extent permitted pursuant to
                    Section 5.02(e)(ii)(F) or a province of Canada or in the assets comprising a business or an operating division of a business of any Person; provided that amounts invested pursuant to this clause (B) in entities organized under the laws of Canada, together with loans and advances permitted by clause (A) of this Section 5.02(e)(ii) shall not exceed the amount set forth in such clause (A), provided further that:

                         (1) such Investments are in the same or similar lines
                    of business in which the Borrower is involved on the date hereof and after giving effect thereto, the capital stock or the assets, as the case may be, acquired in connection with such Investment are owned directly by the Borrower,

                         (2) for the Rolling Period ended as at the end of the
                    most recent period for which financial statements were required to be furnished to the Administrative Agent pursuant to Section 5.03(b), (c) or (d) and calculated immediately before and after giving effect to such Investment, (x) the Leverage Ratio shall not be more than the lesser of 6.00:1.00 and the ratio set forth in Section 5.04(a) and (y) the Senior Leverage Ratio shall not be more than the lesser of 3.50:1.00 and the ratio set forth in
                    Section 5.04(b), in each case, for such Rolling Period,

                         (3) the Administrative Agent has received (i) the
                    financial statements for such business or operating division, (ii) the pro forma Consolidated balance sheet of the Borrower and its Subsidiaries and such business or operating division, in each case as of the most recently ended Rolling Period and (iii) a schedule setting forth the Pro Forma EBITDA for such business or operating division, on a monthly basis for the most recently ended Rolling Period;

                         (C) Investments by the Borrower in Hedge Agreements
                    permitted under Section 5.02(b)(ii);

                         (D) Investments evidenced by promissory notes issued to
                    the Borrower, in the ordinary course of business, with respect to amounts due to the Borrower;

                         (E) the CH Acquisition;

                         (F) Investments by the Borrower in wholly-owned U.S.
                    Subsidiaries; provided, however, that the aggregate outstanding amount of equity Investments pursuant to this clause (F) shall not exceed $10,000,000 at any one time outstanding; and provided further, that any such additional Investments that are for Investments described in Section 5.02(e)(ii)(B) shall meet all of the conditions set forth in such Section;

                         (G) Investments in joint ventures in an amount not to
                    exceed $5,000,000; provided, however, that the aggregate amount of Investments made pursuant to this clause (G) together with the aggregate amount of Investments made pursuant to clause (A) above of this Section 5.02(e)(ii)shall not exceed $10,000,000 at any one time outstanding; and provided further, that any such Investments that are for Investments described in Section 5.02(e)(ii)(B) shall meet all of the conditions set forth in such Section; and

                         (H) Investments in MEDIQ pursuant to Section 5.02(f).

          (f) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or, in the case of the Borrower, permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Loan Party or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that any Subsidiary of the Borrower may declare and pay cash dividends to the Borrower, and, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

               (i) the Borrower may pay or advance funds as and when needed to MEDIQ (x) for operating expenses in the ordinary course of MEDIQ's business, including, without limitation, expenses related to severance, insurance (including health insurance), pension benefits, 401(k) plans and any other expenses of the Borrower and its Subsidiaries that for administrative convenience are consolidated and paid by MEDIQ, and (y) to pay the BRS management fee to the extent permitted by Section 5.01(l); provided, that if MEDIQ shall acquire any assets other than the stock of the Borrower, the Borrower shall only be permitted to pay or advance funds as and when needed to MEDIQ up to an amount not to exceed the total fair share of such fees and expenses of the Borrower or the Borrower and each of its direct or indirect Subsidiaries (collectively, the "Borrower Group");

               (ii) the Borrower may pay cash dividends or advance funds as and when needed in order to permit MEDIQ to make payments of taxes for each Fiscal Year; provided, that if MEDIQ shall acquire any assets other than the capital stock of the Borrower, the Borrower may pay cash dividends or advance funds as and when needed in order to permit MEDIQ to make payments of taxes for each Fiscal Year solely in an amount not to exceed the total tax liability that the Borrower or the Borrower Group, would have incurred if the Borrower or the Borrower Group had filed a separate federal income tax return or separate consolidated federal income tax return, as the case may be, for such Fiscal Year; provided further, that the maximum tax liability of the Borrower or the Borrower Group, as the case may be, shall not exceed the tax liability calculated as if the Borrower or the Borrower Group had filed a separate federal income tax return, or separate consolidated federal income tax return taking into account such losses and credits as may be attributable to the taxable years prior to the date of the Initial Extension of Credit; provided further that if on the basis of the computations of the separate tax liability made by the Borrower or the Borrower Group, the Borrower or the Borrower Group would have had a claim for refund of federal income taxes, then MEDIQ shall pay to the Borrower an amount equal to the refund that the Borrower would have been entitled to obtain from the Internal Revenue Service;

               (iii) the Borrower may pay cash dividends or advance funds directly or indirectly to MEDIQ to permit MEDIQ to (x) prepay the 7.50% Notes, (y) to make scheduled interest payments on the Discount Debentures and the 7.50% Notes and (z) to redeem the Series A Preferred Stock from the trustee of its 401(k) plan in an aggregate amount not to exceed $450,000;

               (iv) the Borrower may redeem the capital stock of MEDIQ from its employees in an aggregate amount not to exceed $1,500,000 ,on an annual basis, net of any amounts received from employees upon the sale of capital stock of MEDIQ which are contributed to the Borrower; and

               (v) the Borrower may pay additional cash dividends or advance funds to MEDIQ in an aggregate amount not to exceed $250,000.

          (g) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

          (h) Charter Amendments. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws, unless such change would not have a Material Adverse Effect or does not adversely affect the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or any Related Document.

          (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles or (ii) Fiscal Year.

          (j) Prepayments, Etc., of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than:

                    (x) the prepayment of the Advances in accordance with the
               terms of this Agreement, and

                    (y) if before and after giving effect to any such
               prepayment, redemption, purchase, defeasance or other satisfaction, no Default has occurred or would result therefrom, the 7.5% Notes, or

               (ii) amend, modify or change in any manner any term or condition of the Subordinated Notes, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

          (k) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value

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



     of the interest or rights of the Borrower thereunder or that would impair the rights or interests of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

          (l) Section 338 Election. Make an election under Section 338(g) of the Internal Revenue Code with respect to the Merger.

          (m) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties or
     (ii) in connection with (A) any Surviving Debt, (B) any Debt secured by purchase money Liens and Capitalized Leases, in each case, to the extent permitted under Sections 5.02(b)(iii) and (iv), respectively, or (C) in connection with the Discount Debentures and the Senior Subordinated Notes.

          (n) Partnerships. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so.

          (o) Other Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts) except for Hedge Agreements permitted under Section 5.02(b)(ii) and take-or-pay contracts permitted under Section 5.02(b)(ix).

     SECTION 5.03. Reporting Requirements. So long as any Obligation under or in respect of any Loan Document of any Loan Party shall remain unpaid, any Letter of Credit shall be outstanding, any Bank Hedge Agreement shall be in effect or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Lender Parties (except for the notice required under Section 5.03(a), which shall be given to the Administrative Agent):

               (a) Default and Prepayment Notices. As soon as possible and (i) in any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer setting forth details of such Default, event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto, and
          (ii) in any event no later than 11:00 A.M. (New York City time) at least three Business Days before any prepayment of Term Advances is to be made by the Borrower pursuant to Section 2.06 (the "Prepayment Date"), written notice of the principal amount of such prepayment (the "Prepayment Amount") and the applicable Prepayment Date. Each such notice (a "Prepayment Notice") shall be by telex or telecopier or otherwise as provided in Section 8.02.


               (b) Monthly Financials. As soon as available and in any event within 30 days after the end of each month (other than for each month on which a fiscal quarter is also ending, in which event such financials shall be delivered within 45 days), commencing June 30, 1998, Consolidated and consolidating balance sheets the Borrower and its Subsidiaries as of the end of such month and Consolidated and consolidating statements of income of the Borrower and its Subsidiaries and Consolidated statements of cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and Consolidated and consolidating statements of income

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



          of the Borrower and its Subsidiaries and Consolidated statements of cash flow of each of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month of the preceding Fiscal Year and the corresponding figures for the corresponding month of the current annual forecast, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officers of the Borrower, together with (i) a certificate of the chief financial officers of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, and
          (ii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

               (c) Quarterly Financials. As soon as available and in any event within 50 days after the end of each quarter of each Fiscal Year, Consolidated balance sheets of MEDIQ and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and Consolidated statements of cash flow of MEDIQ and its Subsidiaries and the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated and consolidating statements of cash flow of MEDIQ and its Subsidiaries and the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officers of MEDIQ and the Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the most recent annual audit, together with (i) a certificate of said officers stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that MEDIQ or the Borrower has taken and proposes to take with respect thereto, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by MEDIQ and the Borrower in determining compliance with the covenants contained in Sections 5.04(a) through (d) and (iii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

               (d) Annual Financials. As soon as available and in any event within 95 days after the end of each Fiscal Year, a copy of the annual audit report for such year for MEDIQ and its Subsidiaries and the Borrower and its Subsidiaries, including therein Consolidated balance sheets of MEDIQ and its Subsidiaries and the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of income and Consolidated statements of cash flow of MEDIQ and its Subsidiaries and the Borrower and its Subsidiaries for such Fiscal Year, accompanied as to such Consolidated statements, by an opinion acceptable to the Required Lenders of Deloitte & Touche LLP or other independent public accountants of recognized standing reasonably acceptable to the Required Lenders, together with (i) a certificate of the chief financial officers of MEDIQ and the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that MEDIQ or the Borrower has taken and proposes to take with respect thereto, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by MEDIQ and the Borrower in determining compliance with the covenants contained in Sections 5.04(a) through (c) and (iii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

               (e) Annual Forecasts. As soon as available and in any event no later than the end of each Fiscal Year, forecasts prepared by management of MEDIQ, in form satisfactory to the Administrative Agent, of Consolidated balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year then ended.

               (f) ERISA Events and ERISA Reports. (i) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event which could reasonably be expected to have a Material Adverse Effect has occurred, a statement of the chief financial officer of MEDIQ describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

               (g) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

               (h) Actuarial Reports. Promptly upon receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the most recent actuarial valuation report of each Plan.

               (i) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

               (j) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii) except where such imposition or reorganization could not reasonably be expected to have a Material Adverse Effect.

               (k) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(j) or such action, suit, investigation, litigation or proceeding alleges monetary damages in excess of $1,000,000.

               (l) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

               (m) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries (including, without limitation, the holders of the Subordinated Notes) pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

               (n) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of the NutraMax Note, the NutraMax Letter of Credit, any Related Agreement or indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may reasonably request.

               (o) Revenue Administrative Agent Reports. Within 10 days after receipt, copies of all Revenue Administrative Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $250,000 or more.

               (p) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that (i) could be reasonably expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgage to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (q) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing
          Schedule 4.01(hh), including an identification of all owned real property disposed of by the Loan Parties or any of their Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof) of all real property acquired during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedule to be accurate and complete.


               (r) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Loan Parties and their Subsidiaries and containing such additional information as any Lender Party (through the Administrative Agent) may reasonably specify.

               (s) Borrowing Base Certificate. As soon as available and in any event within 20 days after the end of each month, a Borrowing Base Certificate, as at the end of such month, certified by the chief financial officer of the Borrower.


               (t) Management Letter. Upon receipt, a copy of any management letter prepared with respect to such Fiscal Year prepared by the accounting firm that delivered the opinion referred to in Section 5.02(d) for such Fiscal Year.


               (u) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party (through the Administrative Agent) may from time to time reasonably request.

     SECTION 5.04. Financial Covenants. So long as any Obligation under or in respect of any Loan Document of any Loan Party shall remain unpaid, any Letter of Credit shall be outstanding, any Bank Hedge Agreement shall be in effect or any Lender Party shall have any Commitment hereunder, the Borrower and it Subsidiaries will:

               (a) Leverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries a Leverage Ratio for each Rolling Period ended as at the end of the quarter (of the Fiscal Year) ending on the date set forth below of not more than the amount set forth below for such Rolling Period:

           Rolling Period Ending On                    Ratio
           ------------------------                    -----

           September 30, 1998                        6.35:1.00
           December 31, 1998                         6.35:1.00

           March 31, 1999                            6.35:1.00
           June 30, 1999                             6.25:1.00
           September 30, 1999                        6.25:1.00
           December 31, 1999                         6.00:1.00

           March 31, 2000                            5.75:1.00
           June 30, 2000                             5.50:1.00
           September 30, 2000                        5.25:1.00
           December 31, 2000                         5.00:1.00

           March 31, 2001                            4.75:1.00
           June 30, 2001                             4.50:1.00
           September 30, 2001                        4.25:1.00
           December 31, 2001                         4.00:1.00

           March 31, 2002                            4.00:1.00
           June 30, 2002                             4.00:1.00
           September 30, 2002                        4.00:1.00
           December 31, 2002                         4.00:1.00

           March 31, 2003                            4.00:1.00
           June 30, 2003                             4.00:1.00
           September 30, 2003                        4.00:1.00
           December 31, 2003                         4.00:1.00

           March 31, 2004                            4.00:1.00
           June 30, 2004                             4.00:1.00
           September 30, 2004                        4.00:1.00
           December 31, 2004                         4.00:1.00

           March 31, 2005                            4.00:1.00
           June 30, 2005                             4.00:1.00
           September 30, 2005                        4.00:1.00
           December 31, 2005                         4.00:1.00

           March 31, 2006                            4.00:1.00
           June 30, 2006                             4.00:1.00

               (b) Senior Leverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries a Senior Leverage Ratio for each Rolling Period ended as at the end of the quarter (of the Fiscal Year) ending on the date set forth below of not more than the amount set forth below for such Rolling Period:


           Rolling Period Ending On                    Ratio
           ------------------------                    -----

           September 30, 1998                        3.75:1.00
           December 31, 1998                         3.75:1.00

           March 31, 1999                            3.75:1.00
           June 30, 1999                             3.75:1.00
           September 30, 1999                        3.50:1.00
           December 31, 1999                         3.50:1.00

           March 31, 2000                            3.25:1.00
           June 30, 2000                             3.25:1.00
           September 30, 2000                        3.25:1.00
           December 31, 2000                         3.00:1.00

           March 31, 2001                            3.00:1.00
           June 30, 2001                             2.75:1.00
           September 30, 2001                        2.75:1.00
           December 31, 2001                         2.50:1.00

           March 31, 2002                            2.50:1.00
           June 30, 2002                             2.25:1.00
           September 30, 2002                        2.25:1.00
           December 31, 2002                         2.25:1.00

           March 31, 2003                            2.25:1.00
           June 30, 2003                             2.25:1.00
           September 30, 2003                        2.25:1.00
           December 31, 2003                         2.25:1.00

           March 31, 2004                            2.25:1.00
           June 30, 2004                             2.25:1.00
           September 30, 2004                        2.25:1.00
           December 31, 2004                         2.25:1.00

           March 31, 2005                            2.25:1.00
           June 30, 2005                             2.25:1.00
           September 30, 2005                        2.25:1.00
           December 31, 2005                         2.25:1.00

           March 31, 2006                            2.25:1.00
           June 30, 2006                             2.25:1.00

               (c) Fixed Charge Coverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries a Fixed Charge Coverage Ratio for each Rolling Period ended as at the end of each quarter (of the Fiscal
          Year) ending on the date set forth below of not less than the amount set forth below for such Rolling Period:





           Rolling Period Ending On                    Ratio
           ------------------------                    -----

           December 31, 1998                         1.00:1.00

           March 31, 1999                            1.05:1.00
           June 30, 1999                             1.05:1.00
           September 30, 1999                        1.10:1.00
           December 31, 1999                         1.10:1.00

           March 31, 2000                            1.10:1.00
           June 30, 2000                             1.10:1.00
           September 30, 2000                        1.15:1.00
           December 31, 2000                         1.15:1.00

           March 31, 2001                            1.15:1.00
           June 30, 2001                             1.15:1.00
           September 30, 2001                        1.15:1.00
           December 31, 2001                         1.15:1.00

           March 31, 2002                            1.15:1.00
           June 30, 2002                             1.15:1.00
           September 30, 2002                        1.15:1.00
           December 31, 2002                         1.15:1.00

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




           March 31, 2003                            1.15:1.00
           June 30, 2003                             1.15:1.00
           September 30, 2003                        1.15:1.00
           December 31, 2003                         1.15:1.00

           March 31, 2004                            1.15:1.00
           June 30, 2004                             1.15:1.00
           September 30, 2004                        1.15:1.00
           December 31, 2004                         1.15:1.00

           March 31, 2005                            1.05:1.00
           June 30, 2005                             1.05:1.00
           September 30, 2005                        1.05:1.00
           December 31, 2005                         1.05:1.00

           March 31, 2006                            1.05:1.00
           June 30, 2006                             1.05:1.00

               (d) Interest Coverage Ratio. Maintain on a Consolidated basis for itself and its Subsidiaries an Interest Coverage Ratio for each Rolling Period ended as at the end of the quarter (of the Fiscal Year) ending on the date set forth below of not less than the amount set forth below for such Rolling Period:

           Rolling Period Ending On                    Ratio
           ------------------------                    -----

           December 31, 1998                         1.50:1.00

           March 31, 1999                            1.70:1.00
           June 30, 1999                             1.70:1.00
           September 30, 1999                        1.70:1.00
           December 31, 1999                         1.80:1.00

           March 31, 2000                            1.90:1.00
           June 30, 2000                             2.00:1.00
           September 30, 2000                        2.00:1.00
           December 31, 2000                         2.00:1.00

           March 31, 2001                            2.25:1.00
           June 30, 2001                             2.25:1.00
           September 30, 2001                        2.50:1.00
           December 31, 2001                         2.50:1.00

           March 31, 2002                            2.50:1.00
           June 30, 2002                             2.50:1.00
           September 30, 2002                        2.50:1.00
           December 31, 2002                         2.50:1.00

           March 31, 2003                            2.50:1.00
           June 30, 2003                             2.50:1.00
           September 30, 2003                        2.50:1.00
           December 31, 2003                         2.50:1.00

           March 31, 2004                            2.50:1.00
           June 30, 2004                             2.50:1.00
           September 30, 2004                        2.50:1.00
           December 31, 2004                         2.50:1.00

           March 31, 2005                            2.50:1.00
           June 30, 2005                             2.50:1.00
           September 30, 2005                        2.50:1.00
           December 31, 2005                         2.50:1.00

           March 31, 2006                            2.50:1.00
           June 30, 2006                             2.50:1.00

               (e) Capital Expenditures. Not make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by MEDIQ and its Subsidiaries in any Fiscal Year to exceed the amount set forth on
          Schedule III hereto for such Fiscal Year; provided, however, that if any Investment pursuant to Section 5.02(e)(ii)(A), (B), (E) and (F) shall have occurred, for each increment of $3,000,000 of Pro Forma EBITDA, as determined at any time during such Fiscal Year on a historical basis for the twelve month period ending on the date of such determination, attributable to all such Investments, the amount specified above shall be increased by an increment of $1,000,000, so long as such total amount shall not exceed $5,000,000; provided further that if, at the end of any Fiscal Year (the "Prior Fiscal Year"), the amount specified above for such Fiscal Year exceeds the amount of Capital Expenditures made by the Borrower during such Fiscal Year (the amount of such excess being the "Excess Amount"), the Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures in the succeeding Fiscal Year in an amount (such amount being referred to herein as the "Carryover Amount") equal to the lesser of (i) the Excess Amount and (ii) 1/2 of the amount specified above for the Prior Fiscal Year.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

               (a) the Borrower or any other Loan Party shall fail to pay any principal of any Advance when the same becomes due and payable, or the Borrower or any other Loan Party shall fail to pay any interest on any Advance or make any other payment under any Loan Document within two Business Days after the same becomes due and payable; or

               (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

               (c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 2.16, 5.01(e), (f),
          (g), (l), (m) or (n), 5.02, 5.03 or 5.04; or

               (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

               (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $1,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or


               (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

               (g) any judgment or order for the payment of money in excess of $1,000,000 (to the extent not fully paid or discharged) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(m) shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

               (j) any Collateral Document after delivery thereof pursuant to
          Section 3.01 or 5.01(m) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby except as permitted hereunder; or

               (k) (i) the Equity Group shall cease to be the record and beneficial owner of at least 51% (on a fully diluted basis) of the total number of shares of capital stock of MEDIQ issued and outstanding or the BRS Group shall cease to be the record and beneficial owner of at least 35% (on a fully diluted basis) of the total number of shares of capital stock of MEDIQ issued and outstanding; (ii) any Person or two or more Persons acting in concert other than the Equity Group shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of MEDIQ; (iii) MEDIQ shall cease to own 100% of the capital stock of the Borrower; (iv) any member of the Equity Group shall create, incur, assume or suffer to exist any Lien on the shares of common stock of MEDIQ owned by it (other than Liens consisting of restrictions on the transfer of such stock contained in the shareholders agreements of MEDIQ) which would not permit at least 51% (on a fully diluted basis) of the total number of shares of capital stock of MEDIQ issued and outstanding to be free of any such Lien or any member of the BRS Group shall create, incur, assume or suffer to exist any Lien on the shares of common stock of MEDIQ owned by it (other than Liens consisting of restrictions on the transfer of such stock contained in the shareholders agreements of MEDIQ) which would not permit at least 35% (on a fully diluted basis) of the total number of shares of capital stock of MEDIQ issued and outstanding to be free of any such Lien; or (v) any other event which would constitute a "Change of Control" under the Senior Subordinated Note Indenture or the Discount Debenture Indenture; or

               (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $1,000,000; or

               (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $250,000 or requires payments exceeding $50,000 per annum; or

               (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $50,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement, the Notes, if any, and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

     SECTION 6.02. Actions in Respect of the Letters of Credit Upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.


                                   ARTICLE VII

                                   THE AGENTS

     SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, the Issuing Bank (if applicable) and a potential Hedge
Bank) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Debt resulting from the Advances), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 7.02. Agents' Reliance, Etc. None of the Agents nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct as found in a final, non appealable judgment by a court of competent jurisdiction. Without limitation of the generality of the foregoing, each Agent: (a) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03. BNP, NationsBank, CSFB and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, each of BNP, NationsBank and CSFB shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lenders Parties" shall, unless otherwise expressly indicated, include BNP in its individual capacity. Each of BNP, NationsBank and CSFB and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if BNP, NationsBank and CSFB were not Agents and without any duty to account therefor to the Lender Parties.

     SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each of the Agents (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided, however, that no Lender Party shall be liable for any portion of such Indemnified Costs resulting from such Agent's gross negligence or willful misconduct as found in a final, non appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused portions of their respective Term Commitments at such time and (d) their respective unused Acquisition Commitments and Unused Revolving Credit Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for the purposes of this Section 7.05(a) to the extent of the amount of such Defaulted Advance. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by an Agent, any Lender, any other Lender Party or a third party. The failure of any Lender Party to reimburse an Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to such Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse any Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse any Agent for such other Lender Party's

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ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          (b) Each Lender severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under
     Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) their respective unused portions of their Term Commitments at such time and (d) their respective Unused Acquisition Commitments and Unused Revolving Credit Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 7.05(b) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Issuing Bank for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.



     SECTION 7.06. Successor Administrative Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any state thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or

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supplements to the Mortgage, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     SECTION 7.07. Documentation Agent, Arranger and Syndication Agent. Neither the Documentation Agent nor the Syndication Agent shall have duties except as specifically provided by this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, (other than any Lender Party that is, at such time, a Defaulting Lender) do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents or (iv) amend this Section 8.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Term Facility, the Acquisition Facility or Revolving Credit Facility if affected by such amendment, waiver or consent,
(i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by any Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

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          (b) Each Lender Party grants (x) to the Administrative Agent the right to purchase all (but not less than all) of such Lender Party's Commitments and Advances owing to it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the aggregate amount of outstanding Advances owed to such Lender Party (together with all accrued and unpaid interest and fees owed to such Lender), and (y) so long as no Default has occurred and is continuing, to the Borrower the right to cause an assignment of all (but not less than all) of such Lender Party's Commitments and Advances owing to it and all of its rights and obligations hereunder and under the other Loan Documents, which right may be exercised by the Administrative Agent or the Borrower, as the case may be, if such Lender Party refuses to execute any amendment, waiver or consent which requires the written consent of all the Lenders and to which the Required Lenders, the Administrative Agent and the Borrower have agreed. Each Lender Party agrees that if the Administrative Agent or the Borrower, as the case may be, exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 8.07.

     SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered by an overnight courier of nationally recognized standing, if to the Borrower or any other Loan Party, at its address at One MEDIQ Plaza, Pennsauken, New Jersey 08110, Attention: Chief Financial Officer and General Counsel, telecopier number
(609) 661-0958; if to any Initial Lender or any Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to BNP, at its address at 499 Park Avenue, New York, New York 10022, Attention:
Structured Finance Group, telecopier number (212) 418-8269; if to NationsBank, at its address at 1 NationsBank Plaza, 5th Floor, Nashville, TN 37239-1697,
Attention: Health Care Finance Group, telecopier number (615) 749-4640 with a copy to NationsBank, N.A., 100 North Tryon Street, NationsBank Corporate Center, Charlotte, NC 28255, Attention: Health Care Finance Group, telecopier number
(704) 388-6002 and if to CSFB, at its address at Eleven Madison Avenue, New York, New York, Attention: Corporate Banking Group, telecopier number (212) 325-8309; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the overnight courier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

     SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand
(i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation,

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(A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of the Agents, the Arranger, and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless each Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all Indemnified Costs that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Merger, the Recapitalization and any of the other transactions contemplated hereby) by the equity investors of MEDIQ or any of their Subsidiaries or Affiliates of all or any portion of the stock or debt securities or substantially all the assets of the Company or any of its Subsidiaries or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries except to the extent such Indemnified Costs are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Advances pursuant to
     Section 6.01 or for any other reason or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts

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required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this
     Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

     SECTION 8.05. Right of Setoff. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender Party and its respective Affiliates may have.

     SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and when each Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

     SECTION 8.07. Assignments and Participations. (a) Each Lender may and, so long as no Default has occurred and is continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least 10 Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or

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an Affiliate or Approved Fund of a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, or such other amount as the Administrative Agent and the assigning Lender and, so long as no Event of Default has occurred and is continuing, the Borrower shall agree, and shall be in an integral multiple of $500,000, or, if the aggregate amount of the Commitment of such assigning Lender is less than $5,000,000, all of such Lender's Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of the demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed as determined by the Agents, and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000; provided, however, that such fee shall not be required if any such assignment was made by a Lender to an Affiliate of such Lender.


          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such

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     assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and
     (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.


          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes requested by the Assignee subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes, if any, a new Note to the order of such Eligible Assignee, if requested by such Eligible Assignee, in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note, if requested by such Lender, to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes, if requested, shall be in an aggregate principal amount equal to the aggregate principal amount of such Lender's or Eligible Assignee's Commitment hereunder, as the case may be, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as the case may be.

          (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time.

          (g) Each Lender Party may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and any Note or Notes held by it) to any Person other than any Loan Party or any of its Subsidiaries or Affiliates; provided, however, that (i) such Lender Party's obligations under this Agreement

     (including, without limitation, its Commitments) shall remain unchanged,
     (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of such Advances and any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
     Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower.

          (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time pledge, assign or create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of (i) any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or (ii) to secure obligations of such Lender Party; provided, that no such pledge or assignment or creation of a security interest shall release a Lender Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender Party as a party hereto.

     SECTION 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 8.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 8.10. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 8.11. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8.12. Waiver of Jury Trial. Each of the Loan Parties, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              MEDIQ/PRN LIFE SUPPORT SERVICES, INC.,
                              as Borrower


                              By
                                 -----------------------------------------------
                                  Title:


                              BANQUE NATIONALE DE PARIS, as
                              Administrative Agent, Swing Line Bank, Initial Issuing Bank, Arranger and Initial Lender


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              NATIONSBANK, N.A., as
                              Syndication Agent and Initial Lender


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              CREDIT SUISSE FIRST BOSTON, as
                              Documentation Agent and Initial Lender


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:

                           Additional Initial Lenders

                              TRANSAMERICA BUSINESS CREDIT CORPORATION


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:

                              THE TRAVELERS INSURANCE COMPANY


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:

                              ABN AMRO BANK N.V.


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:
                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:

                              KZH-ING-2 CORPORATION


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:

                              FLEET NATIONAL BANK


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:

                              SUMMIT BANK


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              US TRUST


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              SANWA BUSINESS CREDIT CORPORATION


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              BANKBOSTON, N.A.


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              CREDITANSTALT CORPORATE FINANCE, INC.


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:

                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:

                              MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              TRUST COMPANY OF THE WEST


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              BHF-BANK AKTIENGESELLSCHAFT


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:

                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              HELLER FINANCIAL, INC.

                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:

                              VAN KAMPEN AMERICAN PRIME RATE INCOME


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              KZH-IV CORPORATION


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:


                              DEEPROCK & COMPANY
                              By: Eaton Vance Management,
                                  as Investment Advisors


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:

                              KZH-CRESCENT CORPORATION


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:



                              KZH-CRESCENT-2 CORPORATION


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:



                              CRESCENT/MACH I PARTNERS, L.P.
                               By: TCW Asset Management Company
                                   Its Investment Manager


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:



                              NEW YORK LIFE INSURANCE COMPANY


                              By
                                 -----------------------------------------------
                                  Name:
                                  Title:

                                                             EXHIBIT A-1 TO THE
                                                             CREDIT AGREEMENT

                                FORM OF TERM NOTE


$___________                                             Dated: _________, 1998


     FOR VALUE RECEIVED, the undersigned, MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of May 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, Banque Nationale de Paris, as Administrative Agent, Initial Issuing Bank, Swing Line Bank and Arranger, NationsBank, N.A., as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent, on the dates and in the amounts specified in the Credit Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of each Term Advance from the date of such Term Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Banque Nationale de Paris, as Administrative Agent, at the Administrative Agent's Account, in same day funds. Each Term Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making of advances (the "Term Advances") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Term Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Obligations of the Borrower under this Promissory Note, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.


                                            MEDIQ/PRN LIFE SUPPORT
                                              SERVICES, INC.


                                            By
                                               --------------------------------
                                                Name:
                                                Title:

                                                             EXHIBIT A-2 TO THE
                                                             CREDIT AGREEMENT

                            FORM OF ACQUISITION NOTE

$___________                                             Dated: _________, 1998


     FOR VALUE RECEIVED, the undersigned, MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Acquisition Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of May 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, Banque Nationale de Paris, as Administrative Agent, Initial Issuing Bank, Swing Line Bank and Arranger, NationsBank, N.A., as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent, on the dates and in the amounts specified in the Credit Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of each Acquisition Advance from the date of such Acquisition Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Banque Nationale de Paris, as Administrative Agent, at the Administrative Agent's Account, in same day funds. Each Acquisition Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making of advances (the "Acquisition Advances") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Acquisition Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Obligations of the Borrower under this Promissory Note, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.


                                            MEDIQ/PRN LIFE SUPPORT
                                              SERVICES, INC.



                                            By
                                               --------------------------------
                                               Name:
                                               Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

================================================================================
               Amount of           Amount of           Unpaid
              Acquisition       Principal Paid        Principal        Notation
    Date        Advance           or Prepaid           Balance          Made By
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                                              EXHIBIT A-3 TO THE
                                                              CREDIT AGREEMENT

                          FORM OF REVOLVING CREDIT NOTE


$___________                                               Dated: ________, 1998


     FOR VALUE RECEIVED, the undersigned, MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ____________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of May 29, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower, the Lender and certain other lender parties party thereto, Banque Nationale de Paris, as Administrative Agent, Initial Issuing Bank, Swing Line Bank and Arranger, NationsBank, N.A., as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent, on the Termination Date.

     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Banque Nationale de Paris, as Administrative Agent, at the Administrative Agent's Account, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making of advances (the "Revolving Credit Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The Obligations of the Borrower under this Promissory Note, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.


                                 MEDIQ/PRN LIFE SUPPORT
                                   SERVICES, INC.


                                 By_____________________________________________
                                     Name:
                                     Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                            Amount of
                             Working                  Amount of                 Unpaid
                             Capital               Principal Paid              Principal                 Notation
       Date                  Advance                 or Prepaid                 Balance                   Made By












                                                                EXHIBIT B TO THE
                                                                CREDIT AGREEMENT

                           FORM OF NOTICE OF BORROWING


Banque Nationale de Paris,
  as Administrative Agent under the
  Credit Agreement referred to below
499 Park Avenue
New York, NY  10022                                  [Date]


                        Attention: Ms. Kimberly Williams


Ladies and Gentlemen:

     The undersigned, MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), refers to the Credit Agreement dated as of _______, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, MEDIQ Incorporated, a Delaware corporation (the "Parent Guarantor"), the lender parties party thereto (the "Lender Parties"), Banque Nationale de Paris, as Administrative Agent, Initial Issuing Bank, Swing Line Bank and Arranger, NationsBank N.A., as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement, that the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

          (i) The Business Day of the Proposed Borrowing is _________ __, ____.

          (ii) The Facility under which the Proposed Borrowing is requested is the ___________________ Facility.

          (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

          (iv) The aggregate amount of the Proposed Borrowing is $__________.

          [(v) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

     The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case as of such specific date; [and]

          (B) no event has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default[;and] [.]

          [(C) for each Revolving Credit Advance or Swing Line Advance, the sum of the Loan Values of the Eligible Collateral (as determined based on the most recent Borrowing Base Certificate delivered to the Lender Parties under the Credit Agreement) exceeds the aggregate principal amount of the Revolving Credit Advances plus Swing Line Advances plus Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding after giving effect to the Proposed Borrowing, as follows:]

          (1) Total Revolving Credit Commitments                  _____________

          (2) Total Borrowing Base Availability from the
              most recent Borrowing Base Certificate              _____________

          (3) Lesser of (1) and (2)                               _____________

          (4) Revolving Credit Advances Outstanding               _____________

          (5) Swing Line Advances Outstanding                     _____________

          (6) Letter of Credit Advances Outstanding               _____________

          (7) Available Amount of all Letters of
              Credit then Outstanding                             _____________

          (8) Total Revolving Credit Availability
              [(3) less (4) less (5) less (6) less (7)]           _____________

          (9) Revolving Credit Advance
              permitted under Section 2.01(a)                     _____________





                                            Very truly yours,

                                            MEDIQ/PRN LIFE SUPPORT
                                               SERVICES, INC.



                                            By_________________________________
                                                Title:

                                                                EXHIBIT C TO THE
                                                                CREDIT AGREEMENT

                        FORM OF ASSIGNMENT AND ACCEPTANCE



     Reference is made to the Credit Agreement dated as of ________, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower"),MEDIQ Incorporated, a Delaware corporation, as Parent Guarantor, the Lender Parties (as defined in the Credit Agreement), Banque Nationale de Paris, as Administrative Agent, Initial Issuing Bank, Swing Line Bank and Arranger, NationsBank N.A., as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the uniform percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vi) attaches any U.S. Internal Revenue Service forms required under
Section 2.12 of the Credit Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto, but in no event before recording.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (and, if the Assignment and Acceptance covers all or the remaining portion of the Assignor's rights and obligations under the Credit Agreement, such Assignor shall cease to be a party thereto).

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE



As to each _______ Facility in respect of which an interest is being assigned:

         Percentage interest assigned:                                          __________%

         Assignee's Commitment:                                                 $__________

         Aggregate outstanding principal amount of Advances assigned:           $__________

         Principal amount of Note payable to Assignee:                          $__________

         Principal amount of Note payable to Assignor:                          $__________

Effective Date (if other than date of acceptance by Agent):
_________ __, ____  1

                                         [NAME OF ASSIGNOR], as Assignor


                                         By_____________________________
                                            Title:

                                         Dated: _________ __, ____



                                         [NAME OF ASSIGNEE], as Assignee


                                         By_____________________________
                                            Title:



                                         Dated:__________________,  ____

                                         Domestic Lending Office:

                                         Eurodollar Lending Office:
--------
     1 This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                  Schedule I-2



ACCEPTED  2[AND APPROVED] this
______ day of _________, _____



BANQUE NATIONALE DE PARIS,
         as Administrative Agent


By_____________________________
   Title:


By_____________________________
   Title:



2[APPROVED this ___ day of ______, _____

MEDIQ/PRN LIFE SUPPORT SERVICES, INC.




By_____________________________
   Title:]

--------
     2 Required if the Assignee is an Eligible Assignee solely by reason of clause (vii) of the definition of Eligible Assignee.

                                                               EXHIBIT D TO THE
                                                               CREDIT AGREEMENT
                                                               AS SEPARATELY
                                                               EXECUTED


                               SECURITY AGREEMENT

                               Dated May 29, 1998

                                      from

                THE PERSONS LISTED ON THE SIGNATURE PAGES HEREOF

                                   as Grantors

                                       to

                            BANQUE NATIONALE DE PARIS

                             as Administrative Agent

                                TABLE OF CONTENTS


Section                                                                    Page
-------                                                                    ----

 1.  Grant of Security....................................................... 1

 2.  Security for Obligations................................................ 6

 3.  Grantors Remain Liable.................................................. 7

 4.  Delivery and Control of Security Collateral, Account Collateral,
       Agreement Collateral and Receivables.................................. 7

 5.  Maintaining the L/C Cash Collateral Account............................. 8

 6.  Maintaining the Blocked Accounts........................................ 8

 7.  Investing of Amounts in the L/C Cash Collateral Account................. 9

 8.  Representations and Warranties.......................................... 9

 9.  Further Assurances......................................................14

10.  As to Equipment and Inventory...........................................15

11.  As to Intellectual Property Collateral..................................16

12.  Insurance...............................................................17

13.  Place of Perfection; Records; Collection of Receivables.................18

14.  Voting Rights; Dividends; Etc...........................................19

15.  As to the Assigned Agreements...........................................20

16.  Transfers and Other Liens; Additional Shares............................20

17.  Administrative Agent Appointed Attorney-in-Fact.........................21

18.  Administrative Agent May Perform........................................21

19.  The Administrative Agent's Duties.......................................21

20.  Remedies................................................................22

21.  Indemnity and Expenses..................................................23

22.  Security Interest Absolute..............................................23

23.  Amendments; Waivers; Etc................................................24

24.  Addresses for Notices...................................................24

25.  Continuing Security Interest; Assignments...............................25

26.  Release and Termination.................................................25

27.  The Mortgages...........................................................26

28.  Execution in Counterparts...............................................26

29.  Governing Law...........................................................26

Section                                                                    Page
-------                                                                    ----

Schedule I       -      Initial Pledged Shares and Initial Pledged Debt

Schedule II      -      Assigned Agreements

Schedule III     -      Locations of Equipment and Inventory

Schedule IV      -      Intellectual Property

Schedule V       -      Blocked Accounts and Other Bank Accounts

Exhibit A        -      Form of Blocked Account Letter

Exhibit B        -      Form of Consent and Agreement

Exhibit C        -      Form of Security Agreement Supplement

Exhibit D        -      Form of Intellectual Property Security Agreement

                               SECURITY AGREEMENT


     SECURITY AGREEMENT dated May 29, 1998 made by the Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 23(b)) (such Persons so listed and the Additional Grantors being, collectively, the "Grantors") to BANQUE NATIONALE DE PARIS ("BNP"), as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

     PRELIMINARY STATEMENTS.

     (1) MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower") has entered into a Credit Agreement dated as of May 29, 1998 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"), with BNP, as Administrative Agent, Swing Line Bank, Initial Issuing Bank and Arranger, NationsBank, N.A., as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent and the Lender Parties party thereto. Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.

     (2) It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement that each Grantor shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

     (3) Each Grantor is the owner of the shares of stock set forth opposite such Grantor's name in Part I of Schedule I hereto and issued by the corporations indicated therein and of the indebtedness set forth opposite such Grantor's name in Part II of Schedule I hereto and issued by the obligors indicated therein.

     (4) The Borrower has opened a non-interest bearing cash collateral account (the "L/C Cash Collateral Account") with BNP at its office at 499 Park Avenue, New York, New York 10022, Account No. 200875-001-77, in the name of the Borrower but under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

     (5) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

     (6) Unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. Uniform Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and to issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks to enter into Bank Hedge Agreements with the Borrower from time to time, each Grantor hereby agrees with the Administrative Agent for the ratable benefit of the Secured Parties as follows:

     SECTION 1. Grant of Security. Each Grantor hereby assigns and pledges to the Administrative Agent for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in, the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located and whether now or hereafter existing (the "Collateral"):

     (a) All of the following (the "Security Collateral"):

          (i) the shares of stock set forth opposite such Grantor's name in Part I of Schedule I hereto and issued by the corporations indicated therein (collectively referred to herein as the "Initial Pledged Shares", and together with the shares referred to in clause (iii) below, the "Pledged Shares"), together with the certificates representing such Initial Pledged Shares and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Initial Pledged Shares;

          (ii) the indebtedness (whether or not evidenced by instruments) set forth opposite such Grantor's name in Part II of Schedule I hereto and issued by the obligors indicated therein (collectively referred to herein as the "Initial Pledged Debt", and together with the indebtedness referred to in clause (iv) below, the "Pledged Debt") and the instruments (if any) evidencing such Initial Pledged Debt, all security therefor and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Initial Pledged Debt;

          (iii) all additional shares of stock of any issuer of any Initial Pledged Shares or of any other Loan Party or any Subsidiary of any Loan Party or of any other Person from time to time acquired by such Grantor in any manner, and all additional shares of stock of each other Subsidiary of such Grantor to the extent required pursuant to Section 5.01(m) of the Credit Agreement, together with the certificates representing such additional shares and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, provided, however, that such Grantor shall only be required to pledge 65% of the total outstanding shares of stock or other equity interest owned by it in any Foreign Subsidiary, if such pledge, would result in adverse tax consequences such Grantor;

          (iv) all additional indebtedness from time to time owed to such Grantor by any obligor of the Initial Pledged Debt (whether or not evidenced by instruments) and the instruments evidencing such indebtedness (if any), and all additional indebtedness owed to such Grantor by any other obligor to the extent required pursuant to Section 5.01(m) of the Credit Agreement, all security therefor and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

          (v) all investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, as defined in Section 8- 102(a)(17) of the N.Y. Uniform Commercial Code or, in the case of any U.S. Treasury book-entry securities, as defined in 31 C.F.R. Section 357.2, or, in the case of any U.S. federal agency book-entry securities, as defined in the corresponding U.S. federal regulations governing such book-entry securities, (C) securities accounts,
     (D) commodity contracts and

     (E) commodity accounts) in which the Grantor has or acquires from time to time any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property;

          (vi) within five days after acquiring or organizing any foreign Subsidiary or joint venture or any domestic joint venture, (A) in the case of any foreign Subsidiary or joint venture, 65% of the total outstanding shares or other ownership interests of such Person held by such Grantor and
     (B) in the case of any domestic joint venture, 100% of the shares or other ownership interests of such Person held by such Grantor;

     (b) All of the following (collectively, the "Account Collateral"):

          (i) the L/C Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account;

          (ii) all Blocked Accounts (as hereinafter defined), all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Blocked Accounts;

          (iii) all other deposit accounts of such Grantor, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts;

          (iv) all Collateral Investments (as hereinafter defined) from time to time and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Investments;

          (v) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of such Grantor, including, without limitation, those delivered to or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

          (vi) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

     (c) All of such Grantor's right, title and interest, in and to all equipment in all of its forms (including, without limitation, (i) all adult and infant ventilators, portable volume ventilators, adult, infant, neonatal and fetal monitors, infant apnea monitors, phototherapy units, pediatric aerosol tents, compressors, infusion and suction pumps and poles, incubators, infant warmers, pulse oximeters, sequential compression devices and all other medical equipment of every kind and nature, and (ii) all machinery, equipment, office machinery, furniture, computers, computer hardware, automotive equipment, trucks and motor vehicles), wherever located, all fixtures and all parts thereof and all accessions and additions thereto, parts and appurtenances thereof, substitutions therefor and replacements thereof (any and all such equipment, fixtures, accessions, additions, parts, appurtenances, substitutions and replacements being the "Equipment");

     (d) All of such Grantor's right, title and interest, in and to all inventory in all of its forms, wherever located (including, but not limited to, (i) all medical equipment and raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture, production or preparation thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed by such Grantor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");

     (e) All of such Grantor's right, title and interest, in and to all accounts, contract rights, chattel paper, instruments, deposit accounts and general intangibles and all other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (including, without limitation, any rights with respect to workers' compensation or other deposits made by such Grantor and any rights to receive tax refunds or other refunds, reimbursements and payments from any federal, state or local government or any political subdivision, agency or instrumentality thereof), and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and obligations, to the extent not referred to in clause (a), (b), (f) or (g) of this Section 1, being the "Receivables", and any and all such leases, security agreements and other contracts being the "Related Contracts");

     (f) All of such Grantor's right, title and interest in and to each of the agreements listed on Schedule II hereto, and each Hedge Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, supplemented or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");

     (g) All of such Grantor's right, title and interest in and to the following (collectively, the "Intellectual Property Collateral"):

          (i) all United States, international, and foreign patents, patent applications and statutory invention registrations, including, without limitation, reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions therein, all rights therein provided by international treaties or conventions and all improvements thereto, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, including, without limitation, the patents and patent applications set forth on Schedule IV hereto (the "Patents");

          (ii) all trademarks (including service marks), certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names, and other source identifiers, whether or not registered, whether currently in use or not, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the U.S. Patent and Trademark Office or in any office or agency of any State or Territory thereof or any foreign country, and all rights therein provided by international treaties or conventions, all reissues, extensions and renewals of any of the foregoing, together in each case with the goodwill of the business connected therewith and symbolized thereby, and all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, and including, without limitation, the registrations and applications set forth on Schedule IV hereto, but excluding any United States intent-to-use trademark application prior to the filing of a Statement of Use or Amendment to Allege Use in connection therewith to the extent that a valid security interest may not be taken in such an intent-to-use trademark application under applicable law (the "Trademarks");

          (iii) all copyrights, copyright applications, copyright registrations and like protections in each work of authorship, whether statutory or common law, whether published or unpublished, any renewals or extensions thereof, all copyrights of works based on, incorporated in, derived from, or relating to works covered by such copyrights, including, without limitation, each copyright registration and copyright application set forth in Schedule IV hereto, and including, without limitation, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (the "Copyrights");

          (iv) confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information (the "Trade Secrets");

          (v) all computer software programs and data bases (including source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all rights with respect to the foregoing, including, without limitation, any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing (the "Computer Software");

          (vi) all license agreements, permits, authorizations, and franchises, whether with respect to the Computer Software, Patents, Trademarks, Copyrights, Trade Secrets, or with respect to the computer software, patents, trademarks, copyrights, trade secrets or other proprietary right of any other Person, including, without limitation, the license agreements listed set forth in Schedule IV, and all income, royalties, and other payments now or hereafter due and/or payable to such Grantor with respect thereto, subject, in each case, to the terms of such license agreements, permits, authorizations, and franchises, including, without limitation, terms requiring consent to a grant of a security interest (the "Licenses");

          (vii) any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the Computer Software, Patents, Trademarks, Copyrights, Trade Secrets or Licenses, with the right, but not the obligation to sue for and collect, or otherwise recover, such damages; and

          (viii) any and all proceeds of the foregoing.

     (h) All other general intangibles of such Grantor (other than general intangibles for moneys due or to become due which are covered by Section 1(e) above, including, without limitation, (i) all partnership, corporate and other interests in and to any Person (other than any Security Collateral), and (ii) all governmental permits, licenses (and any subsequent renewals thereof), franchises, registrations, authorizations and approvals; and

          (i) All proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) through (h) of this Section 1) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (ii) cash.

The foregoing shall not attach to items in which a purchase money lien permitted under the Credit Agreement in favor of any Person (other than the Administrative Agent) has been granted if the documents relating to such lien do not permit other liens, or to any general intangible which specifically prohibits assignment thereof but only to the extent of such prohibition.

     SECTION 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal (including reimbursement for amounts drawn under Letters of Credit), interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations secured hereby being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations of such Grantor and that would be owed by such Grantor to the Secured Parties under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.

     SECTION 3. Grantors Remain Liable. Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 4. Delivery and Control of Security Collateral, Account Collateral, Agreement Collateral and Receivables. (a) All certificates or instruments representing or evidencing any Security Collateral, Account Collateral, Agreement Collateral or Receivables (and, to the extent requested by the Administrative Agent, representing or evidencing any other Collateral) shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent; provided, however, that this Section 4 shall not apply to any certificate of title representing automotive equipment, trucks and motor vehicles referred to in
Section 1(c). Upon and after an Event of Default which is continuing, the Administrative Agent shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Security Collateral and Account Collateral, subject only to the revocable rights specified in Section 14(a) and similar rights with respect to certificates or investments representing Account Collateral. In addition, upon and after an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing the Security Collateral or Account Collateral for certificates or instruments of smaller or larger denominations.

     (b) With respect to any Security Collateral that constitutes a security and is not represented or evidenced by a certificate or an instrument, such Grantor shall cause the issuer thereof either (i) to register the Administrative Agent as the registered owner of such security or (ii) to agree in writing with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Administrative Agent.

     (c) With respect to any Security Collateral that constitutes a security entitlement, such Grantor shall cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Administrative Agent as having such security entitlement against such securities intermediary or (ii) to agree in writing with such Grantor and the Administrative Agent that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Administrative Agent.

     (d) With respect to any Security Collateral that constitutes a commodity contract, such Grantor shall cause the commodity intermediary with respect to such commodity contract to agree in writing with such Grantor and the Administrative Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Administrative Agent.

     (e) With respect to any Security Collateral that constitutes a securities account or a commodity account, such Grantor will, in the case of a securities account, comply with subsection (c) of this Section 4 with respect to all security entitlements carried in such securities account and, in the case of a commodity account, comply with subsection (d) of this Section 4 with respect to all commodity contracts carried in such commodity account.

     SECTION 5. Maintaining the L/C Cash Collateral Account. So long as any Advance shall remain unpaid, any Letter of Credit or Bank Hedge Agreement shall be outstanding or any Lender Party shall have any Commitment under the Credit
Agreement:

          (a) The Borrower will maintain the L/C Cash Collateral Account with
     BNP.

          (b) It shall be a term and condition of the L/C Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the L/C Cash Collateral Account, and except as otherwise provided by the provisions of Section 20, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the L/C Cash Collateral Account.

The L/C Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

     SECTION 6. Maintaining the Blocked Accounts. So long as any Advance shall remain unpaid, any Letter of Credit or Bank Hedge Agreement shall be outstanding or any Lender Party shall have any Commitment under the Credit Agreement:

          (a) Each Grantor shall, to the extent such Grantor shall have at any time an aggregate amount on deposit in excess of $250,000, maintain blocked deposit accounts ("Blocked Accounts") only with banks ("Blocked Account Banks") that have entered into letter agreements in substantially the form of Exhibit A (or such other form as the Administrative Agent and such Grantor shall agree) with such Grantor and the Administrative Agent ("Blocked Account Letters").

          (b) At the end of each Business Day, the Grantors required to maintain Blocked Accounts pursuant to the foregoing paragraph shall deposit all cash in Blocked Accounts; provided, however, that the provisions of this Section 6(b) shall not apply to (i) the Citibank Account and payments required to be made thereto and (ii) any deposit account held in the name of the Borrower at PNC Bank for miscellaneous cash receipts and payments thereto so long as the aggregate amount on deposit in such accounts shall not exceed $25,000.

          (c) Upon any termination of any Blocked Account Letter or other agreement with respect to the maintenance of a Blocked Account by any Grantor required to maintain any Blocked Account pursuant to Section 6(a) or any Blocked Account Bank, such Grantor shall immediately notify all Obligors that were making payments to such Blocked Account to make all future payments to another Blocked Account. Following the occurrence and during the continuance of an Event of Default, such Grantor agrees to terminate any or all Blocked Accounts and Blocked Account Letters upon request by the Administrative Agent.

     SECTION 7. Investing of Amounts in the L/C Cash Collateral Account. If requested by the Borrower, the Administrative Agent will, subject to the provisions of Section 20, from time to time (a) invest amounts on deposit in the L/C Cash Collateral Account in such Cash Equivalents in the name of the Administrative Agent or as to which all action required by Section 9 shall have been taken as the Borrower may select and the Administrative Agent may approve and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents in the name of the Administrative Agent or as to which all actions required by Section 9 shall have been taken as the Borrower may select and the Administrative Agent may approve (the Cash Equivalents referred to in clauses (a) and (b) above being collectively "Collateral Investments"). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the L/C Cash Collateral Account.


     SECTION 8. Representations and Warranties. Each Grantor represents and warrants as follows:

          (a) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the liens and security interests created under this Agreement or permitted by the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral (including, without limitation, accounts and general intangibles relating to the Collateral) or listing such Grantor or any of its Subsidiaries or any trade name of such Grantor or any of its Subsidiaries as debtor with respect to Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to the Loan Documents or as permitted by
     Section 5.02(a) of the Credit Agreement.

          (b) The Pledged Shares owned by such Grantor have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt held by such Grantor has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof and is not in default.

          (c) The Initial Pledged Shares owned by such Grantor constitute the percentage of the issued and outstanding shares of stock of the issuers thereof indicated on Schedule I hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor for money borrowed or for the deferred purchase price of property of the issuers thereof.

          (d) As of the date hereof no Grantor owns any of the investment property.

          (e) On the date hereof and thereafter on the most recent date on which a revised Schedule III is required to be furnished to the Administrative Agent pursuant to Section 10(d), all of the Equipment and Inventory of such Grantor, other than such Equipment and Inventory as has been rented or leased to such Grantor's customers or inventory sold in the ordinary course of business, is located at the places specified in Schedule III hereto. The chief place of business and chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Receivables, and the original copies of each Assigned Agreement and all originals of all Related Contracts and all chattel paper, if any, that evidence Receivables (other than (i) those delivered to the

     Administrative Agent and (ii) rental contracts located in the ordinary course of business at the Borrower's branch offices), are located at the address set forth on the signature pages hereto beneath such Grantor's name or at such other location permitted by Section 12(a). Such Grantor has delivered to the Administrative Agent the originals of all agreements, certificates or instruments representing or evidencing any Collateral and all security therefor and guaranties thereof, in each case to the extent that the delivery thereof to the Administrative Agent is required under
     Section 4 above. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that is required to be delivered to the Administrative Agent hereunder and has not been so delivered (other than promissory notes issued to the Borrower with respect to amounts due to the Borrower, in the ordinary course of business on a basis consistent with current practice).

          (f) The Assigned Agreements to which such Grantor is a party, true and complete copies of which have been furnished to each Lender Party, have been duly authorized, executed and delivered by all parties thereto, have not been amended or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. There exists no default under any Assigned Agreement to which such Grantor is a party by such Grantor, or, to such Grantor's knowledge, by any other party thereto. Each party to any Assigned Agreement to which such Grantor is a party (other than such Grantor) has executed and delivered to such Grantor a consent, in substantially the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Administrative Agent, to the assignment of the Agreement Collateral to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement.

          (g) Subject to the provisions of Section 6 allowing for additional Blocked Accounts, such Grantor has no Blocked Accounts or other deposit accounts other than the Blocked Accounts listed on Part I of Schedule V hereto and the other deposit accounts listed on Part II of Schedule V hereto. Each Grantor has instructed all existing Obligors to make all payments to a Blocked Account to the extent required by the terms hereof.

          (h) This Agreement, the pledge of the Security Collateral pursuant hereto and the pledge and assignment of the Account Collateral pursuant hereto, and with respect to the Intellectual Property Collateral, upon recordation of the Intellectual Property Security Agreements executed pursuant to Section 11(g) hereof, as applicable, with the U.S. Patent and Trademark Office, the U.S. Copyright Office and the appropriate state and local government offices under the Uniform Commercial Code, create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and perfected security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations of such Grantor, to the extent that such security interests can be created and perfected. Such security interest is subject in priority only to the prior liens permitted under
     Section 5.02(a) of the Credit Agreement. Upon the release of the liens referred to in the immediately preceding sentence, such security interest shall be a first priority security interest.

          (i) Other than for those Licenses listed on Schedule IV hereto, no consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required (i) for the grant by such Grantor of the assignment and security interest granted hereby, for the pledge by such Grantor of any Security Collateral hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereunder (including the first priority nature of such pledge, assignment and security interest, except as otherwise permitted), except for the filing of financing and continuation statements under the Uniform Commercial Code, and the recordation of the Intellectual Property Security Agreements executed pursuant to Section 11(g) hereof, as applicable, with the U.S. Patent and Trademark Office, the U.S. Copyright Office and the appropriate state and local government offices under the Uniform Commercial Code, or (iii) for the exercise by the Administrative Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

          (j) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

          (k) Such Grantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and such Grantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Parties.

          (l) As to itself and its Intellectual Property Collateral:

               (i) To the knowledge of such Grantor, the rights of such Grantor in or to the Intellectual Property Collateral do not conflict with or infringe upon the rights of any third party, and no claim has been asserted that the use of such Intellectual Property Collateral does or may infringe upon the rights of any third party.

               (ii) Such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to the Intellectual Property Collateral or is otherwise entitled to use all such Intellectual Property Collateral without limitation, subject only to the license terms of the Licenses and such other agreements, obligations, orders, and Judgments as may affect the use of such Intellectual Property Collateral.

               (iii) Other than for those Licenses listed on Schedule IV hereto, to the knowledge of Grantors, there are no other agreements, obligations, orders or judgments which affect the use of the Intellectual Property Collateral as of the date of this Agreement.

               (iv) To the knowledge of such Grantor, the Intellectual Property Collateral set forth on Schedule IV hereto includes all of the material patents, patent applications, trademark registrations and applications, copyright registrations and applications, and Licenses owned by such Grantor.

               (v) Each of the patents, registered trademarks, registered service marks and registered copyrights listed on Schedule IV hereto is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to such Grantor's knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any material item of Intellectual

          Property Collateral that could be reasonably expected to lead to such item becoming invalid or unenforceable.

               (vi) Such Grantor has performed all acts reasonably necessary and has paid all required fees and taxes to maintain each and every patent, registered trademark, registered service mark, and registered copyright listed on Schedule IV hereto in full force and effect, and to protect and maintain its interest therein.

               (vii) To the knowledge of such Grantor, no Actions have been asserted, are pending, or threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the use of any of the material Intellectual Property Collateral, or (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any third party. To the knowledge of such Grantor, no Person is engaging in any activity that infringes upon the material Intellectual Property Collateral or upon the rights of such Grantor therein. Except as set forth on Schedule IV hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any part of the Intellectual Property Collateral. To the knowledge of such Grantor, the consummation of the transaction contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property Collateral.

               (viii) With respect to each material license of the Licenses: (A) to the knowledge of such Grantor, such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (B) except as specified in Schedule IV, such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (C) such Grantor has not received any notice of termination or cancellation under such license; (D) such Grantor has not received any notice of a material breach or default under such license, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such license; and (F) neither such Grantor, nor, to the knowledge of such Grantor, any other party to such license is in breach or default in any material respect, and, to the knowledge of such Grantor, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license.

               (ix) Consistent with its reasonable business judgment, such Grantor will use such reasonable efforts as it reasonably deems appropriate to protect, defend, and maintain the validity and enforceablity of the material Intellectual Property Collateral, and will use reasonable efforts to detect material infringements of the material Intellectual Property Collateral, provided, however, that nothing herein shall be construed as to prevent such Grantor from abandoning or ceasing to protect any Intellectual Property Collateral consistent with the terms of Section 11(b).

               (x) To the knowledge of such Grantor, (A) none of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in material default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property Collateral.

               (xi) No actions have been asserted, are pending, or threatened against such Grantor challenging or seeking to deny or restrict the use by such Grantor of any of the material licensed Intellectual Property Collateral, or alleging that any material licensed Intellectual Property Collateral is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party.

     SECTION 9. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that such Grantor believes may be necessary or reasonably desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) mark conspicuously (A) each invoice issued in connection with the rental or lease of any Equipment or Inventory with the following legend: "THIS EQUIPMENT MAY BE SUBJECT TO A SECURITY INTEREST GRANTED TO BANQUE NATIONALE DE PARIS AS ADMINISTRATIVE AGENT" and (B) each Assigned Agreement of such Grantor included in the Collateral, and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) if any Collateral shall be evidenced by a promissory note or other instrument (other than promissory notes permitted pursuant to Section 5.02(e)(ii)(D) of the Credit Agreement), deliver and pledge to the Administrative Agent for the benefit of the Secured Parties hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent, (iii) subject to the provisos at the end of Section 1(a)(vii), deliver and pledge to the Administrative Agent for the benefit of the Secured Parties hereunder certificates representing the Pledged Shares accompanied by undated stock powers executed in blank and evidence that all other action that the Administrative Agent may deem necessary or reasonably desirable in order to perfect and protect the liens and security interests created under this Agreement has been taken and
(iv) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as the Administrative Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interests granted or purported to be granted hereunder.

     (b) Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this

Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     (c) Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

     (d) The Borrower will furnish to the Administrative Agent, at any time within six months prior to the fifth anniversary of the date hereof, opinions of local counsel in Texas, California, New Jersey and Florida substantially in the form of Exhibit H-2 to the Credit Agreement and acceptable to the Required Lenders to the effect that all financing or continuation statements have been filed, and all other action has been taken, to perfect and validate continuously from the date hereof the pledge, assignment and security interests granted hereunder in such jurisdiction (excluding, in the case of perfection, any Collateral in which a security interest may not be perfected by the filing of a financing statement under the Uniform Commercial Code of any jurisdiction).

     SECTION 10. As to Equipment and Inventory. Each Grantor shall:

          (a) On the date hereof and thereafter on the most recent date on which a revised Schedule III is required to be furnished to the Administrative Agent pursuant to Section 10(d), all of the Equipment and Inventory of such Grantor, other than such Equipment and Inventory as has been rented or leased to such Grantor's customers, shall be located at the places specified in Schedule III hereto or at such other places in jurisdictions where all action required by Section 9 shall have been taken with respect to such Equipment and Inventory.

          (b) Cause all of its Equipment and Inventory to be maintained and preserved, as is reasonably required in the conduct of its business, in good working order and condition, excluding (i) ordinary wear and tear and
     (ii) properties that have become obsolete or no longer fit for their intended purposes, and shall forthwith, or in the case of any loss or damage to any of such Equipment or Inventory as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end.

          (c) Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory; provided, however, that such Grantor shall not be required to pay or discharge any such tax, assessment, charge, levy or claim (x) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, or (y) in respect of which the Lien resulting therefrom, if any, attaches to its property and becomes enforceable against its other creditors, to the extent that the aggregate amount of all such taxes, assessments, charges or claims does not exceed $250,000.

          (d) Furnish to the Administrative Agent, at the same time as the quarterly financial statements are required to be furnished to the Administrative Agent pursuant to Section 5.03(c) of the Credit Agreement, unless no revisions are required, a revised Schedule III specifying each place where the Equipment and Inventory of such Grantor is located excluding such Equipment or Inventory rented or leased to such Grantor's customers. Such revised Schedule III shall be deemed to replace the then existing Schedule III and shall be of full force and effect as of the date of delivery of such Schedule to the Administrative Agent.

          (e) In the event that Equipment and/or Inventory of the Grantors with a book value equal to or greater than 10% of the aggregate book value of all Equipment and Inventory of the Grantors' is relocated, in one move or in a series of moves, from one county to another, furnish within five Business Days after such relocation notice of such relocation to the Administrative Agent (such notice to include the percentage book value of the relocated Equipment and Inventory and the old and new locations of such Equipment and Inventory).

          (f) For each leased location at which at any time Equipment and Inventory of the Grantors with a book value equal to or greater than 10% of the aggregate book value of the Equipment and Inventory is located, use its good faith efforts to furnish at such time to the Administrative Agent a landlord access letter or consent on terms and conditions reasonably acceptable to the Administrative Agent.

     SECTION 11. As to Intellectual Property Collateral:

          (a) Each Grantor agrees that, should it obtain an ownership interest in any item of the type set forth in Section 1(g) hereof which is not now a part of the Intellectual Property Collateral (the "After-Acquired Intellectual Property"), (i) the provisions of Section 1 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, and (iii) it shall give written notice of any such item which would otherwise be included on Schedule IV hereto to the Administrative Agent on a semi-annual basis, provided that failure to give such notice shall not be deemed an Event of Default nor shall it limit the Administrative Agent's interest in such Collateral in any way. Each Grantor authorizes the Administrative Agent to modify this Agreement by amending Schedule IV hereto and to modify the Exhibits of any Intellectual Property Security Agreement (and will cooperate with the Administrative Agent in effecting either such amendment) executed pursuant to Section 11(g) hereof to include any After-Acquired Intellectual Property which becomes part of the Intellectual Property Collateral under this Section, and to record any such modified agreement with the U.S. Patent and Trademark Office, the U.S. Copyright Office, or other governmental authority.

          (b) Consistent with such Grantor's reasonable business judgment and subject to the last sentence of this subsection, with respect to each material item of its Intellectual Property Collateral, each Grantor agrees to take, at its expense, all steps that such Grantor reasonably deems necessary, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any court, to (i) maintain each such material item of Intellectual Property Collateral in full force and effect, and valid and enforceable, and (ii) pursue the registration and maintenance of each material patent, trademark, or copyright registration or application, now or hereafter included in the Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office and the U.S. Copyright Office, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Administrative Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for letters patent, trademark, or copyright, unless: (i) such Grantor shall have reasonably determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business, or (ii) the loss thereof will not have a Material Adverse Effect.

          (c) Each Grantor agrees to notify the Administrative Agent at least annually and in writing if it learns (i) that any patent, registered trademark, registered service mark, or registered copyright listed on
     Schedule IV has been declared abandoned, placed in the public domain, invalid or unenforceable, or of any adverse judicial or administrative determination regarding such Grantor's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same, or (ii) of the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item above.

          (d) In the event that any Grantor becomes aware that any material item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall take such actions, at its expense, as such Grantor deems reasonable and appropriate under the circumstances to protect such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

          (e) Except as otherwise provided in this Agreement, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

          (f) Each Grantor shall take all steps which it deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, taking all steps necessary to ensure that all licensed users of any of the Trademarks use consistent standards of quality.

          (g) With respect to its Intellectual Property Collateral, each Grantor agrees to execute an Intellectual Property Security Agreement substantially in the form set forth in Exhibit D for recording the security interest granted to the Secured Parties herein with the U.S. Patent and Trademark Office, the U.S. Copyright Office, and any other governmental authority.

     SECTION 12. Insurance. (a) Each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be reasonably satisfactory to the Administrative Agent from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $1,000,000 per occurrence) to be paid directly to the Administrative Agent, except to the extent permitted to be paid to a Grantor pursuant to Section 12(b). Each such policy shall in addition (i) name such Grantor and the Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Administrative Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Administrative Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Administrative Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Administrative Agent by the insurer. Each Grantor shall, if so requested by the Administrative Agent, deliver to the Administrative Agent certificates evidencing such insurance, make the original policies of such insurance reasonably available for inspection by the Administrative Agent and, as often as the Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor shall, at the request of the Administrative Agent, duly exercise and deliver instruments of assignment of such insurance policies to comply with the requirements of
Section 9 and cause the insurers to acknowledge notice of such assignment.

     (b) Reimbursement under any insurance maintained by any Grantor pursuant to this Section 12 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 12 is not applicable, such Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required or permitted hereunder or by the Credit Agreement to pay or as reimbursement for the cost of such repairs or replacements.

     (c) Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Administrative Agent as specified in Section 20(b).

     SECTION 13. Place of Perfection; Records; Collection of Receivables. (a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral; and the original copies of the Assigned Agreements of such Grantor, and all originals of all chattel paper which evidences or constitutes Receivables (other than rental contracts located in the ordinary course of business at the Borrower's branch offices), at the location therefor specified in Section 8(e) or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions required by Section 9 shall have been taken with respect to the Collateral. Each Grantor will hold and preserve such records, Assigned Agreements and chattel paper and will permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

     (b) Except as otherwise provided in this subsection (b), such Grantor shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and Related Contracts. In connection with such collections, upon and after an Event of Default which is continuing, such Grantor may take (and, following an Event of Default which is continuing at the Administrative Agent's direction, shall take) such action as such Grantor or the Administrative Agent may deem necessary or advisable to enforce collection of the Receivables and Related Contracts; provided, however, that the Administrative Agent shall have the right upon the occurrence and during the continuance of an Event of Default and upon written notice to the Borrower of its intention to do so, to notify the Obligors under any Receivables or Related Contracts of the assignment of such Receivables or Related Contracts to the Administrative Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables or Related Contracts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such

Grantor of the notice from the Administrative Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables or the Related Contracts shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) to be applied as provided by the terms of the Credit Agreement and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any obligor thereof, or allow any credit or discount thereon.

     SECTION 14. Voting Rights; Dividends; Etc. (a) So long as no Default under
Section 6.01(a) or (f) of the Credit Agreement or Event of Default shall have occurred and be continuing:

          (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that no Grantor shall exercise or refrain from exercising any such right if, in the Administrative Agent's judgment, such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

          (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

               (A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral,

     shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Security Collateral except as otherwise required under the Credit Agreement and shall, if received by any Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

          (iii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

     (b) Upon the occurrence and during the continuance of any Default under
Section 6.01(a) or (f) of the Credit Agreement or Event of Default:

          (i) All rights of each Grantor (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 14(a)(i) shall, upon notice to such Grantor by the Administrative Agent, cease, and (B) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 14(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

          (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 14(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

     SECTION 15. As to the Assigned Agreements. (a) Each Grantor shall at its expense:

          (i) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements in accordance with the terms thereof in each case consistent with its reasonable business judgment to the extent permitted under the Credit Agreement and take all such action to such end as may be reasonably requested from time to time by the Administrative Agent; and

          (ii) furnish to the Administrative Agent promptly upon receipt thereof copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements to which it is a party which relate to any material obligation thereunder, and from time to time
     (A) furnish to the Administrative Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Administrative Agent may reasonably request, and (B) upon request of the Administrative Agent make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

     (b) Each Grantor agrees that it shall perform and observe in all material respects and as required pursuant to the Credit Agreement the terms and provisions of each Assigned Agreement to be performed or observed by it, maintain each such Assigned Agreement in full force and effect, enforce such Assigned Agreement in accordance with its terms subject to its reasonable business judgment take all such action to such end as may be from time to time reasonably requested by the Administrative Agent.

     (c) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Administrative Agent for the ratable benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

     SECTION 16. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it shall not (i) sell, assign (by operation of law or otherwise), lease or otherwise dispose of, or grant any option with respect to, any of the Collateral of such Grantor (other than sales, assignments, options, leases and other dispositions permitted under the terms of the Credit Agreement including, without limitation, Section 5.02(d) of the Credit Agreement) or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor, except for the Liens created under the Collateral Documents or permitted under the Credit Agreement.

     (b) Each Grantor agrees that it shall (i) cause each issuer of the Pledged Shares owned by such Grantor not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor, and (ii) subject to the provisos at the end of Section 1(a)(vii) and to any other limitation set forth in Section 1(a), pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of any Pledged Shares.

     SECTION 17. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints for the term that this Agreement is in effect the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's discretion upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to Section 12,

          (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) or (b) above, and

          (d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Administrative Agent with respect to any of the Collateral.

     SECTION 18. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may, but without any obligation to do so and without further notice, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under
Section 20.

     SECTION 19. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its and the other Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative

Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

     SECTION 20. Remedies. If any Event of Default shall have occurred and be continuing:

          (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the N.Y. Uniform Commercial Code, whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral, and also may (i) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent which is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any Grantor under or in connection with the Assigned Agreements, the Receivables and the Related Contracts or otherwise in respect of the Collateral, including, without limitation, any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Intellectual Property Collateral, the Assigned Agreements, the Receivables and the Related Contracts. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by the Administrative Agent as Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 20) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations as permitted or required by the Credit Agreement. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

          (c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the

     Administrative Agent and the other Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement).

          (d) The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the L/C Cash Collateral Account or any part thereof.

          (e) In the event of any sale, assignment, or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included, and such Grantor shall supply to the Administrative Agent or its designee such Grantor's know-how and expertise, and documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property Collateral subject to such disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of such products and services.

     SECTION 21. Indemnity and Expenses. (a) Each Grantor agrees to defend, protect, indemnify and hold harmless each Secured Party from and against any and all claims, damages losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent that such claims, damages, losses or liabilities resulting from such Secured Party's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

     (b) Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or any other Secured Party against such Grantor, or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

     (c) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Grantors contained in this Section 21 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

     SECTION 22. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against such Grantor to enforce this Agreement, irrespective of whether any action is brought against the other Grantors or whether the other Grantors are joined in any such action or actions. All rights of the Administrative Agent and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

          (i) any lack of validity or enforceability of any Loan Document, any Hedge Agreement or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any Hedge Agreement, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any of its Subsidiaries or otherwise;

          (iii) any taking, exchange, release or nonperfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

          (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Borrower or any of its Subsidiaries;

          (v) any change, restructuring or termination of the corporate structure or existence of any Grantor or any of its Subsidiaries; or

          (vi) any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Grantor or a third-party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

     SECTION 23. Amendments; Waivers; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor and each reference in this Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor, and
(ii) the annexes attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I, II, III, IV and V hereto, and the Administrative Agent may attach such annexes as supplements to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant hereto.

     SECTION 24. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and, mailed, telecopied, telegraphed, telexed or delivered to the Borrower or to the Administrative Agent, as the case may be, in each case addressed to it at its address specified in the Credit Agreement or, as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 24. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, respectively, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

     SECTION 25. Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of the cash payment in full of the Secured Obligations, the Termination Date and the termination or expiration of all Bank Hedge Agreements, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 9.07 of the Credit Agreement. No Grantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

     SECTION 26. Release and Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Person that owns such Collateral) in accordance with the terms of the Loan Documents (other than sales or rentals of Equipment and Inventory in the ordinary course of business), the Administrative Agent will, at such Grantor's expense, execute and deliver to any Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent and a certification by the Borrower to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied in accordance with Section 2.06(b)(ii) of the Credit Agreement shall be paid to, or in accordance with the instructions of, the Administrative Agent at the closing.

     (b) With respect to the sale or other disposition of Equipment or Inventory in the ordinary course of business permitted by the Loan Documents, so long as at the time of such sale no Event of Default shall have occurred and be continuing, such sale or other disposition may be made free from the lien of this Agreement and the other Loan Documents without the necessity of any release from or consent by the Administrative Agent and no purchaser of any such property shall be bound to inquire into any question affecting the right of any Grantor to sell or otherwise dispose of such Equipment or Inventory free from the lien of this Agreement and the Loan Documents.

     (c) Upon the latest of the cash payment in full of the Secured Obligations, the Termination Date and the termination or expiration of all Bank Hedge Agreements, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination, the Administrative Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

     SECTION 27. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and leases, letting and licenses of, and contracts and agreements relating to the lease of real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

     SECTION 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 29. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

     IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                             MEDIQ/PRN LIFE SUPPORT SERVICES, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer


                             MEDIQ INVESTMENT SERVICES, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             1403 Faulk Road, Suite 102
                             Wilmington, DE 19803
                             Attention: Chief Financial Officer


                             MEDIQ MOBILE X-RAY SERVICES, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer
                             MEDIQ MANAGEMENT SERVICES, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer


                             MEDIQ IMAGING SERVICES, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer


                             VALUE-MED PRODUCTS, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer

                             AMERICAN CARDIOVASCULAR IMAGING LABS, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer


                             MEDIQ DIAGNOSTIC CENTERS, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer


                             MEDIQ DIAGNOSTIC CENTERS-I, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer

                             MDTC HADDON, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer

                                   SCHEDULE I

                 Initial Pledged Shares and Initial Pledged Debt


                             Initial Pledged Shares

                                     Part I



                              Initial Pledged Debt

                                     Part II

                                   SCHEDULE II

                               Assigned Agreements

                                  SCHEDULE III

                      Locations of Equipment and Inventory

                                   SCHEDULE IV

                              Intellectual Property

                                   SCHEDULE V

                    Blocked Accounts and Other Bank Accounts

                                            EXHIBIT A TO THE SECURITY AGREEMENT
                                                 FORM OF BLOCKED ACCOUNT LETTER


_________, 1998


[Blocked Account Bank Address]

Attn:  [          ]


[Grantor]

Ladies and Gentlemen:

     Reference is made to the deposit accounts listed on the attached Schedule I into which certain monies, instruments and other properties are deposited from time to time (the "Accounts") maintained with you by [Grantor], a ________ corporation (the "Company"). Pursuant to a Security Agreement dated as of _______, 1998 (the "Security Agreement"), the Company has granted to Banque Nationale de Paris, as administrative agent (the "Administrative Agent") for the Secured Parties referred to in the Credit Agreement dated as of ________, 1998 (the "Credit Agreement") with the Company, a security interest in certain property of the Company, including, among other things, the following (the "Account Collateral"): the Accounts, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Accounts, all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral and all proceeds of any and all of the foregoing Account Collateral and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Account Collateral and (ii) cash. It is a condition to the continued maintenance of the Accounts with you that you agree to this letter agreement.

     By signing this letter agreement, you acknowledge notice of the Security Agreement and confirm to the Administrative Agent that you have received no notice of any other pledge or assignment of the Accounts. Further, you hereby agree with the Administrative Agent that:

          (a) Notwithstanding anything to the contrary in any other agreement relating to the Accounts, the Accounts are and will be subject to the terms and conditions of the Security Agreement, will be maintained solely for the benefit of the Administrative Agent, will be entitled "Banque Nationale de Paris, as Administrative Agent, Re: [Grantor]" and will be subject to written instructions only from an officer of the Administrative Agent.

          (b) Upon the written request of the Administrative Agent to you, which request shall specify that an "Event of Default" under the Credit Agreement has occurred and is continuing (which writing may be by telex or telecopy and upon which you may conclusively rely, absent manifest error), you shall immediately transfer (at the cost and expense of the Company) subject to your usual deposit terms, all funds then or thereafter deposited in the Accounts by wire transfer into the Administrative Agent's Account at the Federal Reserve Bank of New York, 33 Liberty Street, New York, NY, 10048, ABA No. 026007689, for further credit to Account No. 750420-701-03.

          (c) From and after the date that the Administrative Agent shall have sent to you a written notice (which writing may be by telex or telecopy and upon which you may conclusively rely, absent manifest error) that an "Event of Default" under the Credit Agreement has occurred and until the date, if any, that the Administrative Agent shall have advised you in writing (which writing may be by telex or telecopy and upon which you may conclusively rely, absent manifest error) that no Event of Default is continuing, you shall not honor any withdrawal or transfer from, or any check, draft or other item of payment on, the Accounts, other than any withdrawal, transfer, check, draft or other item made in writing by the Administrative Agent or bearing the written consent of the Administrative Agent, and, to the extent of collected funds in the Accounts, you shall honor each such withdrawal, transfer, check, draft or other item made in writing by the Administrative Agent or bearing the written consent of the Administrative Agent.

          (d) You will follow your usual operating procedures for the handling of the Accounts, including any remittance received in the Accounts that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees, etc.

          (e) You shall furnish to the Administrative Agent, promptly upon the reasonable written request of the Administrative Agent in each instance, all information regarding the Accounts, to the extent the same is provided to the Company, for the period of time specified in such written notice, and the Company hereby authorizes you to furnish same.

          (f) You agree that you will not make, and you hereby waive all of your rights to make, any charge, debit or offset to the Accounts for any reason whatsoever, and waive any and all liens, whether contractual or provided under law, which you may have or hereafter acquire on the Accounts or funds therein, in each case, other than any charge, offset, debit or lien in respect of your customary service charges relating to the Accounts.

          (g) All service charges and fees with respect to the Accounts shall be payable by the Company.

          (h) After the giving of notice referred to in paragraphs (b) and (c) above, the Administrative Agent shall be entitled to exercise any and all rights of the Company in respect of the Accounts, and the undersigned shall comply in all respects with such exercise.

     This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Administrative Agent, the other Secured Parties and their successors, transferees and assigns. You may terminate this letter agreement only upon thirty days' prior written notice to the Company and the Administrative Agent. Upon such termination you shall close the Accounts and transfer all funds in the Accounts to the Administrative Agent's Account specified in paragraph (b) above.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

                             Very truly yours,

                             [GRANTOR]


                             By
                                -----------------------------------------------
                                Name:
                                Title:


                             BANQUE NATIONALE DE
                               PARIS, as Administrative Agent


                             By
                                -----------------------------------------------
                                Title:


                             By
                                -----------------------------------------------
                                Title:

Acknowledged and agreed to as of
the date first above written:

[BLOCKED ACCOUNT BANK NAME]


By
   -----------------------------

   -----------------------------

   -----------------------------
   Title:

SCHEDULE I TO EXHIBIT A TO THE
SECURITY AGREEMENT

                                    Accounts

                                            EXHIBIT B TO THE SECURITY AGREEMENT
                                                  FORM OF CONSENT AND AGREEMENT


     The undersigned hereby acknowledges notice of, and consents to the terms and provisions of, the Security Agreement dated ________, 1998 (the "Security Agreement", the terms defined therein being used herein as therein defined) from MEDIQ/PRN Life Support Services, Inc. (the "Borrower") and certain other parties thereto (together with the Borrower, the "Grantors") to Banque Nationale de Paris as agent (the "Administrative Agent") for the Secured Parties referred to therein, and hereby agrees with the Administrative Agent that:

          (a) Upon written notice from the Administrative Agent, the undersigned will make all payments to be made by it under or in connection with the __________ Agreement dated _______________, 19__ (the "Assigned Agreement") between the undersigned and the Borrower in accordance with the instructions of the Administrative Agent.

          (b) All payments referred to in paragraph (a) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and the undersigned will not seek to recover from the Administrative Agent or any Lender for any reason any such payment once made.

          (c) The Administrative Agent shall be entitled to exercise any and all rights and remedies of the Borrower under the Assigned Agreement in accordance with the terms of the Security Agreement, and the undersigned shall comply in all respects with such exercise.

          (d) The undersigned will not, without the prior written consent of the Administrative Agent, (i) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof, [or] (ii) amend or otherwise modify the Assigned Agreement [, or (iii) make any prepayment of amounts to become due under or in connection with the Assigned Agreement, except as expressly provided therein].

     This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the other Secured Parties and their successors, transferees and assigns. This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.


     IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.


Dated:  _______________, ____               [NAME OF OBLIGOR]

                                            By
                                               --------------------------------
                                               Name:
                                               Title:

                                            EXHIBIT C TO THE SECURITY AGREEMENT
                                          FORM OF SECURITY AGREEMENT SUPPLEMENT


Banque Nationale de Paris, as Administrative Agent under the Credit Agreement referred to below
   [Address]
                                                      [Date]


Attention: ________________________


                  Security Agreement dated as of ________, 1998
                made by MEDIQ/PRN Life Support Services, Inc. and the other Grantors to Banque Nationale de Paris, as Administrative Agent

Ladies and Gentlemen:

     Reference is made to the above-captioned Security Agreement (such Security Agreement, as in effect on the date hereof and as it may hereafter be amended, modified or otherwise supplemented from time to time, being the "Security Agreement"). The terms defined in the Security Agreement (or in the Credit Agreement referred to therein) and not otherwise defined herein are used herein as therein defined.

     The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Security Agreement as if it were an original party thereto and agrees that each reference in the Security Agreement to "Grantor" shall also mean and be a reference to the undersigned.

     The undersigned hereby assigns and pledges to the Administrative Agent for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties as security for the Secured Obligations a lien on and security interest in, all of the right, title and interest of the undersigned, whether now owned or hereafter acquired, in and to the Collateral owned by the undersigned, including, but not limited to, the property listed on Annex I hereto. Schedules I, II, III, IV and V to the Security Agreement are hereby supplemented by Annexes I, II, III, IV and V hereto, respectively. The undersigned hereby certifies that such Annexes have been prepared by the undersigned in substantially the form of Schedules I, II, III, IV and V to the Security Agreement and are accurate and complete as of the date hereof.

     The undersigned hereby makes each representation and warranty set forth in
Section 8 of the Security Agreement (as supplemented by the attached Annexes) to the same extent as each other Grantor and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each other Grantor.

     This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                            Very truly yours,

                                            [NAME OF ADDITIONAL
                                             GRANTOR]


                                            By
                                               --------------------------------
                                               Name:
                                               Title:

         Address of Chief Executive
         Office and for Notices:
         [Address]
         Attention: Chief Financial Officer

                                            EXHIBIT D TO THE SECURITY AGREEMENT
                               FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT


     This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as may be amended, supplemented or otherwise modified from time to time, the "IP Security Agreement") dated ________, 1998, is made by the Persons listed on the signature pages hereof (collectively, the "Grantors") in favor of BANQUE NATIONALE DE PARIS ("BNP"), as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

     WHEREAS, MEDIQ/PRN Life Support Services, Inc., a Delaware corporation, has entered into a Credit Agreement dated as of ________, 1998 (as may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with BNP, as Administrative Agent, Swing Line Bank, Initial Issuing Bank and Arranger, NationsBank, N.A., as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent and the Lender Parties party thereto. Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.

     WHEREAS, as a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement each Grantor shall have executed that certain Security Agreement by and among the Grantors and the Administrative Agent dated as of ________, 1998 (as may be amended, supplemented or otherwise modified from time to time, the "Security Agreement").

     WHEREAS, under the terms of the Security Agreement, Grantors have granted a security interest in certain intellectual property of Grantors to the Administrative Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office, and other governmental entities.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors agree as follows:

     SECTION 1. Grant of Security. Each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor's right, title and interest in and to the following (the "Collateral"):

          (i) The United States, international, and foreign patents, patent applications, and patent licenses set forth on Exhibit A hereto including reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the "Patents");

          (ii) The United States and foreign trademark and service mark registrations, applications, and licenses set forth on Exhibit B hereto (the "Trademarks");

          (iii) The copyrights, associated United States and foreign copyright applications and registrations, and copyright licenses set forth on Exhibit C hereto (the "Copyrights");

          (iv) any and all causes of action for past, present and future infringement or breach of the Patents, Trademarks and Copyrights, with the right, but not the obligation to sue for and collect, or otherwise recover, damages for such infringement or breach; and

          (v) any and all proceeds of the foregoing.

     SECTION 2. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this IP Security Agreement.

     SECTION 3. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 4. Conflict Provision. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this IP Security Agreement are in conflict with the Security Agreement or the Credit Agreement, the provisions of the Security Agreement or the Credit Agreement shall govern.

     IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                             MEDIQ/PRN LIFE SUPPORT SERVICES, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer


                             MEDIQ INCORPORATED

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer

                             PRN HOLDINGS, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             1403 Faulk Road
                             Suite 102
                             Wilmington, DE 19803
                             Attention: Chief Financial Officer


                             MEDIQ INVESTMENT SERVICES, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             1403 Faulk Road, Suite 102
                             Wilmington, DE 19803
                             Attention: Chief Financial Officer


                             MEDIQ MANAGEMENT SERVICES, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer

                             MEDIQ SURGICAL EQUIPMENT
                                  SERVICES, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer


                             VALUE-MED PRODUCTS, INC.

                             By
                                -----------------------------------------------
                                Name:
                                Title:

                             Address of Chief Executive Office and for Notices:
                             One MEDIQ Plaza
                             Pennsauken, NJ 08110
                             Attention: Chief Financial Officer

                                                                       EXHIBIT E


                    MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
                           OF RENTS AND FIXTURE FILING



                            Dated as of May 29, 1998



                      MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
                                    Mortgagor



                                       to



                           BANQUE NATIONALE DE PARIS,
                as Administrative Agent for the Lender Parties,
                       as hereinafter defined, Mortgagee

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
OF RENTS AND FIXTURE FILING


     THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING ("Mortgage"), made as of the 29th day of May, 1998, by MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation, having its principal office at One Mediq Plaza, Pennsauken, NJ 08110 ("Mortgagor") to BANQUE NATIONALE DE PARIS, having an office at 499 Park Avenue, New York, New York 10022 ("Mortgagee").

                              W I T N E S S E T H:

     WHEREAS, Mortagor, MEDIQ Incorporated, has entered into that certain credit agreement, dated as of May 29, 1998 with the banks, financial institutions and other institutional lenders listed on the signature pages thereof as the Initial Lenders, Mortgagee, as administrative agent for the Lender Parties, as defined in the Credit Agreement, and as the initial issuing bank and NationsBank, N.A. as syndication agent for the Lender Parties and Credit Suisse First Boston, as documentation agent for the Lender Parties (said credit agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined); and

     WHEREAS, pursuant to the Credit Agreement and subject to the terms and conditions therein set forth, the Lender Parties have agreed to make Advances to Mortgagor; and

     WHEREAS, the aggregate principal amount of Advances outstanding from time to time under the Credit Agreement may not exceed $275,000,000, excluding advances made to protect the lien and security of this Mortgage; and

     WHEREAS, to evidence such indebtedness Mortgagor has executed and delivered the Credit Agreement and certain of the Loan Documents; and

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees that to secure the full and final payment of any and all indebtedness and obligations due and owing or which may hereafter become due and owing from Mortgagor to Mortgagee (and to the Lender Parties), whether now existing or hereafter arising, of every nature, type and description, together with any and all renewals, extensions, substitutions thereto and modifications thereof and whether absolute or contingent, direct or indirect, joint or several, matured or unmatured, including without limitation, all indebtedness and obligations arising at any time and from time to time under the Credit Agreement and other Loan Documents to be paid with interest thereon pursuant thereto, Mortgagor hereby gives, grants, bargains, warrants, aliens, premises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms to Mortgagee, ALL that certain real property, including without limitation all plots, pieces or parcels of land, situate, lying and being in the Township of Pennsauken, County of Camden, the State of New Jersey (hereinafter called the "Land"), more particularly bounded and described in SCHEDULE A hereto annexed and made a part hereof;

     TOGETHER, ALSO, with all fixtures, equipment, machinery, chattels, apparatus and articles of personal property now or hereafter attached to or located in or upon the Premises (defined below), and used or usable in connection with any present or future operation or letting of the Premises or the activities at any time conducted therein and all substitutions and replacements therefor (hereinafter called "Building Equipment"), including, but not limited to, furnaces, boilers, oil burners, radiators and piping, coal stokers, plumbing and bathroom fixtures, refrigeration, air conditioning and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, stoves, ranges, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, kitchen cabinets, incinerators, plants and shrubbery and all other machinery, vending machines, appliances, fittings, furniture, furnishings and fixtures of every kind used in the operation of the buildings standing or hereafter erected on the Premises, together with any and all replacements thereof and additions thereto, and all right, title and interest of Mortgagor in and to any Building Equipment which may be subject to any security agreements, as defined in subdivision (1) (h) of Section 9-105 of the Uniform Commercial Code of the State of New Jersey (hereinafter called "Security Agreements"), superior in lien to the lien of this Mortgage; it being understood and agreed that all Building Equipment is part and parcel of the Premises and appropriated to the use thereof and, whether affixed or annexed to the Premises or not, shall for the purposes of this Mortgage, be deemed conclusively to be real estate and mortgaged hereby;

     TOGETHER, ALSO, with any and all awards, damages, payments and other compensation and any and all claims therefor and rights thereto which may result from taking or injury, including interest thereon, heretofore and hereafter made to Mortgagor by virtue of the exercise of the power of eminent domain of or any damage, injury or destruction in any manner caused to the whole or any part of the Premises or any easement therein, including but not limited to insurance proceeds, condemnation awards and settlements, any awards for changes of grade of streets, all of which are hereby assigned to Mortgagee, who is hereby authorized to collect and receive the proceeds of such items and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the mortgage debt, notwithstanding the fact that the amount owing thereon may not then be due and payable;

     TOGETHER, ALSO, with all the estate, right, title, claim or demand whatsoever of Mortgagor in and to all rents, income, profits and other benefits to which Mortgagor may now or hereafter be entitled from the property described above (such granting constituting an absolute and present assignment of such property, subject to conditional permission of Mortgagor to collect such rents as provided herein below);

     TOGETHER, ALSO with the appurtenances, all estate and rights of Mortgagor in and to the Premises and all right, title and interest, if any, of Mortgagor, in and to the land lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises and of, in and to any strips or gores of land adjoining the Premises;

     TOGETHER, ALSO with all right, title and interest of Mortgagor in and to all agreements, contracts, plans and specifications relative to the construction of the improvements built or to be built on the Land; the sale including the proceeds thereof, of the Premises; leasing, brokerage, management, sale and/or operation of the Premises;

                  TOGETHER, ALSO, with all and singular the tenements, hereditaments and appurtenances belonging to the Land or any part thereof, and the buildings, structures, and improvements thereon, or in any way appertaining thereto (including, but not limited to, all income, rents, issues and profits arising therefrom), all streets, alleys, passages, ways, watercourses, easements, all other rights, liberties and privileges of whatsoever kind or character, the provisions and remainders, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well at law as in equity, of Mortgagor in and to all the foregoing or any or every part thereof (all Land, buildings, structures, improvements, fixtures, equipment, machinery, chattels, goods, apparatus, personal property, Building Equipment, tenements, awards, damages, payments, compensation, claims, rights, rents, income, profits and other property interests described and enumerated herein are hereinafter collectively referred to as the "Premises") .

     TO HAVE AND TO HOLD the Premises and other property, privileges, rights, interests and franchises hereby granted or mortgaged, or intended so to be, unto Mortgagee, its successors and assigns forever;

     PROVIDED, HOWEVER, and these presents are upon the condition, that if Mortgagor shall fully and finally pay or cause to be paid all of the Obligations on the abovementioned Loan Documents, at the times and in the manner therein and herein provided, and shall keep, perform and observe all and singular the covenants, agreements and provisions in the abovementioned Loan Documents and in this Mortgage expressed to be kept, performed and observed by or on the part of Mortgagor, then this Mortgage and the estate and rights hereby granted shall cease, determine and be void but otherwise shall be and remain in full force and effect.

     All capitalized terms used herein not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     MORTGAGOR'S LIABILITY UNDER THE CREDIT AGREEMENT FOR THE OBLIGATIONS SHALL NOT EXCEED THE PRINCIPAL AMOUNT OF $275,000,000 THEREOF, PLUS, FROM AND AFTER THE DEMAND FOR PAYMENT THEREUNDER, INTEREST THEREON AT THE HIGHEST RATE THEN APPLICABLE TO THE INDEBTEDNESS OF BORROWER TO MORTGAGEE SET FORTH IN THE CREDIT AGREEMENT, PLUS ANY AND ALL COSTS, EXPENSES AND CHARGES OF COLLECTION THEREUNDER (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS' FEES AND LEGAL EXPENSES).

     AND Mortgagor covenants and agrees with Mortgagee as follows:

     1. Payment of Indebtedness. That Mortgagor will pay all indebtedness as hereinbefore provided and if default shall be made in the payment of the said indebtedness or in the interest which shall accrue thereon, or of any part of either, Mortgagee shall have power to sell the Premises, including without limitation the Building Equipment and other property covered hereby according to law.

     2. Insurance. (a) That Mortgagor will keep the buildings on the Premises and the Building Equipment insured for the benefit of Mortgagee (i) against loss by fire, (ii) by means of an extended coverage endorsement, against loss or damage by windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicle and smoke, (iii) against loss of rentals due to any of the foregoing causes, (iv) against loss by flood if the Premises are located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, and (v) when and to the extent required by Mortgagee, against any other risk insured against by persons operating like properties in the locality of the Premises; that Mortgagor will assign and deliver to Mortgagee the policies of such insurance and the proceeds thereof; that Mortgagor will reimburse Mortgagee for any premiums paid for insurance made by Mortgagee on Mortgagor's default in taking out such insurance, or in so delivering such policies, together with interest thereon at the rate per annum specified in Article 4 hereof, and the same shall be added to the indebtedness secured hereby and be secured by this Mortgage;

     (b) that such insurance shall be provided by policies written in terms and amounts, and by companies, reasonably satisfactory to Mortgagee, and losses thereunder shall be payable to Mortgagee pursuant to a standard non-contributory mortgagee endorsement required by Mortgagee, which endorsement may only be cancelled or modified upon not less than thirty (30) days prior written notice to Mortgagee. Mortgagee shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Mortgagor hereby expressly assume full responsibility therefor and all liability, if any, with respect thereto.

     (c) that regardless of the types or amounts of insurance required and approved by Mortgagee Mortgagor will deliver to Mortgagee certificates evidencing all policies of insurance acquired by Mortgagor to insure against any loss or damage to the Premises, as additional security for the indebtedness secured hereby;

     (d) that Mortgagee shall be entitled to retain and apply the proceeds of any insurance, whether against fire or other hazard, to the payment of the indebtedness secured hereby, or, if Mortgagee, in its sole discretion, shall so elect, Mortgagee may hold any or all of such proceeds for application to payment of the cost of restoration;

     (e) that not less than fifteen (15) days prior to the expiration date of each policy furnished by Mortgagor pursuant to this Article, Mortgagor will deliver to Mortgagee a certificate evidencing a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to Mortgagee; and

     (f) that in the event of a foreclosure of this Mortgage the purchaser of the Premises shall succeed to all the rights of Mortgagor, including any rights to the proceeds of insurance and to unearned premiums, in and to all policies of insurance certificates for which have been delivered to Mortgagee pursuant to this Article.

     3. Premises and Improvements. That no building or other property now or hereafter covered by the lien of this Mortgage shall be removed, demolished or materially altered without the prior written consent of Mortgagee, except that Mortgagor shall have the right, without such consent, to remove and dispose of, free from the lien of this Mortgage, such Building Equipment as from time to time may become worn out or obsolete, provided that simultaneously with or prior to such removal, any such equipment shall be replaced with other equipment of a value at least equal to that of the replaced equipment and free from any security agreement, and by such removal and replacement Mortgagor shall be deemed to have subjected such Building Equipment to lien of this Mortgage.

     4. Mortgagee's Optional Performance. That in the event of any default in the performance of any of Mortgagor's covenants or agreements herein, Mortgagee may, at the option of Mortgagee, perform the same and the cost thereof, with interest at a rate per annum equal to the highest rate then applicable to the indebtedness of Borrower to Mortgagee set forth in the Credit Agreement (but not in excess of the maximum rate allowed by law to be charged to Mortgagor), shall immediately be due from Mortgagor to Mortgagee and secured by this Mortgage.

     5. Taxes, Assessments and Escrows. (a) That Mortgagor will pay all taxes, assessments, water rates, sewer rents fines, impositions and other claims and/or charges now or hereafter levied and all charges for utilities with respect to or against the Premises or any part thereof, and also any and all license fees or similar charges which may be imposed by the municipality in which the Premises are situated for the use of walks, chutes, areas and other space beyond the lot line on or abutting the public sidewalks in front of or adjoining the Premises, together with any penalties or interest on any of the foregoing (collectively "Impositions"), and in default thereof Mortgagee may pay the same and Mortgagor will repay the same with interest thereon at the rate per annum specified in
Article 4 hereof and the same shall be added to the indebtedness secured hereby and be additionally secured by this Mortgage; that upon request of Mortgagee, Mortgagor will exhibit to Mortgagee receipts for the payment of all items specified in this Article within ten (10) days of the date when the same shall become delinquent. If any law, rule, regulation or ordinance adopted hereafter by any federal, state or local government, or any department, agency or bureau thereof, imposes a tax on Mortgagee with respect to the Premises, the value of Mortgagor's equity therein, the amount of the indebtedness secured hereby, or this Mortgage, Mortgagee shall have the right at its election from time to time to give Mortgagor sixty (60) days' written notice to pay such indebtedness secured hereby, whereupon such indebtedness shall become due, payable and collectible at the expiration of such period of sixty (60) days, unless prior thereto, lawfully and without violation of usury or other laws, Mortgagor shall have paid any such tax in full as the same became due and payable, in which event such notice shall be deemed to have been rescinded with respect to any right of Mortgagee hereunder arising by reason of the tax so paid. No prepayment charge or premium shall apply to the payment of the indebtedness secured hereby pursuant to any such notice, if the payment is made before the expiration of such period of sixty (60) days.

     (b) That Mortgagee will not permit Mortgagor to claim and Mortgagor will not claim or demand any credit on or make any deduction from any secured indebtedness hereunder including without limitation any interest or principal of, on, or with respect to the Notes, by reason of the payment of any taxes levied or to be levied upon the Premises or any part thereof during the continuance of the lien of this Mortgage.

     (c) That, after an event of default hereunder, Mortgagee may, at its option to be exercised by twenty (20) days' written notice to Mortgagor, require that Mortgagor deposit with Mortgagee, on the first day of each and every month, a sum equal to one-twelfth (1/12) of the annual real estate taxes, assessments, water rates, sewer rents and other charges specified in this Article 5 (hereinafter collectively referred to as "taxes") plus one-twelfth (1/12) of the premiums required to keep in force for one year the insurance specified in
Article 2 hereof. If such deposits shall be so required, Mortgagor shall also deposit with Mortgagee, at least thirty (30) days prior to the due date of each installment of such taxes and each insurance premium, such additional amount as may be determined by Mortgagee in order to provide Mortgagee with funds sufficient to pay such installment or premium. It is the intention of the parties that, if such deposits shall be so required, Mortgagor shall deposit with Mortgagee the necessary funds so that Mortgagee, at all times until the full payment and satisfaction of this Mortgage, shall have on hand sufficient deposits covering the accrued amounts of such taxes and insurance premiums. The amount of such taxes and premiums, when unknown, shall be reasonably estimated by Mortgagee; any insufficiency to pay such charges when due shall be paid by Mortgagor to Mortgagee on demand. If permitted by law, the said funds shall bear no interest and shall not be deemed to be trust funds but may be commingled with other funds of Mortgagee and no interest shall be payable upon any such funds.

(The foregoing sentence shall not apply to any assignee of this Mortgage.) Mortgagee shall have no obligation to use said funds to pay an installment of taxes prior to the last day on which payment thereof may be made without penalty or interest or to pay an insurance premium prior to the due date thereof. If the whole of said principal sum and interest shall be declared due and payable by Mortgagee pursuant to Article 20 hereof, all such deposits may, at the option of Mortgagee, be applied in reduction of said principal sum and/or interest, as Mortgagee shall elect. Upon an assignment of this Mortgage, Mortgagee shall have the right to pay over the balance of such deposits in its possession to the assignee and Mortgagee shall thereupon be completely released from all liability with respect to such deposits and Mortgagor or owner of the Premises shall look solely to the assignee or transferee in reference thereto. This provision shall apply to every transfer of such deposited to a new assignee. Upon full payment and satisfaction of this Mortgage or at any prior time, at the election of Mortgagee, the balance of the deposits in its possession shall be paid over to the record owner of the Premises and no other party shall have any right or claim thereto in any event. Mortgagor agrees, at Mortgagee's request, to make the aforesaid deposits with such service or financial institution as Mortgagee shall from time to time designate.

     6. Appointment of Receiver and Other Powers. That Mortgagee shall have the right in case of failure of Mortgagor to perform any of the acts, covenants, or conditions in this Mortgage or in the Credit Agreement, upon a complaint filed or any proper action being commenced for the foreclosure of this Mortgage, to apply for, and Mortgagee shall be entitled as a matter of right without consideration of the value of the Premises as security for the amounts due Mortgagee, or of the solvency of any person or persons obligated for the payment of such amounts, to the appointment by any competent court or tribunal, without notice to any party, of a receiver of the rents, issues, and profits of the Premises, with power to lease the Premises, or such part thereof as may not then be under lease, and with such other powers as may be deemed necessary, who, after deducting all proper charges and expenses attending the execution of the trust as receiver, shall apply the residue of the rents and profits to the payment and satisfaction of the amount remaining secured hereby, or to any deficiency which may exist after applying the proceeds of any judicially decreed sale of the Premises to the payment of the amount due, including interest and the costs of the foreclosure and sale.

     7. Estoppel Certificate. That Mortgagor, within five (5) days upon request in person or within ten (10) days upon request by mail, will furnish a written statement duly acknowledged of the amount due on this Mortgage and whether any offsets or defenses exist against the secured mortgage debt.

     8. Notice. That notice and demand or request shall be made in accordance with the Credit Agreement.

     9. Title and Further Assurances. (a) That Mortgagor warrants that Mortgagor has good title to the Premises, including without limitation the Building Equipment and other property covered hereby free and clear of all liens and encumbrances, except for current real property taxes not yet delinquent and this Mortgage ("Permitted Encumbrances"), and has full power and lawful authority to mortgage the same; that Mortgagor shall and will make, execute, acknowledge and deliver, in due form required by applicable law, all such further assurances as may at any time hereafter be reasonably required to effectuate the mortgaging of the Premises and other property covered hereby or intended so to be, unto Mortgagee, its successors or assigns, for the purpose aforesaid, and unto all and every person or persons deriving any estate, right, title or interest therein under this Mortgage; and that Mortgagor will warrant and defend title to the Premises, including without limitation the Building Equipment and said other property against all persons whomsoever claiming the same or any part thereof, including without limitation all persons claiming by, through or under Mortgagor.

     (b) That Mortgagor shall execute and deliver, from time to time, such further instruments (including further security agreements and Uniform Commercial Code financing statements) as may be requested by Mortgagee to confirm the lien of this Mortgage on any Building Equipment.

     (c) That Mortgagor upon request, shall make, execute and deliver any and all instruments sufficient for the purpose of confirming the assignment to Mortgagee of awards for the taking by eminent domain of the whole or any part of the Premises or any easement therein, including any awards for changes of grade of streets, free, clear and discharged of any encumbrances of any kind or nature whatsoever.

     (d) That Mortgagor shall not further encumber the Premises for debt and hereby (1) represents as a special inducement to Mortgagee to make the loans secured hereby that, as of the date hereof, this is a first mortgage and there are no encumbrances to secure debt junior to this Mortgage and (2) covenants that there are to be none as of the date when this Mortgage becomes of record and thereafter will be none, except, in either case, encumbrances having the prior written consent of Mortgagee.

     (e) Mortgagor will promptly perform and observe, or cause to be performed or observed, all of the terms, covenants and conditions of all instruments of record affecting the Premises, non-compliance with which may affect the security of this Mortgage or which may impose any duty or obligation upon Mortgagor or any other occupant of the Premises or any part thereof, and Mortgagor shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interest and rights in favor of or constituting any portion of the Premises.

     10. Sale by Parcel. That in case of any foreclosure sale, the Premises, or so much thereof as may be affected by this Mortgage, may be sold in one or more parcels.

     11. Additional Lien. That if any action or proceeding be commenced (including an action to foreclose this Mortgage or to collect the indebtedness secured hereby), in which Mortgagee becomes a party or participates, by reason of being the holder of this Mortgage or the debt secured hereby, all sums paid by Mortgagee for the expense of so becoming a party or participating (including reasonable counsel fees and disbursements) shall on notice and demand be paid by Mortgagor, together with interest thereon at the rate per annum specified in
Article 4 hereof, and shall also be a lien on the Premises, prior to any right or title to, interest in, or claim upon, the Premises subordinate to the lien of this Mortgage, and shall be deemed to be additionally secured by this Mortgage and that in any action or proceeding to foreclose this Mortgage, or to recover or collect the debt secured hereby, the provisions of law respecting the recovery of costs, disbursements and allowances shall apply in addition to the foregoing.

     12. Care and Maintenance of Premises. That the Premises and any buildings on the Premises have not been damaged to any material extent and Mortgagor will maintain the Premises and the Building Equipment in good condition and repair, will not commit or suffer any waste thereof or the conduct of any nuisance or unlawful occupation or business on, or use of, the Premises, and will comply with, or cause to be complied with, all statutes, ordinances and requirements of any governmental authority relating to the Premises; that Mortgagor will promptly repair, restore, replace or rebuild any part of the Premises or the Building Equipment now or hereafter subject to the lien of this Mortgage which may be damaged or destroyed by any casualty whatsoever or which may be affected by any proceeding of the character referred to in Article 13; and that Mortgagor shall not initiate, join in, or consent to any change in any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or defining the uses which may be made of the Premises or any part thereof.

     13. Eminent Domain and Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Premises, or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned to and shall be paid to Mortgagee. In addition, all causes of action, whether accrued before or after the date of this Mortgage, of all types for damages or injury or affecting the Premises or any part thereof, including, without limitation, causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, are hereby assigned to Mortgagee as additional security and the proceeds shall be paid to Mortgagee. Mortgagee may, at its option, appear in and prosecute in its own name, any action or proceedings relating to condemnation or other taking of or damage or injury to the Premises or any portion thereof. If Mortgagor at any time suspects or has knowledge of any casualty damages to the Premises or damage in any other manner, Mortgagor will immediately notify Mortgagee in writing. Mortgagor may participate in any such proceedings and may join Mortgagee in adjusting any loss covered by insurance.

     That notwithstanding any taking by eminent domain or other governmental action (of which there are no such pending proceedings) causing injury to, or decrease in value of, the Premises and creating a right to compensation therefor, including, without limitation, the change of the grade of any street, Mortgagor shall continue to be fully liable for all indebtedness or liability secured hereby.

     All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Mortgagor may receive, or to which Mortgagor may become entitled with respect to the Premises or any part thereof, shall be paid over to Mortgagee and shall be applied first toward reimbursement of all costs and expenses of Mortgagee in connection with recovery of the same. Thereafter the same need not be applied by Mortgagee in reduction of principal but may be applied in such proportions and priority as Mortgagee, in Mortgagee's sole discretion, may elect, to the payment of principal, interest or other sums secured by this Mortgage and/or to payment to Mortgagor, on such terms as Mortgagee may specify, for the sole purpose of altering, restoring or rebuilding any part of the Premises which may have been altered, damaged or destroyed as a result of any such taking or other action; that if, prior to the receipt by Mortgagee of such award or compensation, the Premises shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive said award or compensation to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered, together with reasonable counsel fees and the costs and disbursements incurred by Mortgagee in connection with the collection of such award or compensation. In the event Mortgagee elects to permit Mortgagor to repair or restore the Premises following any damage or injury to the Premises, or any part thereof, then the balance of such compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action or payments shall be applied to the reimbursement of Mortgagor for expenses incurred by it in such repair or restoration of the Premises, subject, however, to the following conditions:

          (i) any such work of repair or restoration shall be of such a character as not to reduce, or otherwise adversely affect, the value of the buildings, improvements and fixtures on the Premises immediately before such damage or injury, nor to diminish the general utility of such buildings, improvements or fixtures for the purposes the same were used immediately prior to such damage;

          (ii) such work of repair or restoration shall be commenced as soon as reasonably possible after such damage or injury occurs and shall be completed by Mortgagor forthwith and with due diligence;

          (iii) such work of repair or restoration shall be done in accordance with plans, specifications and drawings submitted to and approved by Mortgagee;

          (iv) any such monies made available for such repair or restoration shall be disbursed in accordance with standard construction lending practices approved by Mortgagee or in any other manner approved by Mortgagee; and

          (v) in the event such compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action or payments are insufficient to complete such repairs or restoration, Mortgagor shall provide the balance of the cost of such repairs or restoration. Any balance of monies held by Mortgagee and remaining after completion of such repair or restoration shall be applied to the payment or prepayment (without premium) of the indebtedness or liability secured hereby in such order as Mortgagee may determine.

     In the event Mortgagor does not elect to repair or restore the Premises following any such damage or injury referred to herein, or if Mortgagor elects to repair or restore the Premises but fails to comply with any of the conditions hereinabove set forth, then all such compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments, which remain after the reimbursement of all costs and expenses of Mortgagee in connection with recovery of the same, shall be applied, in the sole and absolute discretion of Mortgagee and without regard to the adequacy of its security hereunder, to the payment or prepayment (without premium) of the indebtedness or liability secured hereby. Any application of such amounts or any portion thereof to any indebtedness secured hereby shall not be construed to or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

     14. Right to Inspect. That Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Premises at all reasonable times and, prior to an event of default hereunder, upon reasonable notice; and that if, at any time after default by Mortgagor in the performance of any of the terms, covenants or provisions of this Mortgage, the management or maintenance of the Premises shall be determined by Mortgagee to be unsatisfactory, Mortgagor shall employ, for the duration of such default, as managing agent of the Premises, such person or firm as from time to time shall be approved by Mortgagee. That Mortgagee and its designated agents shall have the right to inspect Mortgagor's books and records with respect to the Premises at all reasonable times.

     15. Financial Information. That Mortgagor, in addition to the financial information required in the Credit Agreement, shall furnish to Mortgagee as promptly as reasonably possible, such interim financial or other information with respect to the operation of the Premises and with respect to Mortgagor as Mortgagee may reasonably request. If Mortgagor shall have leased all or substantially all of the Premises to another, such statements shall cover the earnings and expenses in the latest fiscal year of the lessee under such lease. In the case of such lease, if the lessee shall be an affiliate of Mortgagor, Mortgagor will also furnish to Mortgagee the lessee's balance sheet as of the end of the lessee's fiscal year and the lessee's statement of income and surplus for such fiscal year, all in reasonable detail and stating in comparative form the figures as of the end of and for the previous fiscal year, and prepared, audited and reported upon by an independent certified public accountant or, if permitted by Mortgagee, verified by an authorized financial officer of the lessee.

     16. Assignment of Rents. That Mortgagor hereby assigns to Mortgagee the rents, issues and profits of the Premises, together with all leases, licenses and other documents evidencing such rents, issues and profits now or hereafter in effect and any and all deposits held as security under said leases, and shall, upon demand, deliver to Mortgagee an executed counterpart of each such lease or other document. Nothing contained in the foregoing sentence shall be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such lease or other document or otherwise to impose any Paragraph 16 obligation on Mortgagee (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Premises), except that Mortgagee shall be accountable for money actually received pursuant to such assignment. Mortgagor hereby further grant to Mortgagee the right (i) to enter upon and take possession of the Premises for the purpose of collecting the said rents, issues and profits, (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Mortgagee, (iii) to let the Premises, or any part thereof, and (iv) to apply said rents, issues and profits, after payment of all necessary charges and expenses, on account of said indebtedness. Such assignment and grant shall continue in effect until all indebtedness secured by this Mortgage is fully and finally paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Premises by Mortgagee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. After an event of default hereunder, Mortgagor shall be entitled to collect and receive the same until the occurrence of a default by Mortgagor under any of the covenants, conditions or agreements contained in this Mortgage. Mortgagor agrees to use said rents, issues and profits in payment of principal and interest becoming due on this Mortgage and in payment of taxes, assessments, water rates, sewer rents and carrying charges becoming due against the Premises. Such rights of Mortgagor to collect and receive said rents, issues and profits may be revoked by Mortgagee upon any such default by Mortgagor, by giving written notice of such revocation.

     17. Rents and Profits. That, in the event of any default under this Mortgage, Mortgagor will pay monthly in advance to Mortgagee, on its entry into possession pursuant to Article 16 hereof, or to any receiver appointed to collect said rents, issues and profits, the fair and reasonable rental value for the use and occupation of the Premises or of such part thereof as may be in the possession of Mortgagor, and upon default in any such payment, will vacate and surrender possession of the Premises or such part thereof, as the case may be, to Mortgagee or to such receiver and, in default thereof, may be evicted by summary proceedings or otherwise.

     18. Leases. (a) That Mortgagor has no right or power, as against Mortgagee without its consent, to cancel, abridge or otherwise modify in any material respect any of the leases or subleases now or hereafter affecting the whole or any part of the Premises or any of the terms, provisions or covenants thereof, or to accept prepayments of installments of rent to become due thereunder and Mortgagor shall not do so without such consent.

     (b) That Mortgagor shall not enter into a lease of all or substantially all of the Premises, unless (i) such lease shall expressly provide that the leasehold estate created thereby shall be subject and subordinate to all mortgages on the Premises and to the leasehold estates of subtenants created by existing subleases, notwithstanding any clause in any such sublease purporting to subordinate such sublease and the rights of the subtenant thereunder to ground or underlying leases, (ii) such lease shall require that each sublease thereafter made and each renewal of any existing sublease shall provide that,
(A) in the event of the termination of the underlying lease, the sublease shall not terminate or be terminable by the subtenant, (B) in the event of any action for the foreclosure of this Mortgage, the sublease shall not terminate or be terminable by the subtenant by reason of the termination of the underlying lease unless the subtenant is specifically named and joined in any such action and unless a judgment is obtained therein against the subtenant and (C) in the event that the underlying lease is terminated as aforesaid, the subtenant shall attorn to the lessor under the underlying lease or to the purchaser at the sale of the Premises on such foreclosure, as the case may be, and (iii) the lessee in such lease shall agree, and be authorized by Mortgagor, to direct and require the subtenants and other occupants of space in the Premises to pay to Mortgagee on its entry into possession pursuant to Article 16 hereof, or to a receiver appointed to collect the rents, issues and profits of the Premises, the rents payable by them under the terms of their subleases or occupancy agreements upon being notified by Mortgagee of any default under this Mortgage and of Mortgagee's entry into possession of the Premises, or of the appointment of any such receiver, with the same force and with like effect as if said lease had not been entered into and Mortgagor were entitled to receive the said space rents directly.

     19. Lease Assurances. That upon notice and demand, Mortgagor shall, from time to time, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to Mortgagee, in form satisfactory to Mortgagee, one or more separate assignments (confirmatory of the general assignment provided in Article 16 hereof) of the lessor's interest in any lease or sublease now or hereafter affecting the whole or any part of the Premises and which shall also restrict Mortgagor's right or power, as against Mortgagee, without its consent, to cancel, abridge or otherwise modify, or accept prepayments of installments of rent to become due under, any such lease or sublease; that Mortgagor shall pay to Mortgagee the expenses incurred by Mortgagee in connection with the preparation and recording of any such instrument; that Mortgagor will (i) fulfill or perform each and every condition and covenant of each such lease or sublease to be fulfilled or performed by the lessor thereunder, (ii) give prompt notice to Mortgagee of any notice of default by the lessor thereunder received by Mortgagor together with a complete copy of any such notice, and (iii) enforce, short of termination thereof, the performance or observance of each and every covenant and condition thereof by the lessee thereunder to be performed or observed.

     20. Default. The following shall constitute events of default hereunder:

          (a) failure in the due and punctual payment of any indebtedness or performance of any obligations secured hereunder, including any principal or interest or any other amounts required to be paid or due or to become due under this Mortgage, the Credit Agreement, or under any other agreement(s) or instrument(s) now or hereafter securing the indebtedness which is also secured hereunder; or

          (b) non-payment of any tax, water rate, sewer rent, assessment or for twenty (20) days after the same first becomes due and payable; or if Mortgagor fails to furnish Mortgagee with receipted tax bills or other proof of payment of the aforesaid items by no later than thirty (30) days after the dates on which such items must be paid so as not to constitute a default hereunder; or

          (c) breach, after notice and demand, either in Mortgagor's responsibility for assigning and delivering the policies of insurance herein described or referred to, or in reimbursing Mortgagee for premiums paid on such insurance, as hereinbefore provided; or

          (d) the actual or threatened material waste, removal or demolition of any building or other property on the Premises, except as permitted by
     Article 3 after thirty (30) days notice to Mortgagor and its failure to cure; or

          (e) assignment by Mortgagor of the whole or any part of the rents, issues or profits arising from the Premises to any person without the written consent of Mortgagee; or

          (f) if the buildings on the Premises are not maintained in reasonably good repair in any material respect after thirty (30) days' notice to Mortgagor and its failure to cure; or

          (g) failure to comply in any material respect with any requirement or order or notice of violation of law or ordinance issued by any governmental department claiming jurisdiction over the Premises within thirty (30) days from the issuance thereof; or

          (h) if, on application of Mortgagee, two or more fire insurance companies lawfully doing business in the State of New Jersey refuse to issue policies insuring the buildings on the Premises; or

          (i) if Mortgagor shall fail to make payment of any other sums required to be paid hereunder within the period required by specific provision of this Mortgage or, if no such period is so provided, by not later than ten
     (10) days after written notice; or

          (j) if, without the prior consent of Mortgagee, the Premises or any interest therein shall be sold, pledged, hypothecated, contracted to be sold, leased with an option to purchase, conveyed, alienated or otherwise disposed of or transferred or further encumbered for debt by Mortgagor; or

          (k) if a lien for the performance of work or the supply of materials is filed against the Premises or any portion thereof which shall not be discharged or bonded within thirty (30) days from the filing thereof; or

          (l) if an Event of Default shall occur under the Credit Agreement.

     21. Remedies. Upon any default under paragraph 20, without notice or presentment, each of which are hereby waived by Mortgagor, and without waiving any rights and/or remedies Mortgagee may now or hereafter have under or in connection with the Credit Agreement and under or in connection with any other agreements Mortgagee may now or hereafter have with or concerning Mortgagor, Mortgagee shall have the right to and may:

          (a) declare the entire principal of all indebtedness secured hereunder then outstanding (if not then due and payable), and all accrued and unpaid interest thereon, and all other sums connected therewith, to be due and payable immediately, and upon any such declaration all indebtedness secured hereunder and said accrued and unpaid interest and other sums shall become and be immediately due and payable, anything in any of the Loan Documents or in this Mortgage to the contrary notwithstanding;

          (b) personally, or by its agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, with or without force and with or without process of law and may exclude Mortgagor, its agents and servants wholly therefrom and from having and holding the same, may use, operate, manage and control the Premises or any part thereof and all records, documents, leases, books, papers and accounts of Mortgagor relating thereto and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and likewise, from time to time, at the expense of Mortgagor, Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable; and in every such case Mortgagor shall, at any time, or times, upon demand of Mortgagee forthwith surrender possession of the Premises and Mortgagee shall have the right to manage and operate the Premises and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as it shall deem best; and Mortgagee shall be entitled to collect and receive all gross receipts, earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof, all of which shall for all purposes constitute property of Mortgagee; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Premises or any part thereof, as well as just and reasonable compensation for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Mortgagee may apply the monies arising as aforesaid in such manner, in such order and at such times as Mortgagee shall determine in its discretion to the payment of any indebtedness secured hereby and the interest thereon, when and as the same shall become payable and/or to the payment of any other sums required to be paid by Mortgagor under this Mortgage;

          (c) (i) with or without entry, personally or by its agents or attorneys, insofar as applicable, sell the Premises, including, without limitation, the Building Equipment or any part thereof to the extent permitted and pursuant to the procedures provided by law, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales as a single entity or in parcels, and at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

          (ii) institute an action of judicial foreclosure on this Mortgage or institute other proceedings according to law for the foreclosure hereof or otherwise as may be allowed, at law or in equity, and may prosecute the same to judgment, execution and sale for the collection of all of the obligations secured hereby, and all interest with respect thereto, together with all taxes and insurance premiums advanced by Mortgagee and other sums payable by Mortgagor hereunder, and all fees, costs and expenses of such proceedings, including reasonable attorneys' fees and expenses;

          (iii) take such steps to protect and enforce its rights, whether by action, suit or proceeding in equity or at law, for the specific performance of any covenant, condition or agreement in the Credit Agreement and/or in this Mortgage or in aid of the execution of any power herein or therein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect;

          (iv) exercise in respect of the Premises consisting of personal property or fixtures, or both, all of the rights and remedies available to a secured party upon default under the applicable provisions of the Uniform Commercial Code in effect in the State of New Jersey; and

          (v) exercise any or all other rights and remedies afforded Mortgagee under the Loan Documents, or at law or in equity.

          (d) (i) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

          (ii) Upon any sale, it shall not be necessary for Mortgagee or any public officer acting under execution or order of court to have present or constructive possession of any of the Premises.

          (iii) The recitals contained in any conveyance made by Mortgagee to any purchaser at any sale made pursuant hereto or under applicable law shall be full evidence of the matters therein stated, and all prerequisites to such sale shall be presumed to have been satisfied and performed.

          (iv) To the extent permitted by law, any such sale or sales made under or by virtue of this Mortgage, or under or by virtue of any judicial proceedings, shall operate to divest all estate, right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the interest, rights, premises and property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, their respective successors and assigns, and against any and all persons or entities claiming the premises and property sold, or any part thereof, from, through or under Mortgagor and their respective successors or assigns.

          (v) The receipt of Mortgagee for the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of the property, or any part thereof, sold as aforesaid, and no such purchaser, or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof upon or for any trust or purpose of this Mortgage, or be liable for misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

          (vi) In case the liens or security interests hereunder, or by the exercise of any other right or power, shall be foreclosed by Mortgagee's sale or by other judicial action, the purchaser at any such sale shall receive, as an incident to his ownership, immediate possession of the property purchased, and if Mortgagor or its respective successors shall hold possession of said property, or any part thereof, subsequent to foreclosure, Mortgagor or its respective successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale, and anyone occupying the property after demand made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

          (vii) In the event a foreclosure hereunder shall be commenced by Mortgagee, Mortgagee may at any time before the sale abandon the suit, and may then institute suit for the collection of amounts due or to become due under the Credit Agreement and for the foreclosure of the liens and security interest hereof. If Mortgagee should institute a suit for the collection of amounts due or to become due under the Credit Agreement and for a foreclosure of the liens and security interest hereof, it may at any time before the entry of a final judgment in said suit dismiss the same and proceed to sell the Premises, or any part thereof, in accordance with provisions of this Mortgage.

          (viii) Should any default occur hereunder, any reasonable expenses incurred by Mortgagee in consulting, negotiating, prosecuting, resettling or settling the claim of Mortgagee, including, without limitation, reasonable attorneys' fees and disbursements, shall become an additional obligation of Mortgagor hereunder.

          (ix) In the event of any sale made under or by virtue of this Mortgage the entire principal of, interest on, and all other indebtedness secured hereunder, if not previously due and payable, immediately thereupon shall, anything in the Credit Agreement or in this Mortgage to the contrary notwithstanding, become due and payable.

          (x) The purchase money proceeds or avails of any sale made under or by virtue of this Mortgage, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions hereof or otherwise, shall be applied in accordance with the applicable law and, to the extent not inconsistent therewith, as follows:

               First: To the payment of the reasonable costs and expenses of such sale, including reasonable compensation to Mortgagee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, including without limitation any such expenses, liabilities and/or advances to remedy default by Mortgagor, or to otherwise establish, preserve or enforce any rights hereunder, together with interest at the rate set forth in Article 4 on all advances made by Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Premises shall have been sold.

               Second: To the payment of the whole amount then due, owing or unpaid upon indebtedness secured hereunder in accordance with the provisions of the Credit Agreement, including, without limitation, all principal and interest due and to become due under or in connection with the Credit Agreement, with interest on the unpaid principal at the rate set forth in Article 4 from and after the happening of any event of default described in paragraph 20, from the due date of any such payment of principal until the same is paid.

               Third: To the payment of any other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage or the Credit

          Agreement, all with interest at the rate set forth in Article 4, from the date such sums were or are required to be paid under this Mortgage.

               Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

          (xi) Upon any sale made under or by virtue of this Mortgage, by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Premises or any part thereof and in lieu of paying cash therefor, and upon compliance with the terms of said sale, may hold, retain and dispose of such property without further accountability therefor. Mortgagee may also make settlement for the purchase price by crediting upon the indebtedness of Mortgagor secured by this Mortgage the net sales price after deducting therefrom the expense of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

     22. Non-Waiver by Mortgagee. That any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor; that neither Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor, or of any other person so obligated, to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Premises and Mortgagee extending the time of payment or modifying the terms of any indebtedness secured hereunder or this Mortgage without first having obtained the consent of Mortgagor or such other person, and in the latter event, Mortgagor and all such other persons shall continue liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee; that, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Premises, Mortgagee may release the obligation of anyone at any time liable for any of the indebtedness secured by this Mortgage or any part of the security held for the indebtedness without, as to the security or the remainder thereof, in any way impairing or affecting the lien hereof or the priority thereof over any subordinate encumbrance; and that Mortgagee may resort for the payment of the indebtedness secured hereby to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

     23. Taxation of Mortgagee or Indebtedness. That if at any time the United States of America, any state thereof or any department, agency, bureau or governmental subdivision thereof, having jurisdiction, shall require revenue stamps to be affixed to any indebtedness secured hereunder, or other tax paid on or in connection therewith, Mortgagor will pay the same with any interest or penalties imposed in connection therewith.

     24. Building Equipment, Fixtures and Personal Property. That Mortgagor shall execute any and all such documents, including Financing Statements pursuant to the Uniform Commercial Code of the State of New Jersey as Mortgagee may request, to preserve and maintain the priority of the lien created hereby on property which may be deemed personal property or fixtures, and Mortgagor shall pay to Mortgagee on demand any expenses incurred by Mortgagee in connection with the preparation, execution and filing of any such documents. Mortgagor hereby authorizes and empowers Mortgagee to execute and file, on Mortgagor's behalf, all Financing Statements, and refilings and continuations thereof as Mortgagee deems necessary or advisable to create, preserve and protect the lien granted to Mortgagee herein. When and if Mortgagor and Mortgagee shall respectively become Debtor and Secured Party in any Uniform Commercial Code Financing Statement affecting Building Equipment or other property referred to or described herein, this Mortgage shall be deemed the Security Agreement as defined in said Uniform Commercial Code and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be (i) as prescribed herein,
(ii) by general law or (iii) as to such part of the security which is also reflected in said Financing Statement, by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Mortgagee's sole election. The filing of such a Financing Statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of the parties hereto, that all items of Building Equipment and other property used in connection with the production of income from the Premises (furniture only excepted) or adapted for use therein or which are described or reflected in this Mortgage are, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the real estate irrespective of whether or not (i) any such item is physically attached to the improvement, serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Mortgagee or (iii) any such item is referred to or reflected in any such Financing Statement so filed at any time. Similarly, the mention in any such Financing Statement of (1) the rights in or the proceeds of any fire and/or hazard insurance policy, (2) any award in eminent domain proceedings for a taking or for loss of value or (3) the debtor's interest as lessor in any present or future lease or rights to income growing out of the use or occupancy of the Premises, whether pursuant to a lease or otherwise, shall never be construed as in any way altering any of the rights of Mortgagee as determined by this instrument or impugning the priority of Mortgagee's lien granted hereby or by any other recorded document, but such mention in the Financing Statement is declared to be for the protection of Mortgagee in the event any court or judge shall at any time hold with respect to (1), (2) or (3) that notice of Mortgagee's priority of interest, to be effective against a particular class of persons, including but not limited to the Federal government and any subdivisions or entity of the Federal government, must be filed in the Uniform Commercial Code records.

     25. Certain Waivers. That Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Premises or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Premises or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Premises marshaled upon any foreclosure hereof.

     26. Environmental Matters. (a) Definitions for this Section:

          (i) "Environmental Laws" means and includes any federal, state or local law, statute, regulation, charter, fire rule, code or ordinance, concerning environmental, health or safety matters all as presently in effect and as the same may hereafter be amended, including, without limitation, the Industrial Site Recovery Act, as amended, N.J.S.A. 13:lK-6 et seq. ("ISRA"), the Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11 et seq. (the "Spill Act"), the Federal Safe Drinking Water Act, as amended, 42 U.S.C.A. ss.300F et seq. ("FSDWA"), the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C.A. ss.9601 et seq. ("CERCLA"), the New Jersey Underground Storage of Hazardous Substances Act, as amended, N.J.S.A. 58:10A-21 et seq. ("USTA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C.A. ss.6901 et seq ("RCRA"), the Federal Water Pollution Control Act, as amended, 33 U.S.C.A. ss.1251 et seq. ("FWPCA") and the Federal Clean Air Act, as amended, 42 U.S.C.A. ss.7401 et seq. ("FCAA"), and the Federal Toxic Substances Control Act, as amended, 15 U.S.C.A. ss.2601 et seq. ("FTSCA") and any rule, regulation, binding interpretation, binding policy, permit, order, directive, court order or consent decree issued pursuant to any of the following activities: (A) the emission, discharge, release or spilling of any substance into the air, surface water, groundwater, soil or substrata, (B) the manufacturing, processing, sale, generation, treatment, storage, disposal, transportation, labeling or other management of any waste, Hazardous Substance, Hazardous Waste, Pollutant or Contaminant as those terms are hereinafter defined, or (C) any activity which involves any Hazardous Substance, as that term is hereinafter defined.

          (ii) "Hazardous Substances" means and includes any material or substance that, whether by its nature or use, is subject to regulation under any Environmental Laws.

          (iii) "Premises" means the mortgaged premises.

          (iv) "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

          (v) "Notice" means any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the New Jersey Department of Environmental Protection ("NJDEP"), the United States Environmental Protection Agency ("USEPA") or other federal, state or local agency or authority, or any other entity or any individual, concerning any intentional or unintentional act or omission which has resulted or which may result in the Release of Hazardous Substances into the waters or onto the lands of the State of New Jersey, or into water outside the jurisdiction of the State of New Jersey or into the environment from or on the Premises, and shall include the imposition of any lien on the Premises, pursuant to Environmental Laws, or any violation of any Environmental Law or any knowledge, after due inquiry and investigation, of any facts which could give rise to any of the above.

     (b) Mortgagor warrants and represents to Mortgagee as follows, knowing that Mortgagee is relying on in entering into this these representations and warranties, Mortgage:

          (i) To the best of Mortgagor's knowledge, after diligent inquiry and investigation, no lien has been attached to any revenues or any real or personal property owned by Mortgagor and located in the State of New Jersey, including, but not limited to the Premises, in connection with any Environmental Law.

          (ii) Mortgagor has received no Notice.

          (iii) In connection with the purchase of the Premises, and any other ISRA-triggering transaction entered into by Mortgagor on or after January 1, 1984, (A) there has been obtained from NJDEP a letter certifying that the transaction was not subject to the provisions of ISRA, or (B) Mortgagor required that the party triggering ISRA comply with the provisions of ISRA to the extent applicable to such transaction, and the party did comply therewith, or (C) no interruption of Mortgagor's business, or any portion thereof, will result from any ISRA-related issues and/or by reason of or in connection with any ISRA compliance activities.

          (iv) To the best of Mortgagor's knowledge, after diligent inquiry and investigation, the Premises are in full compliance with all provisions of Environmental Laws.

          (v) Neither Mortgagor nor any other person or party (including prior owner(s) or current or prior tenants) has caused or permitted the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances, or other hazardous, dangerous, toxic substances, or solid waste, has not caused or permitted and has no knowledge of the Release of any Hazardous Substances on or off-site of the Premises except in accordance with all Environmental Laws.

          (c) Mortgagor hereby covenants and agrees with Mortgagee as follows:

          (i) If Mortgagor is presently an owner or operator of a "Major Facility" in the State of New Jersey, or if Mortgagor ever becomes such an owner or operator, then Mortgagor shall furnish to the NJEP all the information required by N.J.S.A. 58:10-23.11d.

          (ii) Mortgagor shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, a Release of a Hazardous Substance into waters of the State of New Jersey or onto the lands from which it might flow or drain into said waters, or into waters outside the jurisdiction of the State of New Jersey, where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey, unless said Release is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal and state governmental authorities.

          (iii) So long as Mortgagor shall own or operate any real property located in the State of New Jersey, which is used as a "Major Facility", Mortgagor shall duly file or cause to be duly filed with the Director of the Division of Taxation in the New Jersey Department of the Treasury, a tax report or return and shall pay or make provision for the payment of all taxes due therewith, all in accordance with and pursuant to N.J.S.A. 58:10-23.11h.

          (iv) In the event that there shall be filed a lien against the Premises by NJDEP and/or USEPA, then Mortgagor shall, within thirty (30) days after the date that Mortgagor is given notice that the lien has been placed against the Premises or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Premises to be sold pursuant to the lien, either (A) pay the claim and remove the lien from the Premises, or (B) furnish a bond satisfactory to Mortgagee in the amount of the claim out of which the lien arises or a cash deposit in the amount of the claim out of which the lien arises or other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

          (v) If Mortgagor receives any notice of (i) the happening of any event involving the use, spill, discharge or cleanup of any Hazardous Substances, any toxic substance or waste or any oil or pesticides on or about the Premises (a "Hazardous Discharge") or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting Mortgagor or the Premises (an "Environmental Complaint") from any person or entity, including, without limitation the NJDEP, then Mortgagor will give immediate oral and written notice of same to Mortgagee.

          (vi) Mortgagor agrees that, as landlord, it shall use its best efforts to include the language stated below in all non-residential leases (which shall include renegotiations of existing leases) of all or any portion of the Premises that it enters into:

     "ARTICLE ____: ENVIRONMENTAL OBLIGATIONS OF TENANT"

     " -.1 Use of Hazardous Substances. Tenant agrees not to use any Hazardous Substances at the demised premises unless it has first taken all necessary steps to obtain any necessary permits governing the use, storage and disposal of such substances and has made adequate arrangements to use, store and dispose of such substances safely.

     " -.2 Notices. If Tenant receives any notice of the happening of any event involving the use, spill, discharge or cleanup of any Hazardous Substance, and toxic substance or waste, or any oil or pesticide on or about the demised premises or into the sewer, septic system or waste treatment system servicing the demised premises (any such event is hereinafter referred to as a "Hazardous Discharge") or of any complaint, order, citation, or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting Tenant (an "Environmental Complaint") from any person or entity, including, without limitation, the Department of Environmental Protection of New Jersey ("DEP") and the United States Environmental Protection Agency ("EPA"), then Tenant shall give immediate oral and written notice of same to Landlord and Landlord's mortgagee, detailing all relevant facts and circumstances.

     " -.3 Landlord's Option. (a) Without limiting the foregoing, Landlord shall have the right, but not the obligation, to exercise any of its rights as provided in this Lease or to enter onto the Premises or to take such actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of or otherwise deal with any Hazardous Discharge or Environmental Complaint upon its receipt of any notice from any person or entity, including, without limitation, the DEP and the EPA, asserting the happening of a Hazardous Discharge or an Environmental Complaint on or pertaining to the demised premises. All costs and expenses incurred by Landlord in the exercise of any such rights shall be deemed to be additional rent hereunder and shall be payable by Tenant to Landlord upon demand.

     " -.4 Insurance. To the extent available at reasonable rates, Tenant shall at all times during the term of this Lease maintain in full force and effect environmental impairment insurance satisfactory to Landlord and Landlord's mortgagee as to carrier, amount, coverage and all other aspects.

     " -.5 Default. The occurrence of any of the following events shall constitute an Event of Default under this Lease:

          "(a) If Tenant does not give Landlord notice of a Hazardous Discharge or an Environmental Complaint on or pertaining to the demised premises (which may be given in any oral or written form, provided same is followed with all due dispatch by written notice given by certified mail, return receipt requested) within three (3) business days of the time Tenant first receives notice of such Hazardous Discharge or Environmental Complaint; or

          "(b) If the DEP, EPA, or any other local, state or federal agency asserts or creates a lien upon any or all of the demised premises by reason of the occurrence of a Hazardous Discharge or an Environmental Complaint or otherwise; or

          "(c) If the DEP, EPA or any other local, state or federal agency asserts a claim against the Tenant, the demised premises or Landlord for damages or cleanup costs related to a Hazardous Discharge or an Environmental Complaint on or pertaining to the demised premises; provided, however, such claim shall not constitute a default if, within five (5) days of the occurrence giving rise to the claim:

               "(i) Tenant can prove to Landlord's satisfaction that Tenant has commenced and is diligently pursuing either: (x) cure or correction of the event which constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion, or (y) proceedings for an injunction, a restraining order or other appropriate emergent relief preventing such agency or agencies from asserting such claim, which relief is granted within ten (10) days of the occurrence giving rise to the claim and the emergent relief is not thereafter dissolved or reversed on appeal; and

               "(ii) In either of the foregoing events, Tenant has posted a bond, letter of credit or other security satisfactory in form, substance and amount to Landlord and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim.

     " -.6 Indemnification. Tenant hereby agrees to defend, indemnify and hold Landlord and Landlord's mortgagee, their agents, employees and contractors harmless from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, consequential damages, cleanup costs and reasonable attorney's fees arising by reason of any of the aforesaid or any action against Tenant under this indemnity) arising directly or indirectly from, out of or by reason of any Hazardous Discharge or Environmental Complaint or ISRA occurring either (i) during or attributable to the period of this Lease and any other period of possession of the demised premises by Tenant or (ii) by reason of or attributable to Tenant's operations.

     " -.7 ISRA Compliance. (a) If Tenant's operations on the Premises now or hereafter constitute an "Industrial Establishment" subject to the requirements of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1k-6 et seq., and the regulations pertaining thereto, N.J.A.C. 26B-1.1 et seq., as same may be amended from time to time ("ISRA"), then prior to the expiration or sooner termination of this Lease and upon any and every condemnation, assignment or sublease (if permitted), change in ownership or control of Tenant or any other closure or transfer by, Landlord or Tenant covered by ISRA, Tenant shall comply with all requirements of ISRA pertaining to an Industrial Establishment closing or transferring operations, at its sole cost and expense, to the satisfaction of the DEPE and Landlord. Without limiting the foregoing, Tenant's obligations shall include (i) the proper filing of the Initial Notice to the DEPE required by ISPA, (ii) the performance to DEPE's and Landlord's satisfaction of all air, soil, ground water and surface water sampling and tests required by ISRA, and
(iii) either (x) obtaining an approved "Negative Declaration" from the DEPE, without qualification, or (y) obtaining a non-qualified final DEPE approval of the complete implementation of all necessary cleanups and post cleanup sampling pursuant to an approved final Cleanup Plan for the Premises, accomplished to Landlord's reasonable satisfaction. Tenant shall immediately provide Landlord with copies of all correspondence, reports, test results, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance and DEPE's requirements under ISRA, as any of same are issued or received by Tenant from time to time.

     "(b) In no event shall any remedial action work plan or any remediation required to be conducted by Tenant under ISRA, the Spill Act or any other state or federal law involve or permit engineering or institutional controls, on, under or about the demised premises, or any part thereof, including without limitation, capping, a notice of contamination recorded on the land records, any use or excess restriction or the posting of signs and in all respects, all remedial remediation shall meet then current residential standards.

     "(c) In the event that Landlord has reason to believe that there has been a Hazardous Discharge on or about the demised premises, then notwithstanding that Tenant is not obligated to comply with subparagraph ____.5(a) above for any reason, including without limitation because Tenant is not an "Industrial Establishment," then at least thirty (30) but not more than sixty (60) days prior to the expiration or sooner termination of this Lease, Tenant shall:

          "(i) prepare a detailed air, soil, ground water and surface water sampling plan for the demised premises in form and substance satisfactory to the Landlord;

          "(ii) implement the landlord-approved sampling plan;

          "(iii) submit the results of the sampling plan to the Landlord; and

          "(iv) after the Landlord's review of the results of the sampling plan, comply with Landlord's requirements for additional testing and/or cleanup and site detoxification of any and all toxic or hazardous wastes or substances identified by reason of the sampling plan, or conduct additional testing, including, without limitation, any of Landlord's requirements corresponding to those which the DEP could require under ISRA if same applied to Tenant and/or the demised premises. All costs associated with Tenant's compliance with this Article, including, without limitation,

     Landlord's costs in reviewing the sampling plan and test results and developing a plan for and monitoring the cleanup and site detoxification, shall be additional rent to be paid by Tenant to Landlord upon demand. Upon completion of the cleanup and site detoxification to Landlord's satisfaction expressed in writing, Tenant's obligations under this subparagraph ____.5(b) shall cease.

     " -.8 Performance by Landlord. In the event of Tenant's failure to comply in full with this Article, Landlord may, at its option, perform any or all of Tenant's obligations as aforesaid and all costs and expenses incurred by Landlord in exercise of this right shall be deemed to be additional rent payable on demand.

     " -.9 General. This Article shall survive the expiration or termination of the Lease."

     (d) With regard to CERCLA and the Spill Act, Mortgagor agrees that if NJDEP and/or USEPA shall serve upon Mortgagor a directive to remove or arrange for the removal of any "Hazardous Substances" on the Premises, the repayment of the indebtedness secured by this Mortgage may, at Mortgagee's election, be accelerated, in the event that Mortgagor shall not comply with the directive within thirty (30) days from its date or such other period as described therein, to the satisfaction of NJDEP and/or USEPA, as applicable; provided, however, that if Mortgagor shall furnish a bond, cash or other security reasonably satisfactory to Mortgagee in an amount sufficient to pay the costs of taking the actions required by said directive, then the debt shall not be accelerated.

     (e) Mortgagor agrees to comply promptly with all applicable laws, rules regulations and orders including, without limitation, Environmental Laws, and to immediately notify Mortgagee, in writing, of (i) the discovery, discharge, or release of any Hazardous Substances for which Mortgagor is in any way responsible under CERCLA or the Spill Act or any similar federal or state statute; or (ii) the use or proposed use of the Premises as a "Major Facility".

     (f) Mortgagor agrees to indemnify, defend and hold harmless Mortgagee, its agents, employees and contractors against any penalties, obligations, damages, actions, judgments, suits, claims, disbursements, losses or liabilities, costs or expenses of any kind (including, without limitation, reasonable attorneys' fees and disbursements) which the Indemnitees may sustain as a result of or on account of (1) any lien imposed upon the Premises pursuant to CERCLA or the Spill Act or any amendments thereto; or (2) any other Environmental Law governing Mortgagor or the Premises; or (3) the presence of asbestos- containing materials at the Premises; or (4) the past, present or future operations of Mortgagor or any of Mortgagor's subsidiaries or any of its or their predecessors in interest. The provisions of this paragraph shall survive any transfer of the Premises, including a transfer after a foreclosure of this Mortgage, and delivery of the deed effecting such transfer, or a satisfaction, discharge, release or termination of this Mortgage; and shall apply notwithstanding any negligent or contributory conduct by or on the part of Mortgagee, its agents, employees, contractors, third parties or other parties.

     (g) In the event that there has been, or Mortgagee reasonably believes that there has been, a Release of a Hazardous Substance at the Premises, Mortgagor shall promptly arrange for an environmental audit and tests, as set forth in subparagraph (j) below, of such representative soil, air and/or water samples of the Premises as Mortgagee may require. Mortgagor agrees that the repayment of the indebtedness secured hereby may, at Mortgagee's election, be accelerated if Mortgagee shall have determined that, based on such soil, air and/or water samples, there exists a violation under any applicable Environmental Law and

Mortgagor shall not, within thirty (30) days (or a shorter period of time if Mortgagee or its counsel shall determine, in their sole discretion, that such shorter period is necessary to comply with any applicable law, rule or regulation) of notice from Mortgagee that such violation exists, have remedied such violation.

     (h) At the option of Mortgagee, it shall constitute an Event of Default if the effect of any Environmental Law that is modified or enacted after the date hereof is to materially increase the liability that may be imposed on Mortgagee as a result of any violation of an Environmental Law by Mortgagor or in respect of the Premises.

     (i) In addition to the rights of Mortgagee set forth above, all costs and expenses incurred by Mortgagee pursuant to the terms of this Section shall be paid by Mortgagor to Mortgagee upon demand, with interest at the rate set forth in Article 4 hereof or at the maximum interest rate which Mortgagor may by law pay, whichever is lower, for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee. All such costs and expenses incurred by Mortgagee pursuant to the terms of this Section, with interest, shall be deemed to be secured by this Mortgage.

     (j) Mortgagee may require that Mortgagor, at Mortgagor's expense, from time to time promptly cause such audits, tests and procedures as Mortgagee deems appropriate to be conducted, by such professionals and otherwise in a manner satisfactory to Mortgagee, for the purpose of ensuring compliance with all Environmental Laws. The results of such audits, tests and procedures shall be promptly submitted to Mortgagee in writing and certified as true and complete by such professionals. Such audits, tests and procedures shall be commenced promptly after not less than ten (10) days notice from Mortgagee.

     27. No Merger. In the event the holder of this Mortgage shall acquire the fee title to the Premises or any part thereof or a leasehold interest, or any other interest in the Premises, or any part thereof, by foreclosure or otherwise, Mortgagor agrees that the title to the Premises or such leasehold or any other interest in the Premises or any part thereof, shall not merge with the interests conveyed and mortgaged hereunder as a result of such acquisition or for any other reason, but shall remain separate and distinct states for all purposes; provided, however, that in such event the holder of this Mortgage may, at its option, elect to merge such interests.

     28. Joint and Several Liability. That if Mortgagor consists of more than one party, such parties shall be jointly and severally liable under any and all obligations, covenants and agreements of Mortgagor contained herein.

     29. Rights Cumulative. That the rights of Mortgagee arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others; that no act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.

     30. Construction. That wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "lease" shall mean "tenancy, subtenancy, lease or sublease", the word "Mortgagor" shall mean "Mortgagor and any subsequent owner or owners of the Premises" and shall be construed as if it read "Mortgagors" whenever the sense of any agreement or instrument secured hereunder so requires, the word "Mortgagee" shall mean "Mortgagee or any subsequent holder or holders of this

Mortgage", the word "person" shall mean "an individual, corporation, partnership or unincorporated association", and the word "Premises" shall mean any, all or either of the parcels described in SCHEDULE A hereto, together with all Building Equipment, condemnation awards and any other rights or property interests at any time made subject to the lien of this Mortgage by the terms hereof. To the extent there is any inconsistency between the terms of this Mortgage and the terms of the Credit Agreement, except for the remedy provisions hereunder, the terms thereof shall govern.

     31. No Oral Modification. That this Mortgage cannot be changed or terminated orally.

     32. No Impairment. That Mortgagor: shall keep this Mortgage a valid mortgage lien upon the Premises; shall not at any time create or allow to accrue or exist any debt, lien or charge which would be prior to or on a parity with the lien of this Mortgage upon any part of the Premises; and shall not cause or permit the lien of this Mortgage to be diminished or impaired in any way.

     33. Fees and Expenses. That Mortgagor shall pay all fees and charges incurred in the procuring and making of the loans secured by this Mortgage, including, without limitation, the reasonable fees and disbursements of Mortgagee's attorneys, charges for appraisals, fees and expenses relating to examination of title, title insurance premiums, surveys and mortgage recording documents, transfer or other similar taxes and revenue stamps, and in default thereof Mortgagee may pay the same and Mortgagor will repay the same with interest thereon at the rate per annum specified in Article 4 hereof and the same shall be added to the indebtedness secured hereby and be secured by this Mortgage.

     34. Governing Law. This Mortgage shall, in all respects, be governed, construed, applied and enforced in accordance with the laws of the State of New Jersey.

     35. Severability. In case any one or more of the covenants, agreements, terms or provisions contained in this Mortgage and Security Agreement or related documents shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein and in the related documents shall be in no way affected, prejudiced or disturbed thereby.

     36. Binding Effect. The covenants contained in this Mortgage shall run with the land and bind Mortgagor, the heirs, personal representatives, successors and assigns of Mortgagor and all subsequent encumbrances, tenants and subtenants of the Premises and shall enure to the benefit of Mortgagee and their respective successors and assigns.

     37. Headings. The headings of this Mortgage are for the convenience of reference only and are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

     BOTH MORTGAGOR AND MORTGAGEE HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS INSTRUMENT, INCLUDING, BUT NOT LIMITED TO, ALL TORT ACTIONS.


     IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor the day and year first above written.

                                          Mortgagor:

                                          MEDIQ/PRN LIFE SUPPORT SERVICES, INC.


                                          By:__________________________________
                                             Name:
                                             Title:

                                 ACKNOWLEDGMENT


STATE OF _________ )
                                     ) ss.:
COUNTY OF _______  )


     I CERTIFY that on May ___, 1998, ____________ personally came before me and this person acknowledged under oath, to my satisfaction that:

     (a) this person signed, sealed and delivered the attached document as ______________ of MEDIQ/PRN Life Support Services, Inc. the corporation named in this document; and

     (b) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.


                                                    ___________________________
                                                          Notary Public

                                   SCHEDULE A

                        DESCRIPTION OF MORTGAGED PREMISES


                                   Schedule A
                                Legal Description

All the real property located in the Township of Pennsauken, County of Camden, State of New Jersey and more particularly described as follows:

Tract #1

BEGINNING at a point in the Northeasterly line of Suckle Highway (60 feet wide) said point being distant 834.59 feet measured South 24 degrees 41 minutes 20 seconds East along the Northeasterly line of said Suckle Highway from the Southeasterly line of National Highway (60 feet wide): and running thence

         1.       North 65 degrees 18 minutes 40 seconds East a distance of
                  550.00 feet to a point; thence

         2.       South 24 degrees 41 minutes 20 seconds East a distance of
                  395.99 feet to a point corner to lands of Pacific Coast Realty Corporation of Delaware; thence

         3. along same South 65 degrees 18 minutes 40 seconds West a distance of 550.00 feet to a point in the Northeasterly line of said Suckle Highway; thence

         4. along same North 24 degrees 41 minutes 20 seconds West a distance of 396.00 feet, to the point or place of BEGINNING.


Tract #2

BEGINNING at a point in the Northeasterly line of Suckle Highway (60.00 feet wide) said point being distant 1255.59 feet measured South 24 degrees 41 minutes 20 seconds East along the Northeasterly line of said Suckle Highway from the intersection of same with the Southwesterly line of National Highway (60.00 feet wide), said beginning point also being corner to lands of Pacific Coast Realty Corporation of Delaware: and running thence

         1. along said lands North 65 degrees 18 minutes 40 seconds East a distance of 330.00 feet to a point corner to same; thence

         2. still along said lands South 24 degrees 41 minutes 20 seconds East a distance of 60.00 feet to a point in same; thence

         3.       South 65 degrees 18 minutes 40 seconds West a distance of
                  330.00 feet to a point in the Northeasterly line of said Suckle Highway; thence

         4. along said highway North 24 degrees 41 minutes 20 seconds West a distance of 60.00 feet, to the point or place of BEGINNING.


Tract #3

BEGINNING at a point in the Northeasterly line of Suckle Highway (60 feet wide) said point being distant 1315.59 feet measured South 24 degrees 41 minutes 20 seconds East along the Northeasterly line of said Suckle Highway from the intersection of same with the Southeasterly line of National Highway (60.00 feet wide): and running thence

         1.       North 65 degrees 18 minutes 40 seconds East a distance of
                  330.00 feet to a point in line of lands of Pacific Coast Realty Corporation of Delaware; thence

         2. along same South 24 degrees 41 minutes 40 seconds East a distance of 309.81 feet to a point in the Northwesterly line of New Jersey State Highway Route No. 130 (93.00 feet wide); thence

         3. along same South 65 degrees 18 minutes 40 seconds West a distance of 169.00 feet to a point corner to same; thence

         4. North 24 degrees 41 minutes 20 seconds West measured along the Northeasterly line of said State Highway a distance of 2.50 feet to a point of curve; thence

         5. in a general Westerly direction curving to the right with a radius of 190.00 feet an arc distance of 166.36 feet to a point of compound curve in the curved Northeasterly line of said Route No. 130; thence

         6. in a general Northwesterly direction curving to the right with a radius of 65.00 feet an arc distance of 45.15 to a point of tangency in the Northeasterly line of said Suckle Highway; thence

         7. along same North 24 degrees 41 minutes 20 seconds West a distance of 197.37 feet, to the point or place of BEGINNING.

Together with a 25 foot wide easement for ingress and egress lying between Tracts #1 and #2 for so long as the Tracts south and north of the 25 foot easement are in common ownership as set forth and reserved in Deed Book 2907, Page 82.

Being described in accordance with a survey made by Edward J. Martin P.L.S. dated September 20, 1994 except for the beginning point distances from the Southeasterly line of National Highway (60 feet wide) which were not indicated on the survey.

FOR INFORMATION ONLY: Being known as Lot 4A, 4AB, 4ABB Block 251 as shown on the tax assessment map of the Township of Pennsauken.

                                                                       EXHIBIT F


                               SUBSIDIARY GUARANTY


     Subsidiary Guaranty dated ________, 1998 made by the parties listed on the signature pages hereof (together with the Additional Subsidiary Guarantors as defined in Section 8(b), each a "Subsidiary Guarantor"), in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

     PRELIMINARY STATEMENT. The Lender Parties, Banque Nationale de Paris, as Administrative Agent, Initial Issuing Bank, Swing Line Bank and Arranger, NationsBank N.A., as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent, are parties to a Credit Agreement dated as of ________, 1998 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), and MEDIQ Incorporated, a Delaware corporation (the "Parent Guarantor"). Each Subsidiary Guarantor may receive a portion of the proceeds of the Advances under the Credit Agreement and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement and the entry by the Hedge Banks into Bank Hedge Agreements with the Borrower from time to time that each Subsidiary Guarantor shall have executed and delivered this Subsidiary Guaranty.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and to issue Letters of Credit under the Credit Agreement, each Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor, hereby agrees as follows:

     Section 1. Subsidiary Guaranty; Limitation of Liability. (a) Each Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Loan Party now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including counsel fees and expenses) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Subsidiary Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Administrative Agent or any other Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Loan Party.

          (b) (i) Each Subsidiary Guarantor and by its acceptance of this Subsidiary Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such parties that this Subsidiary Guaranty not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Subsidiary Guaranty. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Subsidiary Guaranty shall not exceed the greater of (A) the net benefit realized by such Subsidiary Guarantor from the proceeds of the Advances made from time to time by the Borrower to such Subsidiary Guarantor or any subsidiary of such Subsidiary Guarantor and (B) the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under this Subsidiary Guaranty, result in the Obligations of such Subsidiary Guarantor under this Subsidiary Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors.

          (ii) Each Subsidiary Guarantor agrees that in the event any payment shall be required to be made to the Secured Parties under this Subsidiary Guaranty or any other guaranty, such Subsidiary Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under the Loan Documents.

     Section 2. Subsidiary Guaranty Absolute. Each Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto but subject, however, to the provisions of Section 1 hereof. The Obligations of each Subsidiary Guarantor under this Subsidiary Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against such Subsidiary Guarantor to enforce this Subsidiary Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Subsidiary Guarantor under this Subsidiary Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of any Secured Party to disclose to any Loan Party or such Subsidiary Guarantor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any Secured Party (such Subsidiary Guarantor waiving any duty on the part of the Secured Parties to disclose such information); or

          (g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Subsidiary Guarantor or any other guarantor or surety.

This Subsidiary Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

     Section 3. Waiver. (a) Each Subsidiary Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Subsidiary Guaranty and any requirement that the Administrative Agent, or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waiver set forth in this Section 3 is knowingly made in contemplation of such benefits.

     (b) Each Subsidiary Guarantor hereby waives any right to revoke this Subsidiary Guaranty, and acknowledges that this Subsidiary Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

     Section 4. Subrogation. No Subsidiary Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's Obligations under this Subsidiary Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against any Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Subsidiary Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Subsidiary Guaranty thereafter arising. If (i) any Subsidiary Guarantor shall make payment to the Administrative Agent or any other Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty shall be paid in full in cash and
(iii) the Termination Date shall
have occurred, the Administrative Agent and the other Secured Parties will, at such Subsidiary Guarantor's request and expense, execute and deliver to such Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Subsidiary Guarantor.

     Section 5. Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by each Subsidiary Guarantor hereunder shall be made, in accordance with
Section 2.11 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If any Subsidiary Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Secured Party or the Administrative Agent, (i) the sum payable by such Subsidiary Guarantor shall be increased as may be necessary so that after such Subsidiary Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5) such Secured Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Subsidiary Guarantor shall make all such deductions and (iii) such Subsidiary Guarantor shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

     (b) In addition, each Subsidiary Guarantor agrees to pay any present or future Other Taxes.

     (c) Each Subsidiary Guarantor shall indemnify the Administrative Agent and each other Secured Party for and hold it harmless against the full amount of Taxes and Other Taxes, (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5) paid by the Administrative Agent or such other Secured Party (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Administrative Agent or such other Secured Party (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, such Subsidiary Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 9.02 of the Credit Agreement, the original or a certified copy of a receipt evidencing such payment. If no Taxes are payable in respect of any payment hereunder by any Subsidiary Guarantor through an account or branch outside the United States or by or on behalf of such Subsidiary Guarantor by a payor that is not a United States person, such Subsidiary Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, a certificate from each appropriate taxing authority or authorities, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to

Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

     (e) Without prejudice to the survival of any other agreement of any Subsidiary Guarantor hereunder, the agreements and obligations of each Subsidiary Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty.

     Section 6. Representations and Warranties. Each Subsidiary Guarantor hereby represents and warrants as follows:

          (a) Such Subsidiary Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to have such corporate power and authority is not reasonably likely to have a Material Adverse Effect. All of the outstanding Capital Stock of such Subsidiary Guarantor has been validly issued, is fully paid and non-assessable and each Subsidiary Guarantor is owned by a Loan Party, free and clear of all Liens, except those created under the Loan Documents.

          (b) The execution, delivery and performance by such Subsidiary Guarantor of this Subsidiary Guaranty are within such Subsidiary Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Subsidiary Guarantor's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Subsidiary Guarantor, any of its Subsidiaries or any of its or their properties or
     (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Subsidiary Guarantor or any of its Subsidiaries. Neither such Subsidiary Guarantor nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by such Subsidiary Guarantor of this Subsidiary Guaranty or any other Loan Document to which such Subsidiary Guarantor is a party and (ii) the exercise by the Administrative Agent or any Secured Party of its rights under this Subsidiary Guaranty or any other Loan Document to which such Subsidiary Guarantor is a party.

          (d) There is no action, suit, investigation, litigation or proceeding affecting such Subsidiary Guarantor, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Subsidiary Guaranty or any other Loan Document to which such Subsidiary Guarantor is a party.

          (e) This Subsidiary Guaranty and each other Loan Document to which it is a party when executed and delivered will have been duly executed and delivered by such Subsidiary Guarantor. Each of this Subsidiary Guaranty and each other Loan Document to which it is a party is the legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

          (f) There are no conditions precedent to the effectiveness of this Subsidiary Guaranty that have not been satisfied or waived.

          (g) Such Subsidiary Guarantor has, independently and without reliance upon the Administrative Agent or any Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Subsidiary Guaranty, and such Subsidiary Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Parties.

     Section 7. Covenants. Each Subsidiary Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment, such Subsidiary Guarantor will at all times perform or observe, and will cause each of its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that the Borrower is to cause such Subsidiary Guarantor or such Subsidiaries to perform or observe.

     Section 8. Amendments, Etc. (a) No amendment or waiver of any provision of this Subsidiary Guaranty and no consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (other than any Lender Party that is, at such time, aDefaulting Lender),
(i) reduce or limit the liability of such Subsidiary Guarantor hereunder or release any Subsidiary Guarantor hereunder, (ii) postpone any date fixed for payment hereunder or (iii) amend this Section 8.

     (b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each a "Guaranty Supplement"), such Person shall be referred to as an "Additional Subsidiary Guarantor" and shall be and become a Subsidiary Guarantor, and each reference in this Agreement to "Subsidiary Guarantor" shall also mean and be a reference to such Additional Subsidiary Guarantor.

     (c) (i) With the consent of the Required Lenders or (ii) upon the merger, consolidation, sale or liquidation of any Subsidiary Guarantor in accordance with the terms of the Credit Agreement, the Administrative Agent will, at such Subsidiary Guarantor's expense, execute and deliver to such Subsidiary Guarantor such documents as such Subsidiary Guarantor shall reasonably request to evidence the release of such Subsidiary Guarantor from its obligations under this Guaranty; provided, however, as to clause (ii) above, that (x) at the time of such request and such release no Default shall have occurred and be continuing,
(y) such Subsidiary Guarantor shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release (or such shorter period of time as may be acceptable to the Administrative Agent), a written request for release identifying such Subsidiary Guarantor and, the terms of the sale, liquidation, merger or consolidation in reasonable detail, including, in the case of a sale, the price thereof and any expenses in connection therewith, together, in all cases, with a form of release for execution by the Administrative Agent and a certification by the Parent Guarantor to the effect that the sale, liquidation, merger or consolidation, as the case may be, is in compliance with the terms of the Credit Agreement and as to such other matters as the Administrative Agent may reasonably request and (z) in the case of a sale, any proceeds of any such sale required to be applied to the prepayment of Advances or reduction of Commitments in accordance with the terms of the Credit Agreement shall be so applied; provided further as to any merger or consolidation in which the surviving corporation thereof is a Subsidiary of the Parent Guarantor, such surviving corporation shall have assumed in a form satisfactory to the Administrative Agent the Guaranteed Obligations of such Subsidiary Guarantor.

     Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Subsidiary Guarantor, to the address set forth below such Subsidiary Guarantor's signature on the signature pages hereof, or, in the case of any Additional Subsidiary Guarantor, on the applicable Guaranty Supplement, if to any Agent or any Lender Party, at its address specified in the Credit Agreement, or at its address specified in the Assignment and Acceptance pursuant to which it became a Lender Party, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the overnight courier, respectively. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Subsidiary Guaranty shall be effective as delivery of a manually executed counterpart thereof.

     Section 10. No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes, if any, due and payable pursuant to the provisions of said Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of any Subsidiary Guarantor against any and all of the Obligations of such Subsidiary Guarantor now or hereafter existing under this Subsidiary Guaranty, irrespective of whether such Lender Party shall have made any demand under this Subsidiary Guaranty and although such Obligations may be unmatured. Each Lender Party agrees promptly to notify such Subsidiary Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

     Section 12. Indemnification. Without limitation on any other Obligations of any Subsidiary Guarantor or remedies of the Secured Parties under this Subsidiary Guaranty, each Subsidiary Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of such Secured Party's legal counsel) suffered or incurred by such Secured Party as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

     Section 13. Continuing Subsidiary Guaranty; Assignments under the Credit Agreement. This Subsidiary Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty and the Termination Date, (b) be binding upon each Subsidiary Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07 of the Credit Agreement. No Subsidiary Guarantor shall have the right to assign its obligations hereunder or any interest herein without the prior written consent of the Secured Parties.

     Section 14. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Subsidiary Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

     (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Subsidiary Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Subsidiary Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this

Subsidiary Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any jurisdiction.

     (c) Each Subsidiary Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each Subsidiary Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby or the actions of the Administrative Agent or any other Secured Party in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Subsidiary Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                               MEDIQ INVESTMENT SERVICES, INC.

                                               By  __________________________

                                                   Name:

                                                   Title:


                                               MEDIQ MANAGEMENT SERVICES, INC.

                                               By  __________________________
                                                   Name:
                                                   Title:

                                               MEDIQ SURGICAL EQUIPMENT
                                               SERVICES, INC.

                                               By  __________________________
                                                   Name:
                                                   Title:


                                               VALUE-MED PRODUCTS, INC.

                                               By  __________________________
                                                   Name:
                                                   Title:


                                               MEDIQ MOBILE X-RAY SERVICES, INC.

                                               By  __________________________
                                                   Name:
                                                   Title:


                                               HEALTH EXAMINETICS, INC.

                                               By  __________________________
                                                   Name:
                                                   Title:


                                               THERA-KINETICS ACQUISITION
                                               CORPORATION

                                               By  __________________________
                                                   Name:
                                                   Title:

                                               MDTC HADDON, INC.

                                               By  __________________________
                                                   Name:
                                                   Title:


                                               MEDIQ DIAGNOSTIC CENTERS, INC.

                                               By  __________________________
                                                   Name:
                                                   Title:


                                               MEDIQ DIAGNOSTICS CENTERS-I INC.

                                               By  __________________________
                                                   Name:
                                                   Title:


                                               MEDIQ IMAGING SERVICES, INC.

                                               By  ___________________________
                                                   Name:
                                                   Title:


                                               AMERICAN CARDIOVASCULAR
                                               IMAGING LABS, INC.

                                               By  __________________________
                                                   Name:
                                                   Title:

                                               ALPHA HEALTH CONSULTANTS, INC.

                                               By  __________________________
                                                   Name:
                                                   Title:


                                               P. I. CORPORATION

                                               By  __________________________
                                                   Name:
                                                   Title:


                                               MEDIQ SERVICES, INC.

                                               By  __________________________
                                                   Name:
                                                   Title:


                                               MEDIQ HOME THERAPY SERVICES OF
                                               ARIZONA, INC.

                                               By  __________________________
                                                   Name:
                                                   Title:

                                    EXHIBIT A
                                       to
                               Subsidiary Guaranty


                     FORM OF SUBSIDIARY GUARANTY SUPPLEMENT







                                                                 _________, 19__


Banque Nationale de Paris,
     as Agent
499 Park Avenue
New York, New York  10022
Attention:  Structured Finance Group


                   Subsidiary Guaranty dated ________ __, 199_
                         made by __________ in favor of
                     the Secured Parties referred to therein


Ladies and Gentlemen:

     Reference is made to the above-captioned Subsidiary Guaranty (as amended, supplemented or otherwise modified, the "Subsidiary Guaranty"). Unless otherwise defined herein, terms defined in the Subsidiary Guaranty and in the Credit Agreement referred to therein are used herein as therein defined.

     The undersigned affirms that it may receive a portion of the proceeds of the Advances under the Credit Agreement and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement, in consideration for the execution and delivery of this Subsidiary Guaranty Supplement.

     The undersigned hereby agrees, as of the date first above written, to become a Subsidiary Guarantor under the Subsidiary Guaranty as if it were an original party thereto and agrees that each reference in the Subsidiary Guaranty to a "Subsidiary Guarantor" shall also mean and be a reference to the undersigned.

     The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Guaranteed Obligations of each other Loan Party now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise, and agrees to pay any and all reasonable expenses (including counsel fees and other expenses) incurred by the Agent or any other Secured Party in enforcing any rights under the Subsidiary Guaranty or any other Loan Document.

     The undersigned hereby makes each representation and warranty set forth in
Section 6 of the Subsidiary Guaranty to the same extent as each other Subsidiary Guarantor and hereby agrees to be bound as a Subsidiary Guarantor by all of the terms and provisions of the Subsidiary Guaranty to the same extent as all other Subsidiary Guarantors.

     This letter shall be governed by and construed in accordance with the laws of the State of New York.


                                    Very truly yours,

                                    [NAME OF ADDITIONAL
                                    SUBSIDIARY GUARANTOR]


                                    By
                                       Name:
                                       Title:
                                       Address:

                                                               EXHIBIT G TO THE
                                                               CREDIT AGREEMENT


                           BORROWING BASE CERTIFICATE


To:  Banque Nationale de Paris
     499 Park Avenue
     New York, New York 10022
     Attn: Mr. Alan Mustacchi
     Telecopy: (212) 418-8269


                      MEDIQ/PRN Life Support Services, Inc.

                            Date: ___________________

     (1)      Inventory Net Availability
              [Total from Schedule I]                               $__________

     (2)      Accounts Receivable Net Availability
              [Total from Schedule II]                              $__________

     (3)      Total Borrowing Base Availability
              [1 plus 2]                                            $__________

     (4)      Revolving Credit Facility                             $__________

     (5)      The lesser of (3) and (4)                             $__________

     (6)      Revolving Credit Advances Outstanding                 $__________

     (7)      Aggregate Principal Amount of
              Letter of Credit Advances Outstanding                 $__________

     (8)      Total Available Amount of all
              Letters of Credit Outstanding

              a. Standby Letters of Credit                          $__________

              b. Trade Letters of Credit                            $__________

              c. Total Letters of Credit [(a) + (b)]                $__________

      (9)     Swing Line Advances Outstanding                       $__________

     (10)     Total Revolving Credit Availability
              [(5) less (6) less (7) less (8) less (9)]             $__________

     This report is submitted pursuant to the Credit Agreement dated as of ________, 1998 among MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), MEDIQ Incorporated, a Delaware corporation (the "Parent Guarantor"), the lender parties (the "Lender Parties") that are, or may from time to time become, party thereto, Banque Nationale de Paris, as administrative agent (the "Administrative Agent"), Swing Line Bank, Initial Issuing Bank, and Arranger, NationsBank, N.A., as Syndication Agent, and Credit Suisse First Boston, as Documentation Agent. All of the current accounts referred to in this report (the "Accounts") have been assigned to the Administrative Agent and the Administrative Agent has been granted a security interest in the Accounts pursuant to the Loan Documents. Unless otherwise indicated, capitalized terms used herein have the meanings ascribed to them in the Credit Agreement.

     The undersigned hereby certifies that (i) the amounts and the representations set forth above are true and correct in all material respects,
(ii) the calculations determined herein are determined in accordance with the Credit Agreement and (iii) except as noted, none of the Accounts referred to in this report fall within the ineligible or prohibited categories as noted in the Credit Agreement. We further confirm the above mentioned assignment and grant of security interest in the Accounts to the Administrative Agent.


                                            MEDIQ/PRN LIFE SUPPORT
                                            SERVICES, INC.


Date:                                       By:
      ------------------                        -------------------------------
                                                Name:
                                                Title:

                                   SCHEDULE I

                      MEDIQ/PRN Life Support Services, Inc.
                           Inventory Net Availability


     (a)  Gross Inventory                                            __________

Less: Ineligible Inventory

     (b)  Inventory consisting of "perishable agricultural
          commodities" within the meaning of the Perishable
          Agricultural Commodities Act of 1930, as amended, and the
          regulations thereunder, or on which a Lien has arisen or
          may arise in favor of agricultural producers under
          comparable state or local laws                             __________

     (c)  Inventory located on leaseholds as to which the lessor has not entered into a consent and agreement providing
          the Administrative Agent with the right to receive notice
          of default, the right to repossess such Inventory at any
          reasonable time pursuant to such consent and agreement
          and such other rights as may be reasonably acceptable to
          the Administrative Agent                                   __________

     (d)  Inventory that is obsolete, unusable or otherwise
          unavailable for sale                                       __________

     (e)  Inventory with respect to which the representations and warranties set forth in Section 8 of the Security
          Agreement applicable to Inventory are not true and
          correct                                                    __________

     (f)  Inventory consisting of promotional, marketing, packaging
          or shipping materials and supplies                         __________

     (g) Inventory that fails to meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its
          use or sale                                                __________

     (h)  Inventory that is subject to any licensing, patent,
          royalty, trademark, trade name or copyright agreement
          with any third party from whom any Loan Party or any of
          their Subsidiaries has received written notice of a
          dispute in respect of any such agreement                   __________

     (i)  Inventory located outside the United States                __________

     (j)  Inventory that is not in the possession of or under the sole control of the Borrower or any of its wholly owned
          U.S. Subsidiaries or not in a leased facility in respect
          of which the owner has entered into a consent and
          agreement as may be reasonably acceptable to the
          Administrative Agent                                       __________

     (k)  Inventory consisting of work in progress                   __________

     (l)  Inventory in respect of which the Security Agreement, after giving effect to the related filings of financing
          statements that have then been made, if any, does not or
          has ceased to create a valid and perfected first priority
          lien or security interest in favor of the Secured Parties
          securing the Secured Obligations and as to which no other
          Liens exist, other than Permitted Liens                    __________

     (m)  Inventory not recorded under a perpetual inventory system
          reasonably acceptable to the Administrative Agent          __________

     (n)  Total Ineligible Inventory
          [sum of (b) through (m)]                                   __________

     (o)  Total Eligible Inventory
          [(a) less (n)]                                             __________


Net Inventory Availability at 50% of
Eligible Inventory [(o) multiplied by 50%]                           __________
                                                                     __________

                                   SCHEDULE II

                      MEDIQ/PRN Life Support Services, Inc.
                      Accounts Receivable Net Availability


     (a)  Gross Receivables                                           _________

Less: Ineligible Receivables

     (b)  Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the
          business of the Borrower or any of its wholly owned
          Subsidiaries                                                _________

     (c)  Receivables on terms other than those normal or customary in the business of the Borrower or any of its wholly
          owned U.S. Subsidiaries                                    __________

     (d) Receivables owing from any Person that is an Affiliate of the Borrower or any of its wholly owned U.S. Subsidiaries __________

     (e)  Receivables more than 120 days past the original invoice
          date                                                       __________

     (f)  Receivables owing from any Person from which an aggregate amount of more than 50% of the Receivables owing are more
          than 120 days past the original invoice date               __________

     (g)  Receivables owing from any Person that has asserted any claim, demand or liability against any Loan Party,
          whether by action, suit, counterclaim or other judicial
          or arbitral proceeding                                     __________

     (h)  Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type
          described in Section 6.01(f)                               __________

     (i)  Receivables (i) owing from any Person that is also a
          supplier to or creditor of any Loan Party to the extent
          of the amount of any right of setoff, unless such Person
          has waived all rights of setoff in a manner acceptable to
          the Administrative Agent or (ii) representing any
          manufacturer's or supplier's credits, discounts,
          incentive plans or similar arrangements entitling any
          Loan Party to discounts on future purchases therefrom      __________

     (j)  Receivables arising out of sales to account debtors
          outside the United States or Canada, unless backed by a
          letter of credit issued by a bank organized under the
          laws of the United States or Canada, or any State
          thereof, and having a combined capital and surplus of at
          least $500,000,000                                         __________


     (k)  Receivables arising out of sales on a bill-and-hold,
          guaranteed sale, sale-or-return, sale on approval or
          consignment basis or subject to any right of return,
          set-off or charge-back                                     __________

     (l)  Receivables owing from an account debtor that is an
          agency, department or instrumentality of the United
          States or any State thereof                                __________

     (m)  Receivables in respect of which the Security Agreement, after giving effect to the related filings of financing
          statements that have then been made, if any, does not or
          has ceased to create a valid and perfected first priority
          lien or security interest in favor of the Secured Parties
          securing the Secured Obligations and as to which no other
          Liens exist, other than Permitted Liens                    __________

     (n)  Total Ineligible Receivables
          [(sum of (b) through (m)]                                  __________

     (o)  Eligible Receivables
          [(a) less (n)]                                             __________

Net Availability at 80% of
Eligible Receivables [(o) multiplied by 80%]                         __________
                                                                     __________

                                                                    EXHIBIT H-1

                                 LAW OFFICES OF

                             DECHERT PRICE & RHOADS

                      [DECHERT PRICE & RHOADS LETTERHEAD]


                                  May 29, 1998

To the Lender Parties to the Credit
Agreement referred to below and to
Banque Nationale de Paris as
Administrative Agent, Swing Line Bank,
Initial Issuing Bank and Arranger, and
NationsBank, N.A., as Syndication Agent
and Credit Suisse First Boston, as
Documentation Agent

                   Re: MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
                       -------------------------------------

 Ladies and Gentlemen:

       We have acted as special counsel to the MEDIQ/PRN Life Support Services, Inc., a Delaware Corporation (the "Borrower") and the other Loan Parties in connection with the preparation, execution and delivery of the Credit Agreement dated as of May 29, 1998 (the "Credit Agreement") among the Borrower, the Lender Parties party thereto, Banque Nationale de Paris, as Administrative Agent, Swing Line Bank, Initial Issuing Bank and Arranger, NationsBank, N.A., as Syndication Agent and Credit Suisse First Boston, as Documentation Agent.

       This opinion is furnished to you pursuant to Section 3.01(k) (xviii) of the Credit Agreement. Terms defined in the Credit Agreement and in the Security Agreement referred to therein are used herein as therein defined.

       The documents set forth on Schedule I are referred to herein as the "Financing Statement."

Lender Parties,
Banque Nationale de Paris,
NationsBank, N.A. and Credit
Suisse First Boston, as Agents
May 29, 1998
Page 2


       In connection with our representation as described above, we have reviewed executed copies of the following documents (collectively, the "Loan Documents"), each dated on or about the date hereof.

       1. the Credit Agreement;

       2. the Notes;

       3. the Subsidiary Guaranty;

       4. the Security Agreement; and

       5. the Mortgage.

       We have also examined the originals, or copies certified to our satisfaction, of the documents listed in a certificate of an officer of the Borrower, dated the date hereof (the "Certificate"), certifying that the documents listed therein are all of the indentures, loan or credit agreements, guarantees, mortgages, security agreements, bonds and notes and other agreements or instruments, and all of the orders, writs, judgments, injunctions, decrees, determinations and awards, that affect or purport to affect the obligations of such Loan Party or any of its Subsidiaries under any Loan Document or the right of such Loan Party or any of its Subsidiaries to borrow money, to guarantee the obligations of other Persons, to create Liens on its property or to consummate the transactions contemplated by the Loan Documents.

       In rendering this opinion we have examined in addition to the Loan Documents, such other documents and records pertaining to our clients as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to matters of fact material to our opinions, we have relied upon representations of the Loan Parties in the Loan Documents, and on certificates of officers of the Loan Parties, and of public officials, and we have made no independent inquiry into the accuracy of such representations.

       For purposes of this opinion, we have assumed that:

       (a) The execution and delivery of the Loan Documents and other documents reviewed by us, and the entry into and performance of the transactions contemplated by the Loan Documents, by all parties (other than the Loan Parties) have been duly authorized by all necessary actions and constitute the valid and binding obligations of all parties other than the Loan Parties.

       (b) All natural persons who are signatories to the Loan Documents were legally competent at the time of execution; all signatures on the Loan Documents and other documents

Lender Parties,
Banque Nationale de Paris,
NationsBank, N.A. and Credit
Suisse First Boston, as Agents
May 29, 1998
Page 3

reviewed by us of parties other than the Loan Parties are genuine; the copies of all documents submitted to us are accurate and complete and conform to originals.

       Our opinions set forth herein are based on our consideration of only those statutes, rules, regulations and judicial decisions which, in our experience, are normally applicable to or normally relevant in connection with transactions of the type contemplated in the Loan Documents. Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the conscious awareness of the Dechert Price & Rhoads attorneys who have rendered legal services to the Loan Parties in connection with the transactions contemplated by the Loan Documents, which knowledge has been obtained by such attorneys in their capacity as such. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

       For purposes of paragraph 6 below, we have assumed (1) that the Loan Parties have rights in the Collateral as to which our opinion is expressed, within the meaning of the New Jersey Uniform Commercial Code (the "Code"), (2) that the proceeds of the Advances have been disbursed to or as directed by the Borrower, and (3) that all Collateral (as defined in the Security Agreement) consisting of fixtures (as defined in the Code) is located in Camden County, New Jersey. For purposes of paragraphs 6, 7 and 8 below, we have assumed that the descriptions of the real estate in the Mortgage and in the Financing Statements to be filed as fixture filings is an accurate and complete description of all real estate on which any fixtures included in the Collateral are located.

       Based upon the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications set forth in this letter, we are of the following opinion:

       1. Each Loan Party (a) is a corporation validly existing and in good standing under the laws of the State of its organization, and (b) has all necessary corporate power to own or lease and operate its properties and to carry on its business as, to our knowledge, it is now conducted and as proposed to be conducted.

       2. The execution, delivery and performance by each Loan Party of the Credit Agreement, the Notes, and each other Loan Document to which it is a party, and the other transactions contemplated by the Credit Agreement are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not as to each Loan Party (a) contravene such Loan Party's charter or bylaws, (b) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including,

Lender Parties,
Banque Nationale de Paris,
NationsBank, N.A. and Credit
Suisse First Boston, as Agents
May 29, 1998
Page 4

without limitation, Regulation X of the Board of Governors of the Federal Reserve System, subject to the assumptions contained in paragraph 12 below) or any order, writ, judgment, injunction, decree, determination or award listed in the Certificate, (c) conflict with or result in the breach of, or constitute a default under, any agreement or instrument listed in the Certificate or (d) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries under any agreement or instrument listed in the Certificate.

       3. The Credit Agreement and the Loan Documents have been duly executed and delivered by each Loan Party thereto.

       4. Each Loan Document constitutes the legal, valid and binding obligations of each Loan Party thereto, in each case enforceable against such Loan Party in accordance with its respective terms.

       5. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body of the State of Delaware, the State of New Jersey or the United States of America, or any third party that is party to any agreement or instrument listed in the Certificate to which any of the Loan Parties is a party is required for (a) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Documents to which it is a party, or for the consummation transactions contemplated thereby, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Agreement and the Mortgage, (c) the perfection or maintenance of Liens created by the Security Agreement and the Mortgage, or (d) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Agreement and the Mortgage, except for (i) in the case of clause (a) above, the authorizations, approvals, actions, notices and filings listed on Schedule 4.0(1)(d) to the Credit Agreement, all of which have been duly obtained, taken, given or made and are in full force and effect, (ii) in the case of the Security Collateral (as defined in the Security Agreement), as may be required in connection with any disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally, and (iii) in the case of the exercise of remedies in respect of Collateral subject to the Mortgage and the Fixtures, the exercise of such remedies requiring prior court approval.

       6. (a) The Security Agreement creates in favor of the Administrative Agent a security interest under the Code in (1) so much of the inventory and equipment (as those terms are defined in the Code) of the Loan Parties executing the Security Agreement as is located in New Jersey, (2) the accounts, general intangibles, chattel paper, and documents (as those terms are defined in the Code) of such Loan Parties whose chief executive offices are located in New Jersey, and (3) the Pledged Shares and the Pledged Debt.

Lender Parties,
Banque Nationale de Paris,
NationsBank, N.A. and Credit
Suisse First Boston, as Agents
May 29, 1998
Page 5



       (b) Assuming that Financing Statements have been filed in the offices listed on Schedule I, the security interest referred to in paragraph 6(a)(1) and
(2) in property of the Loan Parties identified as debtors on Schedule I is perfected, to the extent a security interest in the property described in paragraph 6(a)(1) and (2) can be perfected by filing financing statements under the Code. The Administrative Agent's having possession and control of the certificates representing the Pledged Shares and stock powers executed in blank with respect to such Pledged Shares and instruments representing the Pledged Debt and endorsements in blank with respect to the Pledged Debt results in the perfection of such security interest in such Security Collateral.

       7. The Mortgage creates a valid mortgage lien in favor of the Administrative Agent (the "Mortgage Lien") on the Premises referred to therein, and the Mortgage creates valid security interests in any goods located or to be located thereon that now or may hereafter constitute "fixtures" within the meaning of Article 9 of the Code (such goods being hereinafter referred to as the "Fixtures"), in each case as security for the payment of the Secured Obligations referred to therein, whether for principal, interest, fees, commissions or otherwise. The Mortgage (including the acknowledgments) is in appropriate form for recording in the State of New Jersey and upon due recordation and indexing in the recording offices identified in Schedule II hereto and will result in the perfection of the Mortgage Lien.

       8. Filing of a Financing Statement to be filed as a fixture filing pursuant to the Code, will result in the perfection of the security interests in the Fixtures (the "Fixture Liens"), and no other or further or subsequent filing, refiling, recording, re-recording, registration or reregistration of the Mortgage or the Financing Statements or any other instrument will be necessary to continue the Mortgage Liens or the perfection of the Fixture Liens other than filing of continuation statements as required by the Code.

       9. The criminal usury statute in effect in the State of New Jersey provides, in pertinent part, that any loan made to a corporation with an interest rate which exceeds fifty percent (50%) per annum shall not be a rate authorized or permitted by law. The provisions of the Loan Documents would not violate any applicable law in the State of Jersey relating to usury (to the extent such laws are applicable to the Loan Documents) provided that the amount of interest in any payments in nature of interest under the Loan Documents do not exceed fifty percent (50%) in any year.

       10. Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

Lender Parties,
Banque Nationale de Paris,
NationsBank, N.A. and Credit
Suisse First Boston, as Agents
May 29, 1998
Page 6

       11. Assuming Advances are made in accordance with the terms of the Credit Agreement and undertakings of the Borrower in accordance with the Notice of Borrowing, that the Lenders comply with the record-keeping requirements of Regulations U and of Regulation G of the Board of Governors of the Federal Reserve System ("Regulation U" and "Regulation G", respectively), and that any Lenders that are G Lenders within the meaning of Regulation G have registered as such under Regulation G, Advances under the Credit Agreement will not violate Regulation U or Regulation G.

       12. The provisions in the Loan Documents stating that they are governed by New York law are enforceable as a matter of New Jersey law, except with respect to (i) the perfection and effect of perfection of the Liens created under the Loan Documents and the application of remedies in enforcing such Liens with respect to property located in New Jersey, (ii) the remedies available in New Jersey with respect to property located in New Jersey, and (iii) the procedural rules governing or affecting any action in New Jersey to enforce the Loan Documents, subject in all instances to the assumptions that the applicable law of New York will not violate the public policy of New Jersey (including public policy as expressed in its usury laws) and that New York has a substantial relation to the parties in the transactions contemplated by the Loan Documents.

       13. To the best of our knowledge except as set forth in the Information Memorandum, there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (a) would be reasonably likely to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of the Credit Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated by the Credit Agreement.

       The opinions set forth above are subject to the following qualifications:

       (a) The opinions expressed herein are limited by principles of equity which may limit the availability of certain rights and remedies and do not reflect the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting debtors' obligations or creditors' rights generally. The opinions expressed above also do not reflect the effect of laws and equitable doctrines (including requirements that the parties to agreements act reasonably and in good faith and, with respect to collateral, in a commercially reasonable manner, and give reasonable notice prior to exercising rights and remedies) which may limit the availability of any particular remedy but which will not, in our judgment, make the remedies available to Administrative Agent or Lender Parties under the Collateral Documents inadequate for the practical realization of the benefits of the security

Lender Parties,
Banque Nationale de Paris,
NationsBank, N.A. and Credit
Suisse First Boston, as Agents
May 29, 1998
Page 7


provided for in the Collateral Documents, except for the economic consequence of any delay which may be imposed thereby or result therefrom, and except that we express no opinion as to the rights of any of the parties to the Loan Documents to accelerate the due dates of any payment due thereunder or to exercise other remedies available to them on the happening of a non-material breach of any such document or agreement.

       (b) Without limiting the generality of the foregoing, we express no opinion with respect to: (1) the availability of specific performance or other equitable remedies for noncompliance with any of the provisions contained in the Loan Documents; (2) the enforceability of provisions in the Loan Documents purporting to waive the effect of applicable laws to the extent such laws do not permit such waiver; or (3) the effectiveness of any power-of-attorney given under the Loan Documents which is intended to bind successors and assigns which have not granted such powers by a power-of-attorney specifically executed by them.

       (c) We have made no examination of and express no opinion with respect to: (1) the title to, ownership of or rights in personal property or fixtures;
(2) except as set forth in paragraphs 6 and 8 above the accuracy or sufficiency of any descriptions of Collateral in any security agreement or financing statements; (3) the validity or ownership of any trademarks, patents or licenses; (4) the existence or absence of any liens, charges or encumbrances on any Collateral and (5) except as set forth in paragraphs 6, 7 and 8 above, the perfection or priority of any lien or security interest.

       Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the laws of the States of New York and New Jersey and the federal laws of the United States.

       Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

       The opinions set forth herein are expressed solely for your benefit and for the benefit of any other parties which may subsequently become Lender Parties under the Credit Agreement.


                                        Very truly yours,

                                                     EXHIBIT H-2 FORM OF OPINION
                                                  OF COUNSEL TO THE LOAN PARTIES

                                                           HAYNES AND BOONE, LLP


May 29, 1998

To the Initial Lenders party to the Credit
  Agreement referred to below and to
  Banque Nationale de Paris, NationsBank, N.A., and Credit Suisse First Boston, as Agents for such Initial Lenders

                      MEDIQ/PRN LIFE SUPPORT SERVICES, INC.

Ladies and Gentlemen:

       We have acted as special Texas counsel to MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower") with respect to the preparation of the Security Agreement (hereinafter defined) in connection with that certain financing transaction contemplated by the Credit Agreement dated as of May 29, 1998 (the "Credit Agreement") among the Borrower, certain other Loan Parties, and each of you. Capitalized terms used herein shall, unless otherwise provided herein, have the respective meanings set forth in the Credit Agreement.

                        Scope of Examination and General
                         Assumptions and Qualifications

       For the purpose of rendering the opinions expressed below, we have reviewed copies marked "S&S Draft' dated as of May 22, 1998, of the following (collectively, the "Opinion Documents"):

          (i) The Credit Agreement; provided that, at your request, our review has been limited to the following specific Sections thereof: Section 8.11 (with respect to the governing law provisions) and Section 1.01 (with respect to definitions incorporated by reference and utilized in the Security Agreement).

          (ii) The Security Agreement (herein so called) by and between the Borrower, certain other Loan Parties, and Banque Nationale de Paris (in its capacity as Administrative Agent, 'Administrative Agent"); and

          (iii) The form of Uniform Commercial Code - Financing Statement Change-Form UCC-3 (in the form of Annex A hereto) amending the financing statement previously filed with respect to the Credit Agreement, dated October 1, 1996, among Borrower, Agents, and certain other Loan Parties and Initial Lenders party thereto (the

                                                           HAYNES AND BOONE, LLP

May 29, 1998
Page 2

       "Former Credit Agreement"), under the Uniform Commercial Code as in effect in the State of Texas (the "UCC") to be executed by the Borrower, as the debtor, and Administrative Agent, as secured party, to be filed with the Secretary of the state of Texas at the address indicated on Schedule I hereto (the "Financing Statement").

       As used herein, the term "Collateral" shall mean the non-fixture "Equipment" and "Inventory" (as such terms are defined and described in the Security Agreement) which are located in the State of Texas at the time of perfection of the security interest therein.

       In making such examination, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as copies, (iii) the due execution and delivery, pursuant to due authorization, by authorized officers of the respective parties thereto of the Opinion Documents submitted to us as drafts, with all blanks properly completed, (iv) the proper attachment of all exhibits to the Opinion Documents with all blanks properly completed, (v) each of the Opinion Documents, when duly executed and delivered, will be or are in forms identical in all material respects to those furnished to and examined by us as final drafts, (vii) the correctness and accuracy of all the facts set forth in all certificates and reports identified in this opinion, and (viii) Administrative Agent is the valid and duly authorized agent and representative of the Lenders.

       We are qualified to practice law in the State of Texas, and our opinions set forth below are limited solely to matters governed by the laws of the State of Texas; we express no opinion as to questions concerning the laws of any other jurisdiction.
                   Specific Limitations and Qualifications on
                     Opinions Regarding Perfection of Liens
                    and Security Interests in the Collateral

       With respect to the opinions expressed below regarding the perfection of your liens and security interests in the Collateral, we advise you that:

       1. We express no opinion regarding (i) the accuracy or completeness of any Collateral descriptions contained in the Opinion Documents, (ii) title to the Collateral, (iii) the creation or perfection of your liens and security interests in the Collateral insofar as the laws of a jurisdiction other than the State of Texas govern the creation or perfection of such liens and security interests, (iv) the creation or perfection of your liens and security interests in any Collateral that is not described in the Security Agreement, or (v) the priority of your liens and security interests in the Collateral.

                                                          HAYNES AND BOONE, LLP

May 29, 1998
Page 3

       2. We have assumed the following facts concerning the Collateral and the
Borrower: (i) the Borrower has good and sufficient title to the Collateral described in the Security Agreement to which it is a party; (ii) the Borrower has "rights in" (as that term is used in Section 9.203 of the UCC) the Collateral described in the Security Agreement to which it is a party; (iii) value has been given within the meaning of Section 9.203 of the UCC; (iv) the information set forth in Section 8 of the Security Agreement as to the location of the Equipment and Inventory, and as to the chief place of business of the Borrower is accurate and complete; (v) the addresses of Administrative Agent and the Borrower are correctly set forth in the Financing Statement; (vi) the Borrower has not changed its name, whether by amendment of its charter, by reorganization, or otherwise within the past four months; (vii) the Borrower has not changed its chief executive office, chief place of business, or office where it keeps its records concerning the Receivables within the past four months;
(viii) no Collateral will constitute fixtures under the laws of the State of Texas; and (ix) all information in the Financing Statement with respect to the "Original Financing Statement Number" and the "Original Date Filed" accurately and completely reflects the financing statement previously filed with the Secretary of State of the State of Texas in connection with the Former Credit Agreement.

       3. With respect to the opinions expressed in Paragraph 1 below, we express no opinion as to the perfection of any security interests purportedly granted by the Security Documents in any property (real, personal, or mixed), other than the Collateral, expressly excluding any opinion as to the perfection of liens with respect to the following (and we call your attention to the fact that the security interest of the Administrative Agent (for the benefit of Lenders) in certain of such property may not be perfected by filing financing statements under the UCQ: (i) causes of action; (ii) any property or Collateral subject to the jurisdiction of a regulatory body or agency whose consent is required before such property may be subject to any lien; (iii) letters of credit; (iv) any property or Collateral that consists or will consist of consumer goods, farm products, crops, timber, minerals, and the like (including oil and gas), or accounts resulting from the sale thereof, beneficial interests in a trust or decedent's estate, or goods or items which are subject to (a) a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from that specified in the UCC for filing to perfect such security interest, or (b) a certificate of title statute of any jurisdiction;
(v) any interest in or claim in or under any policy of insurance or unearned premium, except a claim to proceeds payable by reason of loss or damage under insurance policies maintained by the Borrower with respect to the Collateral as required by and in compliance with Section 12 of the Security Agreement; or (vi) other property transactions excluded from the coverage of the UCC pursuant to Sections 9.102 and 9.104 thereof.

       4. We advise you that (a) the continuation of any security interests and perfection of any security interests in Collateral consisting of proceeds is limited to the extent set forth

                                                          HAYNES AND BOONE, LLP
May 29, 1998
Page 4

in Section 9.306 of the UCC, and (b) in the case of property which becomes Collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of the case.

       5. We further advise you that: (a) the perfection of the security interests evidenced by the Financing Statement will lapse five years after the date of filing unless a continuation statement complying with the UCC is filed with the filing office in which such Financing Statement was filed not more than six months prior to the expiration of a five year period dating from the date of filing of the Financing Statement (or otherwise within the time permitted by Section 9.403 of the UCC) and subsequent continuation statements must be filed within six months prior to the end of each subsequent five year period; (b) the perfection of the security interests evidenced by the Financing Statement as to any Collateral acquired by the Borrower more than four months after the Borrower changes its name, identity, or corporate structure so as to make the Financing Statement seriously misleading, unless a new appropriate financing statement indicating the new name, identity, or corporate structure of the Borrower is properly filed before the expiration of such four months; and (c) the perfection of the security interests in the Collateral evidenced by the Financing Statement becomes ineffective four months after the Borrower moves the Collateral from the State of Texas (or upon such earlier date as the perfection of the security interest in Texas expires), unless appropriate actions are taken in the new jurisdiction to perfect such security interest in the Collateral on or before the earlier of the expiration of such four month period or the expiration of the original Financing Statement filing in the State of Texas relating to such Collateral.

       6. We also note that a security interest in after-acquired property may attach and become enforceable and may become perfected only when the debtor has obtained rights in such Collateral.

       7. We note that the liens and security interests granted under the Security Agreement attach only to the extent of the rights of the Borrower in the properties described therein.

       8. Despite the proper perfection of your security interests evidenced by the Collateral, as described in our opinion below, the continued enforceability and perfection of the security interests created under the Security Agreement may be limited by various subsequent facts, events, or circumstances, including, without limitation, those described in Article 9 of the UCC (e.g., UCC Sections 9.103, 9.306, 9.307, 9.308, 9.314, 9.315, 9.402(g), and 9.403), and we do not
opine as to the continued perfection or validity of such security interest.


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                                                          HAYNES AND BOONE, LLP

May 29, 1998
Page 5

                   Specific Limitations and Qualifications on
                        Opinions Regarding Choice of Law

       The Opinion Documents provide that the laws of the State of New York shall govern the interpretation and enforceability of the Security Agreement and issues relative to usury in the Opinion Documents. Section 35.51 of the UCC provides that if parties agree in writing that the law of a particular jurisdiction governs an issue relating to the transaction (including the validity or enforceability of any agreement relating to the transaction or a provision of the agreement) and the transaction bears a "reasonable relation" to that jurisdiction, then the law, other than the conflict of laws rules, of that jurisdiction governs the issue regardless of whether the application of that law is contrary to a fundamental or public policy of the State of Texas or of any other jurisdiction. Section 35.51 of the UCC provides that a transaction bears a "reasonable relation" to a particular jurisdiction if the transaction, the subject matter of the transaction, or a party to the transaction is reasonably related to that jurisdiction. In addition, Section 35.51 of the UCC contains specific factual criteria, the presence of any one of which will satisfy the "reasonable relation" test. Accordingly, for purposes of the opinion set forth in Paragraph 4 below, and in light of the factual criteria specified in Section
35.51 of the UCC, we have assumed the following facts:

          (a) Administrative Agent and one or more of the Lenders have their principal place of business and chief executive offices in New York;

          (b) a portion of the initial advances under the Credit Agreement will be funded from, and payable to, Administrative Agent at its location in New York;

          (c) the Lenders have committed to extend to Borrower loans in an amount exceeding $1,000,000 in the aggregate; and

          (d) the choice of governing law contained in the Loan Documents was willingly and knowingly agreed to by all parties thereto.

       The statute also provides that Texas law will in any event govern whether a qualified transaction ". . . transfers or creates an interest in real property for security purposes or otherwise, the nature of an interest in real property that is transferred or created by the transaction, the method for foreclosure of a lien on real property, the nature of an interest in real property that results from foreclosure, or the manner and effect of recording or failing to record evidence of a transaction that transfers or creates an interest in real property; . . ." For purposes of this opinion, the matters outlined in this paragraph for which Texas law must govern shall be referred to as the "Mandatory Texas Issues."


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                                                          HAYNES AND BOONE, LLP

May 29, 1998
Page 6

       We note that the determination of applicable law as to specific issues may vary from the choice of law expressed in the Opinion Documents, where another statute of the State of Texas or a statute of the United States provides that such issue is governed by the law of a particular jurisdiction. For example, notwithstanding the choice of law contained in the Loan Documents, certain matters pertaining to the power and authority of corporations will be governed by the law of the jurisdiction of incorporation of each such corporation.

                                    Opinions

       Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

          1. The Financing Statement is in proper form under the UCC for filing in the filing office indicated on Schedule I hereto. The due filing and indexing of the Financing Statement in the office listed on Schedule I, and the payment of all necessary filing fees related thereto, will result in the perfection of security interests in the Collateral in which a security interest has been created under the Security Agreement.

          2. No state or local mortgage recording tax, document tax, stamp tax, or other fees, taxes, or governmental charges (other than statutory fees for filing and recording the Financing Statement) are required to be paid in Texas in connection with any of the transactions referred to in this opinion; provided, that we express no opinion herein with respect to whether any Agent or Lender is or may be subject to the payment of franchise taxes in connection therewith. Any mortgage, documentary, recording or filing taxes or charges that are to be paid at the time of the recording or filing of the Financing Statements are nominal charges and are not based upon the amount of the financing or the value of the property encumbered.

          3. In any action or proceeding arising out of or relating to any Opinion Document in any court of the State of Texas or in any federal court sitting in the State of Texas, such court would recognize and give effect to a governing law provision of such Opinion Document wherein the parties thereto agree (to the extent set forth in such Opinion Document) that such Opinion Document shall be governed by, and be construed in accordance with, the laws of the State of New York (except as to issues of perfection and priority of laws and security interests on personal property and except with respect to the Mandatory Texas Issues); provided that, such court may apply the law of another jurisdiction with respect to an issue that another statute of the State of Texas, or a statute of the United States provides is governed by the law of a particular jurisdiction. Without limiting the generality of the foregoing, a court of the State of Texas or a federal court sitting in the State of Texas would apply the usury law of the


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                                                          HAYNES AND BOONE, LLP

May 29, 1998
Page 7

     State of New York to an Opinion Document which provides that such Opinion Document shall be governed by, and construed in accordance with, the laws of the State of New York.

       This opinion (i) has been furnished to you at your request, and we consider it to be a confidential communication that may not be furnished, reproduced, distributed or disclosed to anyone, other than Eligible Assignees, without our prior written consent, (ii) is rendered solely for your information and assistance in connection with the above transaction, and may not be relied upon by any other person (other than Eligible Assignees) or for any other purpose without our prior written consent, (iii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of obligation to advise you of any changes for any new developments that might affect any matters or opinions set forth herein, and (iv) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

                                       Very truly yours,

               [JEFFER, MANGELS, BUTLER & MARMARO LLP LETTERHEAD]



                                  May 29, 1998


To the Initial Lenders party to the Credit
Agreement listed on Schedule I below and to Banque Nationale de Paris, NationsBank, N.A., and Credit Suisse First Boston, as Agents for such Initial Lenders

                   Re: MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
                       -------------------------------------

 Ladies and Gentlemen:

       We have acted as special counsel in the State of California to MEDIQ/PRN Life Support Services, Inc. (the "Borrower") in connection with certain aspects of the preparation, execution and delivery of that certain Credit Agreement, dated May 29, 1998 (the "Credit Agreement"), among Borrower and each of you. We are rendering this opinion to you pursuant to the terms of the Credit Agreement. Unless otherwise defined herein, capitalized terms have the meanings ascribed to them in the Credit Agreement.

       We have not participated in the negotiation or preparation of any documents or rendered any advice to Borrower or any other party in connection with the Credit Documents (as defined below) or the transactions contemplated thereby. Further, we have rendered this opinion based solely upon our review of the Documents (as defined below), and upon our examination of such statutes, decisions and matters of law as we deem necessary to express the opinion set forth below.

       In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following documents, or specific excerpts of documents hereinafter described (collectively, the "Documents")


       (a) Each of Sections 2.0.7, 2.09, 2.10 and 2.11 of the Credit Agreement;


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JEFFER, MANGELS, BUTLER & MARMARO LLP

May 29, 1998
Page 2

       (b) That certain Security Agreement, dated May 29, 1998 (the "Security Agreement"), from Borrower and other parties listed on the signature pages thereof, as grantors, to Banque Nationale de Paris, as Administrative Agent for the Secured Parties (the "Administrative Agent"); and

       (c) UCC-2 amendment statement (the "Amendment Statement") under the Uniform Commercial Code as in effect in the State of California (the "UCC"), executed by Borrower in favor of the Administrative Agent, amending the original financing statement therein described (the "Financing Statement") which was previously filed with respect to the Credit Agreement dated October 1, 1996, among Borrower, the Company, the Administrative Agent, and the Syndication Agent, which Amendment Statement is to be filed in the filing office listed on
Schedule II hereto.

       The Documents, together with the entire Credit Agreement, are sometimes collectively referred to herein as the "Credit Documents".

       In our review and examination of the Documents, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and the due execution and delivery thereof by all parties thereto, pursuant to due authorization, where due execution and delivery are requisite to the effectiveness thereof; (iii) that all signatories have adequate power and authority and have taken all necessary actions to execute and deliver the Credit Documents; and (iv) that each person signing on behalf of the parties executing the Credit Documents is a competent adult person not operating under any legal disability, duress or having been defrauded in the execution of the Credit Documents.

       For purposes of this opinion, we have made the following additional assumptions:

          (a) There are no documents, understandings or agreements between or among the parties to the Credit Documents which would expand or otherwise modify the obligations of the respective parties to the Credit Documents regarding the transactions contemplated thereby and which would have an adverse effect on the opinions rendered herein;

          (b) The Credit Documents constitute legal, valid and binding obligations of the parties thereto enforceable against such parties in accordance with their terms;

          (c) Value has been given to the Borrower and the Borrower has acquired rights in the Collateral;

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JEFFER, MANGELS, BUTLER & MARMARO LLP

May 29, 1998
Page 3

          (d) The representations and warranties of the Borrower in the Credit Documents are true and correct in all respects;

          (e) (i) Payments on the Notes (as defined in the Credit Agreement) will be delivered to the Administrative Agent at its offices in New York,
     (ii) the Administrative Agent's principal place of business in the United States is in New York, and the Administrative Agent transacts business in New York, (iii) Borrower's principal place of business is in New Jersey,
     (iv) neither Borrower nor its controlling entity is organized under the laws of the State of California and neither has its principal place of business in the State of California, (v) a substantial part of the assets of Borrower is located outside the State of California, and (vi) material and substantial negotiations in the finalization of the terms of the Credit Documents have taken place in New York; and

          (f) (i) The selection of New York law was made by you and the Loan Parties (as defined in the Credit Agreement) in good faith and not as a device to evade the usury laws of California or any other state, (ii) you and the Loan Parties freely agreed in the course of arms length negotiations that New York law would apply to the Credit Documents, (iii) you and Borrower desired to have the laws of a single state govern all Advances to be made by you to Borrower pursuant to the Credit Agreement, and (iv) Lenders, did not possess any superior bargaining power or use any oppressive methods to cause the Borrower or any other party to the Credit Documents to agree to select New York law to govern the Credit Documents.

       We have noted that all Credit Documents select New York law to govern the respective rights and obligations of the parties thereunder, thus reflecting the intent of the parties to be so governed (except as to matters under the Security Agreement respecting validity or perfection of the security interest thereunder, or remedies thereunder, in respect of any particular Collateral that are governed by the law of a jurisdiction other than the State of New York), and we are not opining with respect to the laws of the State of New York.

       We have also assumed that:

          (A) None of the Collateral consists or will consist of consumer goods, farm products, crops, timber, minerals and the like (including oil and gas) or accounts resulting from the sale thereof, beneficial interests in a trust or a decedent's estate, letters of credit or items that are subject to (i) a statute or treaty of the United States that provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or that specifies a place of filing different from that specified in the UCC of any jurisdiction for filing to perfect such security interest or (ii) a certificate of title statute;


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JEFFER, MANGELS, BUTLER & MARMARO LLP

May 29, 1998
Page 4

          (B) Borrower has not changed its name, whether by amendment of its charter, by reorganization or otherwise within the past four months;

          (C) Borrower has not changed its chief executive office, chief place of business or office where it keeps its records concerning the Receivables within the past four months; and

          (D) No Collateral consisting of goods will constitute fixtures under the law of the State of California.

       On the basis of the foregoing, and in reliance thereon, and subject to the qualifications set forth herein, we are of the opinion that:

       1. The Amendment Statement is in suitable form for filing, and upon the filing thereof pursuant to the UCC in the filing office listed on Schedule II hereto, will amend the Financing Statement as therein provided with respect to the security interest granted by the Borrower to the Administrative Agent, pursuant to the Security Agreement, in the Equipment and Inventory located in the State of California at this date, to the extent that a security interest in such Collateral described in the Amendment Statement can be perfected by the filing of a financing statement in the State of California.

       Our opinion in this paragraph 1 is subject to the following qualifications:

          (i) In the case of proceeds, continuation of perfection of the Administrative Agent's security interest therein is limited to the extent set forth in Section 9306 of the UCC;

          (ii) Division 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filing of the Financing Statement in order to maintain the effectiveness of the filings referred to in this paragraph;

          (iii) In the case of property that becomes Collateral after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

          (iv) To the extent Collateral is added by the Amendment Statement, the Amendment Statement is effective as to the added Collateral only from the date the Amendment Statement is filed; and


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JEFFER, MANGELS, BUTLER & MARMARO LLP

May 29, 1998
Page 5

          (v) The filing of the Amendment Statement does not extend the period of effectiveness of the Financing Statement.

       We call to your attention that the perfection of the above security interests will be terminated as to any Collateral acquired by the Borrower more than four months after the Borrower so changes its name, identity or corporate structure as to make the Financing Statement seriously misleading, unless a new appropriate financing statement or an appropriate amendment to the Financing Statement is properly filed before the acquisition of such Collateral by the Borrower.

       2. Aside from nominal filing fees required in connection with the filing of the Amendment Statement, no other taxes or governmental fees or charges are required to be paid in connection with the execution and delivery of the Security Agreement or the execution, delivery or filing of the Amendment Statement in the State of California.

       3. You have asked us to render an opinion concerning the application of California usury law to Sections 2.07, 2.09, 2.10 and 2.11 of the Credit Agreement, without regard for any provisions thereof limiting the payment of interest or any other sums thereunder to the highest rate permitted by applicable law. Those sections provide for a variable interest rate which may, from time to time, exceed the maximum rate of interest permitted by Article XV,
Section 1 of the California Constitution, which currently is ten percent per annum.

       Article XV, Section 1 of the California Constitution provides, and permits the California Legislature to provide, for certain lenders (such as banks and licensed financed companies) and transactions to be exempt from usury limitations. We are not aware of facts that would indicate all of the Lenders or the Advances are subject to these exemptions.

       The lawfulness of a variable interest rate is based upon whether the parties entered into the variable rate agreement in good faith and without intent to avoid the usury laws. In McConnell v. Merrill Lynch, Pierce, Fenner & Smith, Inc., 21 Cal.3d 365 (1978), a securities brokerage firm's practice of charging a variable rate of interest based on the federal call money rate, combined with a one and a half percent service charge on the account, was upheld as not violative of the maximum interest rate allowed by Article XX, Section 22 (which was re-numbered Article XV, Section 1 after 1976) of the California Constitution when an increase in the federal call money rate resulted in the imposition of a total interest rate in excess of the ten percent maximum for a period of two months. The trial court held that in the case of a variable interest rate the lawfulness of the interest under Article XX, Section 22 depended upon the average interest charge over the full term of the loan, and that the fact that the interest rate exceeded ten percent for a brief period did not make the variable interest rate unlawful.


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JEFFER, MANGELS, BUTLER & MARMARO LLP

May 29, 1998
Page 6

       Rejecting the trial court's holding, the California Supreme Court reversed and remanded the case, holding that the fact that the average interest charge on a variable rate loan does not exceed the maximum rate is not in itself sufficient to establish that the loan complies with the usury laws if the interest charged for a particular period of forbearance exceeds the legal limit. The Court reasoned that no agreed total profit to the lender can be averaged over the entire period of the loan, for the interest payable for each portion of the loan term is the compensation to the lender for its forbearance from requiring immediate payment of the principal sum during that specific portion of the term. Citing the Court in Arneill Ranch v. Petit, 64 Cal.App.3d 277 (1976), the California Supreme Court in McConnell stated:

          As Arneill Rang explained [citation omitted], when an agreement provides for a variable-interest rate, no agreed total profit to the lender can be averaged over the entire period of the loan. Under such circumstances, the interest payable for each portion of the loan term is the compensation to the lender for his forbearance from requiring immediate payment of the principal sum during that specific portion of the term. Thus the fact that the average interest charge on a variable-rate loan does not exceed the maximum rate is not in itself sufficient to establish that the loan complies with the usury laws if the interest charged for a particular period of forbearance exceeds the legal limit.

21 Cal.3d at 377.

       The Court in McConnell proceeded to cite additional appellate opinions pertaining to the legality of a variable interest agreement containing contingencies which may cause the interest rate to exceed the constitutional limit, and concluded that the variable interest agreement would be upheld if the transaction was consummated in good faith without the intent to avoid the usury laws. Id. at 378.

       California usury law only limits the charges that can be imposed when the borrower performs its obligations contained in the loan documents, and does not apply to costs or charges imposed on the borrower as a result of his default. Miller & Starr, Real Estate Law 2d ss.10:22. The law considers the borrower's default as "voluntary" even though it may be caused by the borrower's economic hardship, and, therefore, the usury laws do not apply to default rates of interest which might be in excess of the legal limit. Lagorio v. Yerxa, 96 Cal. App. 111, 117-118 (1929). In other words, a loan which is valid at its inception cannot be rendered usurious by the acts of the borrower. Further, California courts have stated that


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JEFFER, MANGELS, BUTLER & MARMARO LLP

May 29, 1998
Page 7

costs and charges incurred by the borrower because of its default are not "interest" for the loan of money, but an expense the borrower has imposed on itself by its own voluntary act. Heald v. Friis-Hansen, 52 Cal.2d 834 (1959); American Title Ins. & Trust Co. v. Cook, 12 Cal.App. 3d 592, 596-597 (1970) (a late charge imposed on a borrower who fails to pay an installment promptly as required by the note is not "interest" and will not render an otherwise valid loan usurious). Accordingly, the fact that a default rate of interest might exceed the legal limit does make usurious a loan which is otherwise usurious.

       The violation of California usury law may result in the forfeiture of all future interest, not just the excess over the maximum rate, and also in the recovery by the borrower of (a) interest paid within two years preceding the commencement of any action (where the borrower commences the action against the lender), or (b) all interest paid on the debt from the commencement of the loan (where the lender brings an action to collect the debt or enforce its security, and the borrower counterclaims), and (c) at the discretion of a court, treble the amount of interest paid during the year preceding the commencement of the action. In addition, payment of the principal amount of a usurious loan cannot be declared due because of non-payment of interest. In an appropriate case, where the lender's conduct is oppressive, fraudulent or malicious, the borrower may also be able to recover punitive damages. Usury may also be prosecuted as a felony in California, although we believe criminal prosecution is unlikely in cases of commercial financings.

       4. You have asked for our opinion with respect to the following concerning the choice of law provisions of the Credit Documents: (a) generally whether a California court would honor the contractual choice of New York law, and (b) specifically, whether a California court would choose to apply California usury law to the Advances.

       With respect to the general question of application of New York law, the California Supreme Court enunciated the standards for determining whether a contractual choice of law provision will be honored in the case of Nedlloyd Lines B.V, v. The Superior Court of San Mateo County, 3 Cal.4th 459, 11 Cal.Rptr.2d 330 (1992). In that case, the California Supreme Court adopted the standards of the Restatement of Conflicts of Law, 2nd ("Restatement"), Section 187 for purposes of deciding such issues. The standards established by the Nedlloyd court provide that the chosen law will apply unless:

              (a) the chosen state has no substantial relationship to the parties or the transaction and there is no other reasonable basis for the parties' choice, or (b) the application of the law of the chosen state would be contrary to a fundamental policy of a state which has a materially greater interest than the chosen state in the determination of the particular issue and which, under


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Page 8

                   the rule of [Restatement] ss. 188, would be the state of the applicable law in the absence of an effective choice of law by the parties.

Nedlloyd, 3 Cal.Ath at 465.

       As described below, based upon the assumptions stated on pages 2-3 hereof (subparagraphs (e) and (f)), it is our opinion that in the case of the Advances, a substantial relationship with the State of New York or other reasonable basis for choice of the laws of New York exists. However, with respect to the second prong of the standards articulated in the Restatement and adopted in Nedlloyd, the determination of the law to be applied is dependent upon the particular issue before the court and the respective public policies of the state of the chosen law and the other state or states involved. Consequently, it is our opinion that a California court should honor the choice of New York law with respect to a particular issue related to the Advances, if the application of the laws of New York would not be contrary to a fundamental policy of the other state which has a materially greater interest than New York in the determination of the particular issue.

       We next address the specific issue of whether a California court would choose to apply California usury law to the Advances. We have both analyzed the application of the California usury laws to the Advances (as provided in Paragraph 3 above) and investigated the California choice of law and conflict rules and policies related thereto in order to determine whether a California court would apply the usury laws of California to the Advances.

       In the absence of an exemption, we have assumed, for purposes of this Paragraph 4, and based on our analysis in Paragraph 3, that the interest rate payable on the Notes may exceed the maximum rate of interest that the Notes could bear under the California usury laws.

       We now turn to the issue of whether with respect to the specific issue of usury, a California court would choose to apply California law to the Advances.

       Whether a particular choice of law selected by the parties to a contract will be honored by a California court with regard to a particular issue raised is a question of fact in each case, Mencor Enterprises. Inc. v. Hets Equities Corporation, 190 Cal.App.3d 432, 441 (1987). The determination will be made based upon the two-prong test described above as delineated in the Restatement
Section 187 and adopted by the California Supreme Court in Nedlloyd. With respect to issues of usury, Restatement Section 203 will also likely be considered by a California court addressing the issue.


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May 29, 1998
Page 9

       In regard to the first test of the Restatement Section 187, ie., whether the chosen state has a substantial relationship to the parties and/or the transaction, the existence of such a relationship has been found where the jurisdiction designated by the parties has had certain contacts with the transaction such as the place where the last act necessary to establish a contract was formed, the domicile of the lender, the residence of the borrower, location of performance (receipt of payments), the place where the contract was made, and other similar factors. See Nedlloyd, 3 Cal.4th at 467; Gamer v. DuPont Glore Forgan. Inc., 65 Cal.App.3d 280, 288, 135 Cal.Rptr. 230, 234 (1976);
Rochester Capital Leasing Corp. v. K & L Litho Corp., 13 Cal.App.3d 697, 703,
91 Cal.Rptr. 827, 830; Ury v. Jewelers Acceptance Corp., 227 Cal.App.2d 11, 15, 38 Cal.Rptr. 376, 379 (1964); Sarlot-Kantarjian v. First Penn. Mortgage Trust, 599 F.2d 915, 917 (9th Cir. 1979). In the case of the Advances, it appears that New York will have substantial contact with the transaction given the fact that, among other things, the Administrative Agent has its principal place of business in the United States in New York, payments of the Notes will be made to the Administrative Agent in New York and material and substantial negotiations respecting the terms of the Credit Documents have taken place in or from New York.

       The second prong of the Restatement's test and of California's contractual choice of law rule regards public policy. The determination of whether the provisions in question violate a California fundamental policy with respect to usury is based upon a factual review requiring an evidentiary hearing. Mencor Enterprises, 190 Cal.App.3d at 441. California courts of appeal are in conflict as to whether the State of California has a strong public policy against enforcing contracts valid under the chosen state law but usurious under California law. Mencor Enterprises, 190 Cal.App.3d at 440 ("California has a strong policy against usury . . . " (citing Gamer v. DuPont Glore Forgan. Inc., 65 Cal.App.3d 280, 287); contra Ury v. Jewelers Acceptance Corp., 227
Cal.App.2d 11; 20, 38 Cal.Rptr. 346 (1964) (concluding that California does not have a strong public policy against enforcing contracts valid under chosen law but usurious under California law). In any case, California courts of appeal that have passed judgment on this issue have considered several factors in determining whether contractual choice of law provisions violate California public policy with respect to usury. These factors include:

          A. Whether the laws of the chosen state were selected "in good faith and not as a device to evade the usury laws of California." Ury v. Jewelers Acceptance Corp., 227 Cal.App.2d 11, 15, 38 Cal.Rptr. 376
     (1964);

          B. Whether both parties dealt with each other with the chosen "usury laws before their eyes." Id. at 15;

JEFFER, MANGELS, BUTLER & MARMARO LLP

May 29, 1998
Page 10

          C. Whether the choice of law provision contravenes the stated California usury policy of protecting persons against the oppressive use of superior bargaining power. Mencor Enterprises, 190 Cal.App.3d at 437; and

          D. Whether the amount of interest charged is so excessive as to offend California's fundamental policy with respect to usury. Id. at 442.

       Based on the assumptions set forth in this opinion, we have concluded that the Credit Documents are not so one-sided as to violate the California public policy against oppression of parties of unequal bargaining strength. Furthermore, it is our opinion (based solely upon the assumptions set forth above in this opinion) that the laws of the State of New York have been freely chosen by you and the Borrower to govern the Advances, have been selected by you and the Borrower in good faith and that the actions of you and the Borrower are free of any purposeful intent to evade California usury law.

       We believe it unlikely that a California court of competent jurisdiction to which the matter was properly presented would find that the amounts due under the Credit Documents would be subject to California's usury laws inasmuch as California does not have a strong public policy requiring the application of California usury law to the Advances for the following reasons, among others:

          (i) Neither Borrower nor its controlling entity is organized under the laws of or domiciled in the State of California;

          (ii) The only relationship to the State of California is the location of one of the Borrower's warehouses and a certain amount of the Collateral;

          (iii) The interest rates under the Credit Agreement are not unconscionable;

          (iv) The Loan Parties are sophisticated in commercial transactions;

          (v) No negotiations of the terms of the Credit Documents were conducted in California;

          (vi) None of the Agents has its principal place of business in the State of California; and

          (vii) None of the Advances are being funded in the State of California.

JEFFER, MANGELS, BUTLER & MARMARO LLP

May 29, 1998
Page 11

       Our opinion set forth in paragraph 1 above is subject to further qualifications that we express no opinion as to:

          (i) Borrower's rights in or title to any Collateral;

          (ii) The validity or perfection of the security interests referred to in Paragraph 1 above as they relate to any interest in or claim in or under any policy of insurance, except a claim to proceeds payable by reason of loss or damage under insurance policies maintained by the Borrower with respect to Equipment and Inventory as required by and in compliance with
     Section 12 of the Security Agreement;

          (iii) Except as expressly set forth in Paragraph 1 above, the perfection of your security interest in any other Collateral, or the priority of your security interest in any of the Collateral; and

          (iv) We express no opinion as to the creation of any security interest in (or other lien on) any personal property collateral to the extent that, pursuant to Section 9104 of the UCC, the UCC does not apply thereto.

       With respect to our opinion in Paragraph 1 above, we wish to point out that the Ninth Circuit Court of Appeals, in Chemical Bank v. Security Pacific National Bank, 20 F.3d 375 (9th Cir. 1994), suggested that each loan participant or lender must be named in a financing statement in order for the security interest in favor of that participant or lender to be perfected.

       We are licensed to practice law only in the State of California. Accordingly, the foregoing opinion applies only with respect to the laws of California and federal law, and we express no opinion with respect to the laws of any other jurisdiction.

       This opinion is being rendered to you and is intended solely for your benefit and any party as to which we are notified to whom the Lenders have assigned all or any part of the Advances in accordance with the Credit Agreement, for use in connection with the matters addressed herein. We wish to advise you that we have in the past represented, and are currently representing, several of the participant Lenders in transactions wholly unrelated to the transactions contemplated by the Credit Agreement; we are not acting as counsel to any of the Lenders in connection with the Credit Documents. By acceptance of this letter, those Lenders which we have represented or currently represent consent to our representation of the Borrower in connection with all transactions contemplated by the Credit Documents. This opinion may not be relied upon by any other person or entity for any purpose, without our prior written consent. This opinion is stated as of the date hereof, and we assume no responsibility to advise you or any other person or entity of (x) circumstances affecting the

JEFFER, MANGELS, BUTLER & MARMARO LLP

May 29, 1998
Page 12

 continuation or perfection of any security interest, other than those expressly described herein, or (y) changes which may hereafter be brought to our attention.

                                                  Very truly yours,

                          [FOLEY & LARDNER LETTERHEAD]



                                  May 29, 1998



To the Initial Lenders party to the Credit
Agreement referred to below and to Banque
Nationale de Paris, NationsBank, N.A. and Credit
Suisse First Boston, as Agents for such Initial
Lenders

            Re:  MEDIQ/PRN Life Support Services, Inc.
                 -------------------------------------

Ladies and Gentlemen:

       This opinion is furnished to you in connection with certain financing transactions made pursuant to a Credit Agreement dated as of May 29, 1998 (the "Credit Agreement") among MEDIQ/PRN Life Support Services, Inc. (the "Borrower") and each of you. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning ascribed thereto in the Security Agreement referred to in the Credit Agreement.

       We have acted as special counsel in the State of Florida to the Loan Parties in connection with the preparation, execution and delivery of the Security Agreement. We have called to your attention that we have previously represented, and may hereafter represent, certain of the addressees referenced above in connection with matters unrelated to the Borrower or the transactions contemplated by the Credit Agreement.

       In that connection, we have examined counterparts of the Security Agreement executed by each of the parties thereto, each of Sections 2.07, 2.09,
2.10 and 2.11 of the Credit Agreement, and copies of financing statements (the "Financing Statements") under the Uniform Commercial Code as in effect in the State of Florida (the "UCC") amending the financing statements previously filed with respect to the Credit Agreement dated October 1, 1996 among the Borrower, MEDIQ, the Administrative Agent and the Syndication Agent, naming the Loan Parties listed in Schedule I hereto as debtors and the Administrative Agent as secured party, which Financing Statements are to be filed in the filing offices listed on Schedule II hereto.

May 29, 1998
Page 2

       In our examination of the documents referred to above, we have assumed
(i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above, in the form submitted to us marked "Execution Copies," by all parties thereto, (ii) the authenticity of all such documents submitted to us as originals, and (iii) the conformity to originals of all such documents submitted to us as copies.

       In rendering the opinions expressed below, we have relied upon those representations and warranties made to you by the Loan Parties as set forth in
Section 8 of the Security Agreement as to the location of the Equipment and inventory. We have assumed that:

          (A) none of the Collateral consists or will consist of consumer goods, farm products, crops, timber, minerals and the like (including oil and gas) or accounts resulting from the sale thereof, beneficial interests in a trust or a decedent's estate, letters of credit or items that are subject to (1) a statute or treaty of the United States that provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or that specifies a place of filing different from that specified in the UCC of any jurisdiction for filing to perfect such security interest or (2) a certificate of title statute;

          (B) no Loan Party has changed its name, identity or corporate structure, whether by amendment of its charter, by reorganization or otherwise, within the past four months;

          (C) the Financing Statements contain the correct corporate names of the debtors and the secured party listed thereon and a mailing address of the secured party from which information concerning the security interest can be obtained;

          (D) no Loan Party has changed its chief executive office, chief place of business or office where it keeps its records concerning the Receivables within the past four months;

          (E) no Collateral consists of goods which constitute fixtures under the law of the State of Florida;

          (F) the Secured Obligations and the Loan Documents have been negotiated in New York, the pricing and credit terms were established in New York, the Loan Documents will be executed, delivered and held in New York, the proceeds of the loan will be disbursed in New York and repaid in New York, a portion of the Collateral is located in New York, and the Administrative Agent maintains its principal domestic offices in New York; and

          (G) the Loan Documents will be made, executed and delivered outside the State of Florida, and be held outside of the State of Florida; and that the Administrative Agent will

May 29, 1998
Page 3

     not record or file the Security Agreement, any mortgage, trust deed or other security agreement or other evidence of indebtedness in the State of Florida (other than the Financing Statements).

       Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

       1. The Financing Statements are in appropriate form to be accepted for filing in the filing office listed on Schedule II hereto, and assuming a valid security interest has been created in the Equipment and Inventory pledged pursuant to the Security Agreement and that such security interest has attached, upon the filing of the Financing Statements pursuant to the UCC in the filing office listed on Schedule II hereto, will result in the perfection of such security interest in the Equipment and Inventory located in the State of Florida.

       Our opinion in this paragraph 1 is subject to the following qualifications:

          (a) Perfection of the Administrative Agent's security interest in proceeds is limited to the extent set forth in Section 9-306 of the UCC;

          (b) In the case of all Collateral in which the security interest of the Administrative Agent has been perfected by the filing of Financing Statements, Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings in order to maintain the effectiveness of the filings referred to in this paragraph;

          (c) In the case of property that becomes Collateral after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

          (d) In the case of Collateral which consists of goods which are mobile or which are of a type normally used in more than one jurisdiction (such as motor vehicles, trailers, rolling stock, airplanes, shipping containers, road building and construction machinery and commercial harvesting machinery and the like) if the goods are equipment or inventory leased or held for lease to others, the law (including the conflict of law rules) of the jurisdiction in which the debtor is located governs the perfection and effect of perfection or non-perfection of the security interest, and we express no opinion as to the perfection of the Administrative Agent's security interest in any such Collateral;

          (e) We express no opinion herein as to the (i) perfection of any security interest in consigned goods, (ii) perfection of any security interest for which the State of

May 29, 1998
Page 4

     Florida is not the proper state for filing under the UCC; and (iii) matters excluded from Article 9 of the UCC by virtue of Section 9-104; and

          (f) We express no opinion as to:

               (1) any Loan Party's rights in or title to any Collateral; and


               (2) the validity or Perfection of the security interests referred to in paragraph 1 above as they relate to any interest in or claim in or under any policy of insurance, except a claim to proceeds payable by reason of loss or damage under insurance policies maintained by the Loan Parties with respect to Equipment and Inventory as required by and in compliance with Section 12 of the Security Agreement

       We call to your attention that the perfection of the above security interests will be terminated as to any Collateral acquired by a Loan Party more than four months after such Loan Party so changes its name, identity or corporate structure as to make the Financing Statements seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of such Loan Party are properly filed before the expiration of such four months.

       2. Upon payment of nominal filing fees due upon recordation of the Financing Statements, all taxes and governmental fees and charges, the payment of which is required in connection with the execution and delivery of the Security Agreement or the execution, delivery or filing of the Financing Statements in the State of Florida, shall have been paid.

       We call to your attention that any sale, transfer or assignment of the Loan Documents in the State of Florida would subject the Loan Documents to Florida documentary stamp tax pursuant to Chapter 201, Florida Statutes.

       3. Assuming that Sections 2.07, 2.09, 2.10 and 2.11 of the Credit Agreement (collectively, the "Interest Provisions") are governed by the law of the State of Florida for the purpose of the opinion set forth in this paragraph 3, and assuming further that all interest, including all charges, fees and penalties in the nature of interest, charged or paid in respect of the Secured Obligations will not exceed, in the aggregate, 25% per annum simple interest on the actual principal outstanding from time to time, without regard for any provisions thereof limiting the payment of interest or any other sums thereunder to the highest rate permitted by applicable law, the Interest Provisions do not violate any applicable law of the State of Florida relating to usury.

May 29, 1998
Page 5
       4. Based upon the facts described in paragraph (G) in the assumptions set forth above, in any action or proceeding arising out of or relating to any Loan Document in any court of the State of Florida or in any federal court sitting in the State of Florida, such court would (except where the application of New York law will violate Florida public policy) recognize and give effect to a governing law provision of such Loan Document selecting the laws of the State of New York (except as to issues of perfection and priority of laws and security interests on personal property) as the governing law thereof and will apply the laws of the State of New York, rather than the laws of the State of Florida, to the construction thereof. We note, however, that the court's decision to enforce the provisions in the Loan Documents selecting the law of New York as the governing law turn on questions of fact and there can be no assurance that a court will not reach a different conclusion based on the facts and circumstances present in any particular case.

       We are licensed to practice only in the State of Florida and no opinion is expressed herein with respect to any laws other than the laws of the State of Florida and the United States of America.

       A copy of this letter may be delivered by you to any Eligible Assignee in accordance with the provisions of the Credit Agreement and such Eligible Assignee may rely on the opinions expressed above as of this opinion letter were addressed and delivered to such Eligible Assignee on the date hereof.

                                        Very truly yours,

                                                               EXHIBIT I FORM OF
                                                                SOLVENCY OPINION

                         [MURRAY, DEVINE & CO. LETTERHEAD]


                                   May 29, 1998


Board of Directors
MEDIQ/PRN LIFE SUPPORT SERVICES, INC. and
MEDIQ INCORPORATED,

BANQUE NATIONALE DE PARIS,
as Administrative Agent and Initial Issuing Bank,

and the Lender Parties to
the Credit Agreement referred to below

Ladies and Gentlemen:

This letter is furnished at the request of MEDIQ/PRN Life Support Services, Inc. (the "Borrower"), a wholly owned subsidiary of MEDIQ Incorporated (the "Company"), pursuant to Section 3.01(k)(xii) of the $325.0 million Credit Agreement (the "Credit Agreement"), dated as of May 29, 1998, among the Borrower, the banks, financial institutions and other institutional lenders that from time to time are parties to the Credit Agreement (collectively the "Lender Parties" and individually as a "Lender Party"), Banque Nationale de Paris as administrative agent (the "Administrative Agent"), Nationsbank, N.A. as syndication agent (the "Syndication Agent"), and Credit Suisse First Boston as documentation agent (the "Documentation Agent"). Unless defined herein, all defined terms are as defined in the Credit Agreement.

Pursuant to the Merger Agreement between MQ Acquisition (a Delaware limited partnership organized by BRS) and the Company, MQ Acquisition will acquire in a recapitalization transaction (the "Recapitalization") all of the common stock (other than the Rolled Shares) of the Company from the existing common and preferred shareholders of the Company. Also pursuant to the Merger Agreement, MQ Acquisition and the Company will consummate a merger (the "Merger") in which the Company will be the surviving corporation ("MEDIQ") and the Investors will, together with the holders of the Rolled Shares, in the aggregate, own all the shares of common stock and a majority of the shares of the Series A, B and C Preferred Stock of MEDIQ.

The Borrower has entered into an Asset Purchase Agreement dated as of April 24, 1998 with CH Industries, Inc., certain direct and indirect Subsidiaries of CHI and certain other parties, pursuant

Board of Directors
MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
MEDIQ INCORPORATED
May 29, 1998
Page 2


to which the Borrower agreed to purchase certain assets from the CHI Sellers (the "CH Acquisition").

The Recapitalization, the Merger and the CH Acquisition will be financed by: (a) $109.5 million of gross proceeds from the issuance of common and preferred stock by MQ Acquisition to the Investors; (b) $75.0 million of gross proceeds from the issuance by MEDIQ of the Discount Debentures; (c) $190.0 million of gross proceeds from the issuance by the Borrower of the Senior Subordinated Notes; (d) $201.0 million in Borrowings under the Credit Agreement; and (e) existing cash of the Borrower of $4.0 million.

Proceeds from the above sources will be used to: (a) pay the net cash portion of the merger consideration of $352.0 million; (b) refinance existing debt of the Borrower of approximately $138.9 million; (c) pay the purchase consideration of the CH Acquisition of approximately $50.0 million; and (d) pay transaction fees and expenses of approximately $38.6 million.

The Credit Agreement consists of: (a) a $200.0 million Term Facility which will be comprised of a $150.0 million Advance on the date of the Initial Extension of Credit and a second Advance not to exceed $50.0 million prior to July 30, 1998 in connection with the CH Acquisition; (b) a $50.0 million Revolving Credit Facility which includes a sublimit for Letter of Credit Advances in an aggregate amount not to exceed $7.5 million and a sublimit for Swing Line Advances in an aggregate amount not to exceed $2.5 million; and (c) a $75.0 million Acquisition Facility which, on the Conversion Date, converts to an amortizing term facility.

The proceeds from the Term Advances will be used, to finance, in part, the Recapitalization, the Merger and the CH Acquisition, to refinance the Refinancing Debt and to pay transaction fees and expenses in connection therewith and with the financing contemplated by the Loan Documents. The proceeds from Revolving Credit Advance will be used to finance working capital requirements of the Borrower and its wholly owned U.S. Subsidiaries and for general corporate purposes permitted by the Loan Documents. The proceeds from Acquisition Advances will be used to finance from time to time all or a portion of Investments permitted by Sections 5.02(e)(ii)(B), (F) and (G) of the Credit Agreement and to pay transaction fees and expenses in connection therewith.

Borrowings under the Credit Agreement may be Eurodollar Rate Advances, Base Rate Advances or a combination thereof.

Interest on outstanding Base Rate Advances shall be payable commencing June 30, 1998, (a) in arrears quarterly on the last Business Day of each March, June, September and December, (b) on the date of any prepayment thereof to the extent required under Section 2.06(b) of the Credit Agreement and (c) on the Termination Date, at a rate per annum equal at all times to the sum of

Board of Directors
MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
MEDIQ INCORPORATED
May 29, 1998
Page 3


(a) the Base Rate in effect from time to time plus (b) the Applicable Margin in effect from time to time. Interest on outstanding Eurodollar Rate Advances shall be payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full, at a rate per annum equal at all times to the sum of (a) the Eurodollar Rate for such Interest Period plus (b) the Applicable Margin in effect on the first day of such Interest Period.

The Term Advances shall be repaid by the Borrower commencing on September 30, 1999 in twenty eight consecutive quarterly installments on the dates and in the amounts contained in Section 2.04(a) of the Credit Agreement, determined as a percentage of the aggregate amount of Term Advances outstanding on September 30, 1999. The Acquisition Advances shall be repaid by the Borrower commencing March 31, 2000 on the dates and in the amounts indicated in Section 2.04(b) of the Credit Agreement, determined as a percentage of the aggregate amount of Acquisition Advances outstanding on the Conversion Date. The Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances shall be payable in full on the Termination Date. The Borrower may also be subject to certain mandatory commitment reductions and prepayments in accordance with Sections 2.05(b) and 2.06(b) of the Credit Agreement, respectively. The Borrower may terminate in whole or reduce in part the unused portions of the Term Commitments, the Swing Line Commitment, the Letter of Credit Facility, the Revolving Credit Commitments and the Acquisition Commitments subject to various terms and conditions as outlined in Section 2.05(a) of the Credit Agreement.

The Borrowings will be secured by: (i) first perfected liens on certain present and future assets and property of the Borrower, including accounts receivable, inventory, hedge agreements, cash, bank accounts, equity investments, property, plant and equipment, intangibles, and other personal, intellectual and real property (each of the aforementioned subject to any escrow balances or liens required in connection with the sale of NutraMax); and (ii) a pledge of stock of all existing and future domestic, and to the extent that no adverse tax consequences would result, foreign subsidiaries of the Borrower. Borrowings will be guaranteed by all existing and future subsidiaries of the Borrower and by MEDIQ.

The Borrower will issue the Senior Subordinated Notes in an aggregate principal amount of $190.0 million. The Senior Subordinated Notes will mature on the tenth anniversary of the date of issuance and will bear interest from the date of issuance at the then prevailing market rate, which interest will be payable semi-annually. The Senior Subordinated Notes will be senior subordinated obligations of the Borrower, subordinate to all existing and future senior indebtedness, including indebtedness under the Credit Agreement. The Senior Subordinated Notes will be unconditionally guaranteed by each subsidiary of the Borrower that guarantees advances under the Credit Agreement.

Board of Directors
MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
MEDIQ INCORPORATED
May 29, 1998
Page 4

In July 1993, the Company issued an aggregate of $34.5 million principal amount of exchangeable debentures (the "Exchangeable Debentures"). As of the Closing Date (as defined below), there will be approximately $10.1 million in principal amount of Exchangeable Debentures still outstanding. The Exchangeable Debentures mature on July 15, 2003. Interest on the Exchangeable Debentures accrues at a rate of 7.5% annually and is payable semiannually. The Exchangeable Debentures are general unsecured obligations of the Company and are subordinated to all existing and future "Senior Indebtedness" as defined in the "Exchangeable Debenture Indenture".

The Company will issue the Discount Debentures for aggregate gross proceeds of $75.0 million. The Discount Debentures will (i) mature on the eleventh anniversary of their date of issuance, (ii) be issued at a substantial original issue discount, and (iii) accrete in value until five years after the date of issuance. During the first five year period there will be no payment of interest. Thereafter interest will accrue and be payable semi-annually. The Discount Debentures will be senior obligations of the Company, ranking pari passu in right of payment with all existing and future senior obligations of the Company and will rank senior to all future subordinated debt of the Company.

The issuances of the Senior Subordinated Notes and the Discount Debentures is expected to be consummated on the Closing Date. In the event that the issuances are not completed by the Closing Date, the Company and the Borrower have received commitments for bridge financing until such time as the issuances can be consummated.

We have been provided with an estimated pro forma closing balance sheet of MEDIQ, dated May 26, 1998 (the "Pro Forma Balance Sheet") which was prepared by management of the Entities (as defined below). The Pro Forma Balance Sheet indicates that MEDIQ's capitalization on the closing date (the "Closing Date"), after giving effect to the Recapitalization, the Merger, the CH Acquisition and all financings related thereto (collectively, the "Transactions"), will be comprised of approximately $31.5 million of current liabilities, $478.9 million of long-term debt, $24.2 million of other liabilities and total stockholders' equity of negative $350.5 million. Management of the Entities has informed us that the foregoing amounts were determined in accordance with generally accepted accounting principles ("GAAP") and do not necessarily reflect fair market value.

Management of the Entities did not prepare a pro forma balance sheet of the Borrower. Management of the Entities has informed us that if a pro forma balance sheet of the Borrower on the Closing Date and after giving effect to the Transactions were prepared, there would be no material difference between the Pro Forma Balance Sheet described above and the pro forma balance sheet of the Borrower except for those differences disclosed in "Footnote H to the Pro

Board of Directors
MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
MEDIQ INCORPORATED
May 29, 1998
Page 5

Forma Condensed Consolidated Balance Sheets" on page 44 of the "Confidential Offering Circular for the Senior Subordinated Notes". Giving effect to these differences, the pro forma balance sheet of the Borrower as of the Closing Date and after giving effect to the Transactions, if such a balance sheet were prepared, would indicate that the Borrower's capitalization as of the Closing Date and after giving effect to the Transactions will be comprised of $30.9 million of current liabilities, $390.4 million of long term debt, $27.1 million of other liabilities and total stockholders' equity of negative $128.2 million.

Murray, Devine & Co., Inc. has been requested to provide its opinion that, on the Closing Date as contemplated herein and after giving effect to the Transactions, with respect to MEDIQ and the Borrower (individually, as an "Entity" and together, as the "Entities") each on a consolidated basis:

           1) the aggregate value of each Entity's assets, at fair value and present fair saleable value, exceeds: (a) its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); and (b) the amount required to pay such liabilities as they become absolute and matured in the normal course of business;

           2) such Entity has the ability to pay its debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured in the normal course of business; and

           3) such Entity does not have an unreasonably small amount of capital with which to conduct its business.

In evaluating the foregoing, the subject phrases and the definitions ascribed thereto are as follows:

           "aggregate value of each Entity's assets" - All assets of each Entity, recorded on a consolidated basis, including, without limitation, all current assets, all fixed assets such as property, equipment and all intangible assets including contracts, tradenames, trademarks, backlog and other intangible assets including those in the nature of goodwill and going concern value.

           "fair value" - The total amount at which the assets of each Entity, recorded on a consolidated basis, would likely sell as part of a going concern and for continued use as part of a going concern, within a commercially reasonable period of time, between one or more willing buyers and a willing seller with neither party being

Board of Directors
MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
MEDIQ INCORPORATED
May 29, 1998
Page 6

         under any compulsion to buy or sell and with all parties having reasonable knowledge of all facts.

         "present fair saleable value" - The price that could be obtained by an independent willing seller from an independent willing buyer with reasonable promptness in an arms-length transaction under present conditions for the sale of comparable business enterprises.

         "liabilities (including - contingent, subordinated. unmatured and unliquidated liabilities)" - The pro forma debts and liabilities of each Entity, recorded on a consolidated basis, as of the Closing Date, as set forth on the Pro Forma Balance Sheet, including all fees, expenses, and the principal amount of indebtedness being incurred in the Transactions through borrowings under the Credit Agreement and such Entity's estimated amount of reasonably anticipated liabilities that may result from contingencies, which liabilities may or may not meet the criteria for accrual under Statement of Financial Accounting Standards ("FAS") No. 5 and, therefore, may not be included in liabilities under GAAP, including: a) pending litigation, asserted claims and assessments, guarantees, and other contingent liabilities including, without limitation, employee benefit plan liabilities relating to retiree benefits identified to us by responsible officers of the Entities; as well as b) contingent liabilities relating to environmental matters identified to us by responsible officers of the Entities.

 We have undertaken certain analyses and procedures relating to the preparation of the requested opinion. The procedures undertaken, none of which extended past the date of this letter, consisted solely of the following:

          1. Read the Credit Agreement, dated as of May 29, 1998 (draft 5/26/98). Read the available Exhibits and Schedules thereto.

          2. Read the information memorandum for the Company, prepared by the Agents, dated May 1998.

          3. Read Amendment No. 3 to Form S-4 for the Company filed with the Securities and Exchange Commission on April 28, 1998.

          4. Read the multi-year financial model for MEDIQ dated May 26, 1998 (the "Projections"), which includes the Pro Forma Balance Sheet, that was prepared by management of the Entities and is contained in the information memorandum prepared by the Agents. In this regard, made

Board of Directors
MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
MEDIQ INCORPORATED
May 29, 1998
Page 7

             inquiries to certain officials of the Entities who have responsibility for financial and accounting matters, with respect to those assumptions which have been made in formulating the Projections.

          5. Performed a valuation of the Entities, on a consolidated basis, using current standards of valuation including the discounted free cash flow and comparable market multiples approaches, as a going concern after giving effect to the Transactions.

          6. Read the audited financial statements of the Company for the years ending September 30, 1994 through 1997, audited by Deloitte & Touche LLP, contained in the Company's form 10-K filings. In this regard, officials of the Company have informed us that no other audited financial statements for any date or period subsequent to September 30, 1997 were available.

          7. Read the audited financial statements of the Borrower for the years ending September 30, 1995 through 1997, audited by Deloitte & Touche LLP. In this regard, officials of the Borrower have informed us that no other audited financial statements for any date or period subsequent to September 30, 1997 were available.

          8. Read the unaudited interim financial statements of the Company for the six months ended March 31, 1998 contained in the Company's form IO-Q filing. In this regard, officials of the Company have informed us that no other unaudited interim financial statements for any date or period subsequent to March 31, 1998 were available.

          9. Read the unaudited interim financial statements of the Borrower for the six months ended March 31, 1998. In this regard, officials of the Borrower have informed us that no other unaudited interim financial statements for any date or period subsequent to March 31, 1998 were available.

         10. Read the Pro Forma Balance Sheet prepared by management of the Entities. With respect to the amounts shown in the Pro Forma Balance Sheet and accompanying notes and schedules thereto, we have made inquiries of certain officers of the Entities who have responsibility for financial and accounting matters regarding:

                 a) The basis for the assumptions and the information presented in the Pro Forma Balance

Board of Directors
MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
MEDIQ INCORPORATED
May 29, 1998
Page 8

                    Sheet and the consistency of such assumptions and information with the Transactions and related indebtedness, including the Credit Agreement.

                 b) Whether the Pro Forma Balance Sheet includes all material assets and liabilities which it is anticipated will have to be recorded under GAAP after giving effect to the Transactions.

             Based upon the foregoing, nothing has come to our attention which leads us to believe that the assumptions underlying the Pro Forma Balance Sheet are unreasonable or that the Pro Forma Balance Sheet does not in fact include all such GAAP assets and liabilities.

         11. Read the Offering Circular for the Senior Subordinated Notes dated May 21,1998.

         12. Read the Asset Purchase Agreement dated as of April 24, 1998 by and among CH Industries, Inc. and the Borrower.

         13. Inquired of certain officers of the Entities, as appropriate, who have responsibility for financial and accounting matters regarding:

                 a) Whether they were aware of any material liabilities or loss contingencies that are required to be accrued or disclosed by Statement of FAS No. 5 or that would be material to the Entities, whether or not required to be disclosed under FAS No. 5, or any unasserted claims or assessments that their legal counsel has advised them are probable of assertion and must be disclosed in accordance with FAS No. 5; and

                 b) Whether they were aware of any events or conditions that, as of the date thereof, would cause MEDIQ or the Borrower after giving effect to the Transactions, not to be Solvent,

Board of Directors
MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
MEDIQ INCORPORATED
May 29, 1998
Page 9

                    as defined in Section 1.01 of the Credit Agreement.

         14. Read the executive summaries of the Environmental Due Diligence Report on the Cardio Systems Site, dated October 28, 1997, and the Environmental Site Assessment Report on the Carrollton, Texas facility dated September 14, 1993, prepared by J. McNutt & Associates, Inc.

         15. Conducted interviews with those individuals responsible for the management of the Entities for the purpose of reviewing their operations and reviewing such operations in terms of their past operating results, markets served and their ability to attain operating results consistent with the forecasted results.

         16. Conducted interviews with those responsible for the legal affairs of the Entities regarding any litigation to which the Entities are currently a party and any claims or causes of actions which may be probable of legal assertion against them which would be reasonably likely to have a material adverse effect on the business condition (financial or otherwise), operations, performance, properties or prospects of the Entities. We further discussed whether the Entities are currently involved in, or are expected to be involved in, any investigation or enforcement action by any governmental body which may result in the imposition of any sanctions, fines, or penalties, the effect of which could have a material adverse effect on the business condition (financial or otherwise), operations, performance, properties or prospects of the Entities.

         17. Conducted interviews with the Entities' management to discuss their assertions concerning contingent liabilities that are not recorded in the Pro Forma Balance Sheet or the Projections.

         18. Read the road show presentation prepared for the Company dated May 1998.

         19. Read the minutes of the meetings of the board of directors of the Company from July 28, 1994 through May 21, 1998. Read the minutes of the meetings of the board of directors of the Borrower from January 3, 1994 through January 5, 1998.

Board of Directors
MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
MEDIQ INCORPORATED
May 29, 1998
Page 10

We have not made any independent investigation in rendering this opinion other than the examination described. Our opinion is, therefore, qualified by the scope of that examination.

Based solely upon the foregoing, and subject to the other qualifications set forth below, on the Closing Date and after giving effect to the Transactions and other transactions contemplated therewith, we are of the opinion, with respect to each Entity on a consolidated basis, that:

          1) the aggregate value of each Entity's assets, at a fair value and at present fair saleable value exceeds: (a) its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); and (b) the amount required to pay such liabilities as they become absolute and matured in the normal course of business;

          2) each Entity has the ability to pay its debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured in the normal course of business; and

          3) each Entity does not have an unreasonably small amount of capital with which to conduct its business.

In rendering the opinion set forth above, we call to your attention that management of the Company has prepared Projections that do not extend to the periods in which the Senior Subordinated Notes, Discount Debentures, Series A Preferred Stock and Series C Preferred Stock mature. Management of the Company believes that the amounts due under the Senior Subordinated Notes, Discount Debentures, Series A Preferred Stock and Series C Preferred Stock at the time of their respective maturities will be repaid through cash flows from operations, a new financing, merger, sale of assets and/or sale of the Borrower's or MEDIQ's common equity. We have assumed, with your consent, that the remaining amounts under the Senior Subordinated Notes, Discount Debentures, Series A Preferred Stock and Series C Preferred Stock will be repaid at the time of their respective maturities through cash flows from operations, a new financing, merger, sale of assets and/or sale of the Borrower's or MEDIQ's common equity. We offer no opinion as to the ability of the Entities to pay such amounts or otherwise raise funds in a timely manner or that the proceeds therefrom will be sufficient to make all such payments when due.

In rendering the above opinion, we have relied upon certain past and current unaudited financial information which has not been independently verified and for which we assume no responsibility as to its accuracy. Further, we have assumed good title to the assets of each Entity, and have made no inspection of those assets for the purpose of determining the value of such assets, both

Board of Directors
MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
MEDIQ INCORPORATED
May 29, 1998
Page 11

of which we expressly disclaim responsibility for in connection with the rendering of this opinion.

This letter is intended solely for use of the addressees in connection with the Transactions and is not to be relied upon by any other person or entity or for any other purpose without our prior written consent. This letter is not to be disclosed or otherwise circulated, quoted or referred to any persons or entities other than the addressees and successor Agents pursuant to Section 8.07 of the Credit Agreement without our written consent (which will not be unreasonably withheld). Notwithstanding anything to the contrary in the immediately preceding sentence, our consent shall not be required for any of the following: (i) submitting information copies of this opinion to counsel or advisors to the Agents, the Lender Parties or the Entities; (ii) furnishing this opinion upon the demand or order of any court, administrative agency or regulatory body or as may be required in response to any summons or subpoena; (iii) attaching this opinion as an exhibit to the Credit Agreement; (iv) furnishing this opinion as may be required or ordered in, or as may be necessary, to protect the Agents', the Lender Parties' and, the Entities' interest in, any litigation, governmental proceeding or investigation pertaining to the Credit Agreement, or related transactions to which the Agents, any Lender Party or the Entities are or may be subject; or (v) furnishing this opinion to a governmental agency as otherwise required by any law, order, regulation or ruling applicable to such Agent, Lender Party or Entity.

This letter is also delivered with the explicit understanding that it is based on current standards of valuation and assessment and that standards of valuation and assessment may change in the future. We disclaim any responsibility for any impact any such changes may have on the valuation or assessment of the Entities described in this letter. Except as contemplated by the Projections referred to in paragraph 4, unforeseen future events which may change the current or projected value of the Entities do not apply and have not been factored into the opinion expressed in this letter.

This letter is a financial opinion only. We make no representations regarding questions of legal interpretation and expressly disclaim that it be construed in any way as a legal opinion. This opinion is delivered to each recipient subject to the conditions, scope of the engagement, limitations and understandings set forth in this opinion and subject to the understanding that the obligations of Murray, Devine & Co., Inc. in the Transactions are solely corporate obligations and no officer, director, employee, agent, shareholder or controlling person of Murray, Devine & Co., Inc. shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of the Entities or any of their Subsidiaries or Affiliates. Further it is understood that in no event, regardless of the legal theory advanced, shall Murray, Devine & Co., Inc. be held responsible to the Entities or any of their Subsidiaries or Affiliates other than for its gross negligence, bad faith, willful misconduct or reckless disregard of its obligations.

Board of Directors
MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
MEDIQ INCORPORATED
May 29, 1998
Page 12

We have no obligation to update or revise this letter for any events occurring subsequent to the date of this letter.


                                           Very truly yours,




                                                            MURRAY, DEVINE & CO.

                                                                  EXHIBIT J-1 TO
                                                                  THE CREDIT
                                                                  AGREEMENT

                              SOLVENCY CERTIFICATE

                    OF MEDIQ/PRN LIFE SUPPORT SERVICES, INC.

     I, Jay M. Kaplan, Senior Vice President and Chief Financial Officer of MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), hereby certify that I am the Senior Vice President and Chief Financial Officer of the Borrower, that I am familiar with its properties, businesses, assets, finances and operations and that I am duly authorized to execute this Solvency Certificate on behalf of the Borrower, which is being delivered pursuant to
Section 3.01(k)(xiv) of the Credit Agreement dated as of ______, 1998 (as it may be hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among the Borrower, MEDIQ Incorporated, a Delaware corporation (the "Parent Guarantor"), the lender parties from time to time party thereto (the "Lender Parties"), Banque Nationale de Paris, as administrative agent (the "Administrative Agent") for the Lender Parties, Swing Line Bank, Initial Issuing Bank, and Arranger, NationsBank, N.A. as syndication agent (the "Syndication Agent"), and Credit Suisse First Boston, as documentation agent (the "Documentation Agent" and, together with the Syndication Agent and the Administrative Agent, the "Agents") for the Lender Parties. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

     I further certify that I am familiar with the properties, businesses and assets of the Borrower and have carefully reviewed the Loan Documents, the Related Documents and the contents of this Solvency Certificate and, in connection herewith, have made such investigation and inquiries as I deem necessary and prudent therefor. I further certify, as the Senior Vice President and Chief Financial Officer of the Borrower, that the financial information and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

     To secure, among other things, the payment of the Borrower's Obligations under the Loan Documents, the Borrower has granted a security interest in certain Collateral, now owned or hereafter acquired by it, pursuant to the Collateral Documents.

     The Borrower understands that the Agents and the Lender Parties are relying on the truth and accuracy of this Solvency Certificate in connection with the transactions contemplated by the Loan Documents.

     I do hereby further certify, as the Senior Vice President and Chief Financial Officer of the Borrower, that:

     1. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the fair value of any and all property of the Borrower is greater than the total amount of liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of the Borrower.

     2. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the present fair saleable value of the assets of the Borrower exceeds the amount that will be required to pay the probable liabilities of the Borrower on its debts as they become absolute and matured.

     3. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the Borrower is not engaged in business or in a transaction, and is not about to engage in business or in a transaction, for which its capital would constitute unreasonably small capital (after giving due consideration to the prevailing practice in the industry in which it is engaged).

     4. The Borrower does not intend or believe that it will incur debts and liabilities that will be beyond its ability to pay as such debts or liabilities mature.

     5. The Borrower does not intend, in consummating the transactions contemplated by the Credit Agreement, the other Loan Documents, or the Related Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Borrower is or will become, on or after the date hereof, indebted.

     6. In reaching the conclusions set forth in this Solvency Certificate, I have considered, on behalf of the Borrower, among other things:

          (a) the cash and other assets of the Borrower reflected in the Financial Statements of the Borrower;

          (b) all contingent liabilities of the Borrower including, without limitation, any claims arising out of pending or threatened litigation against the Borrower, and in so doing, the Borrower has computed the amount of such liabilities as the amount that, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability (the "Contingent Liabilities");

          (c) all obligations and liabilities of the Borrower, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent (other than Contingent Liabilities);

          (d) historical and anticipated growth in sales volume of the Borrower and income stream generated by the Borrower as reflected in, among other things, the cash flow statements delivered as part of the Financial Statements;

          (e) the customary terms and trade payables of the Borrower;

          (f) the amount of the credit extended by and to customers of the Borrower;

          (g) the amortization requirements of the Credit Agreement and the Related Documents, the anticipated interest payable on the Advances and fees payable under the Credit Agreement;

          (h) the level of capital customarily maintained by the Borrower and other entities engaged in the same or similar business as the business of the Borrower; and

          (i) the environmental assessment reports delivered pursuant to Section 3.01(k)(xv) of the Credit Agreement.

     Delivery of an executed counterpart of a signature page to this Solvency Certificate by telecopier shall be effective as delivery of a manually executed counterpart of this Solvency Certificate.

     I have given this Solvency Certificate (a) solely in my capacity as an officer of the Borrower and not individually and (b) on the understanding, and subject to the condition, that I will have no personal liability on account of having given this Solvency Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Borrower this ___ day of _______, 1998.





                                             By_________________________________
                                               Name:  Jay M. Kaplan
                                               Title: Senior Vice Presient and
                                                      Chief Financial Officer

                                                                 EXHIBIT J-2 TO
                                                                 THE CREDIT
                                                                 AGREEMENT


                          FORM OF SOLVENCY CERTIFICATE

                              OF MEDIQ INCORPORATED

     I, Michael F. Sandler, Chief Financial Officer of MEDIQ Incorporated, a Delaware corporation ("MEDIQ"), hereby certify that I am the Chief Financial Officer of MEDIQ, that I am familiar with the properties, businesses, assets, finances and operations of MEDIQ and its Subsidiaries (collectively, the "Company"), and that I am duly authorized to execute this Solvency Certificate on behalf of MEDIQ, which is being delivered pursuant to Section 3.01(k)(xiv) of the Credit Agreement dated as of ________, 1998 (as it may be hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), MEDIQ (the "Parent Guarantor"), the lender parties from time to time party thereto (the "Lender Parties"), Banque Nationale de Paris, as administrative agent (the "Administrative Agent") for the Lender Parties, Swing Line Bank, Initial Issuing Bank, and Arranger, NationsBank, N.A. as syndication agent (the "Syndication Agent"), and Credit Suisse First Boston, as documentation agent (the "Documentation Agent" and, together with the Syndication Agent and the Administrative Agent, the "Agents") for the Lender Parties. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

     I further certify that I am familiar with the properties, businesses and assets of the Company and have carefully reviewed the Loan Documents, the Related Documents and the contents of this Solvency Certificate and, in connection herewith, have made such investigation and inquiries as I deem necessary and prudent therefor. I further certify, as the Senior Vice President and Chief Financial Officer of MEDIQ, that the financial information and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

     To secure, among other things, the payment of the Company's Obligations under the Loan Documents, the Company has granted a security interest in certain Collateral, now owned or hereafter acquired by it, pursuant to the Collateral Documents.

     The Company understands that the Agents and the Lender Parties are relying on the truth and accuracy of this Solvency Certificate in connection with the transactions contemplated by the Loan Documents.

     I do hereby further certify, as the Senior Vice President and Chief Financial Officer of MEDIQ, that:

     1. Attached hereto as Annex A are the projected consolidated financial statements of the Company on a monthly basis for the first two years following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Final Maturity Date (the "Projected Financial Statements") prepared by management in good faith. The Projected Financial Statements fairly present the best estimate of the future financial performance of the Company and are reasonable in light of the business conditions existing on the date hereof, although actual results during the periods covered by the Projected Financial Statements may differ materially from the projected results stated therein.

     2. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the fair value of any and all property of the Company is greater than the total amount of liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of the Company.

     3. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the present fair saleable value of the assets of the Company exceeds the amount that will be required to pay the probable liabilities of the Company on debts as they become absolute and matured.

     4. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which the capital of the Company would constitute unreasonably small capital (after giving due consideration to the prevailing practice in the industry in which the Company is engaged).

     5. The Company does not intend or believe that it will incur debts and liabilities that will be beyond its ability to pay as such debts or liabilities mature.

     6. The Company does not intend, in consummating the transactions contemplated by the Credit Agreement, the other Loan Documents, or the Related Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Company is or will become, on or after the date hereof, indebted.

     7. In reaching the conclusions set forth in this Solvency Certificate, I have considered, on behalf of the Company, among other things:

     (a) the cash and other assets of the Company;

     (b) all contingent liabilities of the Company including, without limitation, any claims arising out of pending or threatened litigation against the Company, and in so doing, the Company has computed the amount of such liabilities as the amount that, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability (the "Contingent Liabilities");

     (c) all obligations and liabilities of the Company, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent (other than Contingent Liabilities);

     (d) historical and anticipated growth in sales volume of the Company and income stream generated by the Company as reflected in, among other things, the cash flow statements delivered as part of the Projected Financial Statements;

     (e) the customary terms and trade payables of the Company;

     (f) the amount of the credit extended by and to customers of the Company;

     (g) the amortization requirements of the Credit Agreement and the Related Documents, the anticipated interest payable on the Advances and fees payable under the Credit Agreement;

     (h) the level of capital customarily maintained by the Company and other entities engaged in the same or similar business as the business of the Company;

     (i) the environmental assessment reports delivered pursuant to Section 3.01(k)(xv) of the Credit Agreement; and

     (j) the Projected Financial Statements.

     Delivery of an executed counterpart of a signature page to this Solvency Certificate by telecopier shall be effective as delivery of a manually executed counterpart of this Solvency Certificate.

     I have given this Solvency Certificate (a) solely in my capacity as an officer of MEDIQ and not individually and (b) on the understanding, and subject to the condition, that I will have no personal liability on account of having given this Solvency Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company this ___ day of ________, 1998.


                                            By
                                               --------------------------------
                                               Name:  Michael F. Sandler
                                               Title: Chief Financial Officer